Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-163906
58,106,852 Shares

Common Stock

The selling stockholders named in this prospectus are offering up to 58,106,852 shares of our common stock. The selling stockholders will receive all proceeds from the sale of the common stock, and therefore we will not receive any of the proceeds from their sale of the common stock.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “GSM.” On May 17, 2010, the closing price of our common stock on the NASDAQ Global Select Market was $12.00 per share. We expect that the selling stockholders will sell their shares of our common stock at prevailing market prices or privately negotiated prices. See also “Plan of Distribution.”

Investing in our common stock involves risks. See “Risk Factors” on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 28, 2010

You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is different. The securities are offered only in jurisdictions where offers and sales are permitted. The information appearing in this prospectus, as well as information in documents we previously filed with the Securities and Exchange Commission and incorporated herein by reference, may only be accurate as of their respective dates or on other dates which are specified in those documents, regardless of the time of delivery of this prospectus or of any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

PROSPECTUS SUMMARY

This summary does not contain all of the information that you should consider in making an investment decision. You should read the entire prospectus and the documents incorporated by reference before investing. Unless otherwise stated in this prospectus, references to “we,” “us” or “our company” refer to Globe Specialty Metals, Inc. and its subsidiaries.

Our Business

Overview

We are one of the leading manufacturers of silicon metal and silicon-based alloys. We own ten manufacturing facilities principally in three primary operating segments: GMI, our U.S. operations, including the Core Metals Group companies acquired on April 1, 2010; Globe Metais, our Brazilian operations, the manufacturing component of which was sold on November 5, 2009; and Globe Metales, our Argentine operations.

Our principal offices are located at One Penn Plaza, Suite 4125, 250 West 34th Street, New York, NY 10119. Our telephone number there is (212) 798-8122.

Risk Factors

Please read the section entitled “Risk Factors” for a discussion of the risk factors you should carefully consider before deciding to invest in our common stock.

The Offering

Issuer	Globe Specialty Metals, Inc.

Common Stock offered by the selling stockholders	A total of up to 58,106,852 shares held by the selling stockholders. The selling stockholders may or may not sell any or all of the shares that have been registered by us.

Common Stock outstanding	74,323,268 shares of common stock. Our outstanding shares exclude:

• 4,365,000 shares of common stock issuable upon the exercise of stock options outstanding as of May 17, 2010 at a weighted-average exercise price of $5.21 per share; and

• 631,919 shares of common stock reserved for future awards under our stock plan.

Use of Proceeds	We will not receive any proceeds from the sale of our common stock by the selling stockholders pursuant to this prospectus.

Risk Factors	Please read “Risk Factors” beginning on page 3 of this prospectus for a discussion of factors you should carefully consider before deciding to purchase shares of our common stock.

NASDAQ Global Select Market symbol	“GSM”

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should consider and read carefully all of the risks and uncertainties described below and in our annual report on Form 10-K and subsequent quarterly report on Form 10-Q, incorporated into this prospectus, together with all of the other information included or incorporated by reference in this prospectus, before deciding to invest in our common stock. If any of the events described in the risk factors actually occur, our business, business prospects, financial condition, results of operations or cash flows could be materially affected. In any such case, the trading price of our common stock could decline, and you could lose all or part of your investment. This prospectus also contains or incorporates by reference forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described.

Risks Associated with our Business and Industry

For a description of the risks associated with our business and industry please see the section entitled “Risk Factors” of our Annual Report on Form 10-K for the year ended June 30, 2009 and the section entitled “Risk Factors” of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.

Risks Related to the Offering

A substantial portion of our total outstanding shares may be sold into the market at any time. This could cause the market price of our common stock to drop significantly, regardless of our financial results.

All of the shares being sold in this offering will be freely tradable without restrictions or further registration under the federal securities laws, unless held by our “affiliates” as that term is defined in Rule 144 under the Securities Act. Sales of a substantial number of shares of our common stock, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock.

The concentration of our capital stock ownership among our largest stockholders, and their affiliates, will limit your ability to influence corporate matters.

Our four largest stockholders, including our Executive Chairman, together beneficially own approximately 40% of our outstanding common stock. Consequently, these stockholders have significant influence over all matters that require approval by our stockholders, including the election of directors and approval of significant corporate transactions. This concentration of ownership will limit your ability to influence corporate matters, and as a result, actions may be taken that you may not view as beneficial.

Our stock price may be volatile, and purchasers of our common stock could incur substantial losses.

Our stock price may be volatile. The stock market in general has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, you may not be able to sell your common stock at or above the price at which you purchase the shares. The market price for our common stock may be influenced by many factors, including:

•	the success of competitive products or technologies;

•	regulatory developments in the United States and foreign countries;

•	developments or disputes concerning patents or other proprietary rights;

•	the recruitment or departure of key personnel;

•	quarterly or annual variations in our financial results or those of companies that are perceived to be similar to us;

•	market conditions in the industries in which we compete and issuance of new or changed securities analysts’ reports or recommendations;

•	the failure of securities analysts to cover our common stock or changes in financial estimates by analysts;

•	the inability to meet the financial estimates of analysts who follow our common stock;

•	investor perception of our company and of the industry in which we compete; and

•	general economic, political and market conditions.

We do not expect to pay any cash dividends in the foreseeable future.

We intend to retain our future earnings, if any, to fund the development and growth of our business. In addition, the terms of any future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our common stock may be your sole source of gain for the foreseeable future.

Provisions of our certificate of incorporation and by-laws could discourage potential acquisition proposals and could deter or prevent a change in control.

Some provisions in our certificate of incorporation and by-laws, as well as Delaware statutes, may have the effect of delaying, deferring or preventing a change in control. These provisions, including those providing for the possible issuance of shares of our preferred stock and the right of the Board of Directors to amend the bylaws, may make it more difficult for other persons, without the approval of our Board of Directors, to make a tender offer or otherwise acquire a substantial number of shares of our common stock or to launch other takeover attempts that a stockholder might consider to be in his or her best interest. These provisions could limit the price that some investors might be willing to pay in the future for shares of our common stock.

DIVIDEND POLICY

At the present time, we intend to retain all of our available earnings generated by operations for the development and growth of the business. The decision to pay dividends is at the discretion of our Board of Directors and depends on our financial condition, results of operations, capital requirements and other factors that our Board of Directors deems relevant.

USE OF PROCEEDS

We will not receive any proceeds from the sale of our common stock by the selling stockholders pursuant to this prospectus.

PRICE RANGE OF OUR COMMON STOCK

Our common stock is listed on the NASDAQ Global Select Market under the symbol “GSM.” As of May 17, 2010, we had 74,323,268 shares of common stock outstanding and approximately 77 shareholders of record. The number of record holders does not include holders of shares in “street names” or persons, partnerships, associations, corporations or other entities identified in security position listings maintained by depositories.

The table below provides, for the periods indicated, the high and low sales price per share of our common stock, as quoted on the NASDAQ Global Select Market. Our shares have been traded on the NASDAQ Global Select Market since our initial U.S. public offering on July 30, 2009.

	High	Low

Fiscal Year 2010:
First Quarter (July 30, 2009 — September 30, 2009)	$9.22	$6.81
Second Quarter (October 1, 2009 — December 31, 2009)	9.75	7.60
Third Quarter (January 1, 2010 — March 31, 2010)	11.35	9.28
Fourth Quarter (April 1, 2010 — May 17, 2010)	12.74	10.36

PRINCIPAL STOCKHOLDERS

The following table sets forth information as of April 19, 2010, as to the beneficial ownership of our common stock, in each case, by:

•	each of our Named Executive Officers;

•	each of our directors;

•	all our current executive officers and directors as a group; and

•	each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of April 19, 2010, pursuant to the exercise of options, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage of ownership is based on 74,323,268 shares of common stock outstanding on April 19, 2010. Brokers or other nominees may hold shares of our common stock in “street name” for customers who are the beneficial owners of the shares. As a result, we may not be aware of each person or group of affiliated persons who own more than 5% of our common stock.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer listed is: c/o Globe Specialty Metals, Inc., One Penn Plaza, 250 West 34th Street, Suite 2514, New York, NY 10119.

	Shares	Percentage of Shares
Name of Beneficial Owner	Beneficially Owned	Beneficially Owned

Directors and Executive Officers:
Alan Kestenbaum(1)	11,502,505	15%
Jeff Bradley(2)	375,000	*
Arden Sims(3)	910,082	1%
Malcolm Appelbaum(4)	150,000	*
Stephen Lebowitz(5)	96,500	*
Theodore A. Heilman, Jr.(6)	740,373	*
Stuart E. Eizenstat(7)	13,060	*
Daniel Karosen(8)	13,570	*
Donald G. Barger, Jr(9)	14,135	*
Thomas A. Danjczek(10)	12,761	*
Franklin Lavin(11)	13,205	*
All directors and executive officers as a group (11 individuals)(12)	13,841,191	19%

Five Percent Stockholders:
Luxor Capital Group LP(13)	6,863,225	9%
D.E. Shaw Laminar International, Inc. and affiliates(14)	6,523,453	9%
FMR LLC(15)	5,937,564	8%
Goodman & Company, Investment Counsel Ltd.(16)	4,526,523	6%

*	Less than one (1%) percent.

(1)	Includes 375,000 shares issuable upon exercise of options exercisable within 60 days of April 19, 2010 and 77,967 shares subject to an escrow agreement and forfeiture in certain cases.

(2)	Includes 187,000 shares issuable upon exercise of options exercisable within 60 days of April 19, 2010.

(3)	Includes 125,000 shares issuable upon exercise of options exercisable within 60 days of April 19, 2010 and 19,112 shares subject to an escrow agreement and forfeiture in certain cases.

(4)	Includes 75,000 shares issuable upon exercise of options exercisable within 60 days of April 19, 2010.

(5)	Includes 37,500 shares issuable upon exercise of options exercisable within 60 days of April 19, 2010.

(6)	Includes 419 shares subject to an escrow agreement and forfeiture in certain cases.

(7)	Includes 6,250 shares issuable upon exercise of options exercisable within 60 days of April 19, 2010.

(8)	Includes 6,250 shares issuable upon exercise of options exercisable within 60 days of April 19, 2010.

(9)	Includes 6,250 shares issuable upon exercise of options exercisable within 60 days of April 19, 2010.

(10)	Includes 6,250 shares issuable upon exercise of options exercisable within 60 days of April 19, 2010.

(11)	Includes 6,250 shares issuable upon exercise of options exercisable within 60 days of April 19, 2010.

(12)	Includes 830,750 shares issuable upon exercise of options exercisable within 60 days of April 19, 2010 and 97,498 shares subject to an escrow agreement and forfeiture in certain cases.

(13)	Based upon an amended Schedule 13G filed with the SEC on February 16, 2010. Luxor Capital Group, LP (LCG) acts as the investment manager of proprietary private investment funds and separately managed accounts that own the shares, and as investment manager LCG may exercise dispositive and voting authority over the shares. Luxor Management, LLC is the general partner of LCG.

(14)	Based upon a Schedule 13G filed with the SEC on November 5, 2009. Consists of shares from D.E. Shaw Laminar International, Inc., D.E. Shaw Composite Side Pocket Series 1, L.L.C., and D.E. Shaw Composite Side Pocket Series 7, L.L.C., of which 112,282 shares are subject to an escrow agreement and forfeiture in certain cases. D.E. Shaw & Co., L.P., as investment adviser, has voting and investment control over the shares beneficially owned by D.E. Shaw Laminar International, Inc., D.E. Shaw Composite Side Pocket Series 1, L.L.C., and D.E. Shaw Composite Side Pocket Series 7, L.L.C.

(15)	Based upon a Schedule 13G filed with the SEC on February 16, 2010. Fidelity Management & Research Company (“Fidelity”), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR LLC and an adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of these shares of Globe Specialty Metals, Inc. (the “Company”) as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 (the “Funds”). FMR reported that it possessed sole voting and dispositive power of 5,937,564 shares. It also reported that it did not possess shared voting or dispositive power over any shares beneficially owned.

(16)	Based upon a Schedule 13G filed with the SEC on January 26, 2010. Goodman & Company, Investment Counsel Ltd. (“Goodman”), One Adelaide Street East, 29th Floor, Toronto, Ontario, Canada, M5C 2V9, is the beneficial owner of these shares which are held by mutual funds or other client accounts managed by them acting as Investment Counsel and Portfolio Manager. Goodman reported that it possessed sole voting and dispositive power of 4,526,523 shares. It also reported that it did not possess shared voting or dispositive power over any shares beneficially owned.

SELLING STOCKHOLDERS

The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the shares of common stock set forth below in the column entitled “Shares Being Offered Pursuant to This Prospectus.” When we refer to the selling stockholders in this prospectus, we mean those persons listed in the table below, as well as the permitted transferees, pledgees, donees, assignees, successors and others who later come to hold any of the selling stockholders’ interests other than through a public sale.

The table below sets forth the name of each selling stockholder and the number of shares of common stock that each selling stockholder may offer pursuant to this prospectus. Unless otherwise noted in the footnotes to the table below, the information regarding the number of “Shares Beneficially Owned by the Selling Stockholders Before the Offering” is based on information provided to us by those stockholders or reported to the SEC on Schedule 13G. Except as noted in the footnotes to the table below, we are not aware of any sale of shares by the selling stockholders subsequent to October 15, 2009 pursuant to the registration statement previously filed on Form S-1 (File No. 333-160973). Except as noted below, none of the selling stockholders has, or within the past three years has had, any material relationship with us or any of our affiliates.

Based on the information provided to us by the selling stockholders, assuming that the selling stockholders sell all of the shares of common stock beneficially owned by them that have been registered by us and do not acquire any additional shares of common stock, each selling stockholder will not beneficially own any shares of common stock other than the shares of common stock appearing in the column entitled “Shares Beneficially Owned After This Offering.” We cannot advise you as to whether the selling stockholders will in fact sell any or all of such shares. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of common stock after the date on which each selling stockholder actually provided the information set forth in the table below.

		Shares
		Being
		Offered
		Pursuant
		to This
	Shares	Prospectus
	Beneficially	(Maximum	Shares	Percentage
	Owned	Number	Beneficially	Beneficially Owned
	Before	That May	Owned After	Before	After
Name of Selling Stockholder	This Offering	be Sold)	This Offering	Offering	Offering

Alan Kestenbaum **†(1)	11,510,205	10,760,205	750,000	15%	1%
Luxor Capital Group LP†(2)	7,005,212	7,005,212	—	9%	—
Plainfield Asset Management LLC†(3)	6,914,443	6,914,443	—	9%	—
D.E. Shaw Laminar International, Inc. and affiliates†(4)	6,523,453	6,523,453	—	9%	—
FMR LLC†(5)	6,032,260	4,948,741	1,083,519	8%	1%
Franklin Mutual Advisers, LLC†(6)	3,090,952	3,090,952	—	4%	—
Cartesian Capital Group, LLC†(7)	2,746,962	2,746,962	—	4%	—
Corsair Capital Management†(8)	2,364,352	2,364,352	—	3%	—
Samlyn Capital LLC†(9)	1,819,647	1,819,647	—	2%	—
Michael Barenholtz†(10)	1,660,425	1,660,425	—	2%	—
Steven Major†(11)	1,256,067	516,447	739,620	2%	1%
Arch Capital Investors, LP†(12)	981,000	981,000	—	1%	—
Perry Corp.†(13)	933,776	386,900	546,876	1%	*
Trellus Management Co., LLC†(14)	905,000	905,000	—	1%	—
Arden Sims **†(15)	910,082	660,082	250,000	1%	*
Tensor Opportunity Equities Ltd.(16)	750,000	750,000	—	*	—
Theodore A. Heilman, Jr. **†(17)	740,373	240,373	500,000	*	*

		Shares
		Being
		Offered
		Pursuant
		to This
	Shares	Prospectus
	Beneficially	(Maximum	Shares	Percentage
	Owned	Number	Beneficially	Beneficially Owned
	Before	That May	Owned After	Before	After
Name of Selling Stockholder	This Offering	be Sold)	This Offering	Offering	Offering

Eastern Advisors Capital†(18)	710,725	710,725	—	*	—
Super Energy Co. Limited†(19)	540,551	540,551	—	*	—
Jonathan Lee†(20)	471,452	471,452	—	*	—
Serengeti Asset Management LP†(21)	450,000	450,000	—	*	—
Canyon Capital Advisors LP†(22)	443,112	443,112	—	*	—
Wasatch Funds(23)	426,585	426,585	—	*	—
Jay Petscheck†	365,198	365,198	—	*	—
BNP Paribas(24)	230,564	230,564	—	*	—
U Capital Partners LP†(25)	200,390	200,390	—	*	—
Long Ball Partners, LLC†(26)	170,104	170,104	—	*	—
Rockwood Group LLC(27)	145,668	145,668	—	*	—
Cetus Capital, LLC†(28)	134,010	134,010	—	*	—
Lyrical Partners, L.P.†(29)	124,000	124,000	—	*	—
Whitebox Advisors, LLC†(30)	89,314	89,314	—	*	—
Sheldon Goldman†	78,372	78,372	—	*	—
Birch Run Capital LLC(31)	76,900	76,900	—	*	—
Eric E. Chen†	60,000	60,000	—	*	—
U Capital Offshore Investments LP†(32)	58,940	58,940	—	*	—
Periscope Partners L.P.†(33)	48,495	48,495	—	*	—
SFG Global Fund†(34)	40,500	40,500	—	*	—
Schindlers Reg. Treuunternehmen(35)	34,540	34,540	—	*	—
Renstone Investment Limited†(36)	33,333	33,333	—	*	—
Kamyar Vaghar Vincent	27,000	27,000	—	*	—
LKES Ltd.(37)	25,236	25,236	—	*	—
Brad Gold	25,000	25,000	—	*	—
Cedarview Capital Management, L.P.†(38)	20,400	20,400	—	*	—
Glickenhaus & Co.†(39)	17,000	17,000	—	*	—
Anson Beard†	15,500	15,500	—	*	—
Marlin Perkins **†	13,410	13,410	—	*	—
Jefferies International Ltd.(40)	11,702	11,702	—	*	—
Hayes Kern ***†	11,175	11,175	—	*	—
Duane Huck **†	11,175	11,175	—	*	—
Alec Henry†	8,498	8,498	—	*	—
Institutional Benchmark Series (Master Feeder) Limited in Respect of Centaur†(41)	7,252	7,252	—	*	—
WPS Capital Fund, LLC(42)	7,000	4,000	3,000	*	*
Daniel Karosen **†(43)	13,570	171	13,399	*	*
Stuart Eizenstat **†(44)	13,060	110	12,950	*	*
Jonathan Hollander	6,200	6,200	—	*	—
Sam Berger†	5,622	5,622	—	*	—
Ronald Black†	5,250	5,250	—	*	—

		Shares
		Being
		Offered
		Pursuant
		to This
	Shares	Prospectus
	Beneficially	(Maximum	Shares	Percentage
	Owned	Number	Beneficially	Beneficially Owned
	Before	That May	Owned After	Before	After
Name of Selling Stockholder	This Offering	be Sold)	This Offering	Offering	Offering

Uniwire International Limited Profit Sharing Plan†(45)	4,877	4,877	—	*	—
Kasemsante Boonswang†	4,000	4,000	—	*	—
Azai Appelbaum†	3,808	3,808	—	*	—
Fort Vale Engineering Limited(46)	3,150	3,150	—	*	—
Lewis Kessler	2,500	2,500	—	*	—
Archer Capital Management LP†(47)	2,240	2,240	—	*	—
Dr. H.J. Beentje	1,370	1,370	—	*	—
Barry Allan Mosheim†	1,330	1,330	—	*	—
Andrew Mies†	1,268	1,268	—	*	—
Tommy Hess†	975	975	—	*	—
Mordechai Pluchenik†	975	975	—	*	—
Elie Mishaan†	679	679	—	*	—
Jennifer Furr	500	500	—	*	—
Jonathan Meltzer	150	150	—	*	—
All other selling stockholders	657,382	657,382	—	*	—

*	Less than one (1%) percent.

**	Individual listed is one of our officers or directors.

***	Individual listed is a former officer of a subsidiary of the company.

†	All of the shares held by this holder were registered pursuant to the Registration Statement (File No. 333-160973), previously filed by the Registrant on Form S-1.

(1)	Includes 77,658 shares subject to an escrow agreement and forfeiture in certain cases. Shares Beneficially Owned Before This Offering include 375,000 shares issuable upon exercise of options exercisable within 60 days of April 19, 2010. Since October 15, 2009, Mr. Kestenbaum has made gifts of 7,700 shares registered pursuant to this registration statement.

(2)	Luxor Capital Group, LP (LCG) acts as the investment manager of proprietary private investment funds and separately managed accounts that own the shares, and as investment manager LCG may exercise dispositive and voting authority over the shares. Luxor Management, LLC is the general partner of LCG. Mr. Christian Leone is the managing member of Luxor Management, LLC. LCG Holdings, LLC is the general partner or managing member of the proprietary private investment funds organized in the United States. Mr. Leone is the managing member of LCG Holdings, LLC. For a description of other material relationships the selling stockholder has had with the company, see the section entitled “Certain Relationships and Related Party Transactions” in our Annual Report on Form 10-K filed on October 5, 2009. Since October 15, 2009, based on our knowledge and belief as of the date hereof, Luxor Capital Group, LP has sold 141,987 shares.

(3)	Includes 32,601 shares subject to an escrow agreement and forfeiture in certain cases. Max Holmes, Chief Investment Officer of Plainfield Asset Management LLC (Plainfield), has the power to direct investments and/or vote the securities held by the affiliates of Plainfield, for which Plainfield serves as investment manager. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Plainfield and Max Holmes may be deemed to be a beneficial owner of such securities; however, Plainfield and Max Holmes each expressly disclaim beneficial ownership of such securities. For a description of other material relationships the selling stockholder has had with the company, see the section entitled “Certain Relationships and Related Party Transactions” in our Annual Report on Form 10-K filed on October 5, 2009. Since October 15, 2009, based on our knowledge and belief as of the date hereof, Plainfield Asset Management LLC has sold 3,448,771 of its shares.

(4)	Consists of shares from D.E. Shaw Laminar International, Inc., D.E. Shaw Composite Side Pocket Series 1, L.L.C., and D.E. Shaw Composite Side Pocket Series 7, L.L.C., of which 112,282 shares are subject to an escrow agreement and forfeiture in certain cases. D.E. Shaw & Co., L.P., as investment adviser, has voting and investment control over the shares beneficially owned by D.E. Shaw Laminar International, Inc., D.E. Shaw Composite Side Pocket Series 1, L.L.C., and D.E. Shaw Composite Side Pocket Series 7, L.L.C. Julius Gaudio, Eric Wepsic, Maximilian Stone, Anne Dinning, and Lou Salkind, or their designees, exercise voting and investment control over the shares on D.E. Shaw & Co., L.P.’s behalf. For a description of other material relationships the selling stockholder has had with the company, see the section entitled “Certain Relationships and Related Party Transactions” in our Annual Report on Form 10-K filed on October 5, 2009.

(5)	Fidelity Management & Research Company (“Fidelity”), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR LLC and an adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 5,937,641 shares of Globe Specialty Metals, Inc. (the “Company”) as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 (the “Funds”). Edward C. Johnson 3d, Chairman of FMR LLC, and FMR LLC, through its control of Fidelity, and the Funds each has sole power to dispose of the 5,937,641 shares owned by the Funds. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Board of Trustees.

Pyramis Global Advisors Trust Company (“PGATC”), 900 Salem Street, Smithfield, Rhode Island, 02917, an indirect wholly-owned subsidiary of FMR LLC and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 1,100 shares of the Company as a result of its serving as investment manager of institutional account(s) owning such shares. Edward C. Johnson 3d and FMR LLC, through its control of PGATC, each has sole dispositive power over 1,100 shares. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or to direct the voting of these shares.

The shares reported as beneficially owned by FMR LLC also includes shares beneficially owned by FIL Limited (“FIL”), Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda, and various foreign-based subsidiaries of FIL that provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. FIL is the beneficial owner of 93,519 shares of the Company. FIL has sole dispositive power over 93,519 shares and sole power to vote or to direct the voting of 93,519 shares of common stock owned by the account(s) managed by FIL as reported above.

FMR LLC and FIL are separate and independent corporate entities, and their Boards of Directors are generally composed of different individuals. FMR LLC and FIL are of the view that they are not acting as a “Group” for purposes of Section 13(d) under the Securities Exchange Act of 1934 (the “1934 Act”) and that they are not otherwise required to attribute to each other the “beneficial ownership” of securities “beneficially owned” by the other corporation within the meaning of Rule 13d-3 promulgated under the 1934 Act. Therefore, they are of the view that the shares held by the other corporation need not be aggregated for purposes of Section 13(d). However, FMR LLC reports beneficial ownership of shares for purposes of Section 13(d) under the 1934 Act on a voluntary basis as if all of the shares are beneficially owned by FMR LLC and FIL on a joint basis. Since October 15, 2009, based on our knowledge and belief as of the date hereof, FMR LLC has sold 94,696 shares.

The following table identifies the specific Funds that are participating in this offering pursuant to this registration statement, and includes, for each Fund, the total number of common shares owned before the offering and the number of shares being offered:

	Total No. of	No. of
	Common	Common
	Shares	Shares Being
Fund	Owned	Offered

Variable Insurance Products Fund III: Value Strategies Portfolio	140,455	109,855
Variable Insurance Products Fund II: Contrafund Portfolio	2,251,833	2,093,133
Fidelity Devonshire Trust: Fidelity Series All-Sector Equity Fund	645,208	577,108
Fidelity Advisor Series I: Fidelity Advisor Balanced Fund	84,100	78,300
Fidelity Puritan Trust: Fidelity Balanced Fund	1,697,000	1,579,600
Fidelity Advisor Series I: Fidelity Advisor Value Strategies Fund	462,145	360,745
Fidelity Mt. Vernon Street Trust: Fidelity New Millennium Fund	150,000	150,000

(6)	The selling stockholder has indicated that Franklin Mutual Advisers, LLC (FMA) is an investment adviser registered under the Investment Advisers Act of 1940 and serves as investment adviser with power to direct investments and/or sole power to vote these securities. Peter Langerman, President of FMA, exercises dispositive and voting authority over the shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, FMA and Peter Langerman are deemed to be beneficial owners of such securities; however, FMA and Peter Langerman each expressly disclaim beneficial ownership of such securities. The selling stockholder has also advised us that it is affiliated with a registered broker-dealer, that it acquired its shares in the ordinary course of business and at the time of the acquisition did not have any arrangements or understandings with any person to distribute the securities.

(7)	Peter M. Yu, Managing Partner, exercises dispositive and voting authority over the shares. Since October 15, 2009, based on our knowledge and belief as of the date hereof, Cartesian Capital Group, LLC has sold 160,000 of its shares.

(8)	Corsair Capital Management LLC (Corsair) serves as investment manager of various individuals and private investment funds. Corsair shares with such individuals and funds the power to direct investments and/or vote the securities owned by them. Corsair is controlled by Steven Major and Jay Petschek, each of whom may be deemed to have beneficial ownership of the shares beneficially owned by Corsair for purposes of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended. Since October 15, 2009, based on our knowledge and belief as of the date hereof, Corsair Capital Management LLC has sold 516,140 of its shares.

(9)	Robert Pohly, Managing Member, exercises dispositive and voting authority over the shares.

(10)	Michael Barenholtz previously served as one of our officers. Includes 3,465 shares subject to an escrow agreement and forfeiture in certain cases.

(11)	Includes 20,200 shares held in an Individual Retirement Account. 124,931 of the shares held by this holder were registered pursuant to the Registration Statement (File No. 333-160973), previously filed by the Registrant on Form S-1.

(12)	Stephen Korn, Principal, exercises dispositive and voting authority over the shares. 388,097 of the shares held by this holder were registered pursuant to the Registration Statement (File No. 333-160973), previously filed by the Registrant on Form S-1.

(13)	Includes shares held for accounts of two private investment funds for which Perry Corp., a registered investment advisor under the Investment Advisors Act of 1940, acts as managing general partner or investment manager. Richard Perry is the sole stockholder and President of Perry Corp. Perry Corp. and Richard Perry have voting and investment power with respect to the foregoing securities, but each disclaims beneficial ownership of such securities except to the extent of any pecuniary interest therein for purposes of Section 16 of the Securities Exchange Act of 1934.

(14)	Adam Usdan, President of Trellus Management, exercises dispositive and voting authority over the shares.

(15)	Includes 19,112 shares subject to an escrow agreement and forfeiture in certain cases. Shares Beneficially Owned Before This Offering include 125,000 shares issuable upon exercise of options exercisable within 60 days of April 19, 2009.

(16)	Kevin Barrett, Chief Financial Officer of EMS Capital LP, the investment manager of the stockholder, exercises dispositive and voting authority over the shares.

(17)	Includes 419 shares subject to an escrow agreement and forfeiture in certain cases. Shares Beneficially Owned Before This Offering include 500,000 shares issuable upon exercise of options exercisable within 60 days of October 5, 2009.

(18)	Scott V. Booth, Managing Partner, exercises dispositive and voting authority over the shares.

(19)	Includes 27,028 shares subject to an escrow agreement and forfeiture in certain cases. Shih Tzu Wu is authorized to exercise dispositive and voting authority over these shares.

(20)	Includes 8,563 shares subject to an escrow agreement and forfeiture in certain cases.

(21)	Joseph A. LaNasa III, Director of Serengeti Asset Management LP, exercises dispositive and voting authority over the shares. Since October 15, 2009, based on our knowledge and belief as of the date hereof, Serengeti Asset Management LP has sold all of these shares.

(22)	Amounts include: (a) 270,208 shares of common stock held by The Canyon Value Realization Fund (Cayman), Ltd., or CVRF; (b) 109,847 shares of common stock held by Canyon Value Realization Fund, L.P., or VRF; (c) 45,035 shares of common stock held by Canyon Balanced Master Fund, Ltd., or CBF; (d) 13,517 shares of common stock held by Canyon Value Realization MAC-18, Ltd., or MAC-18; and (e) 4,505 shares of common stock held by Citi Canyon, Ltd., or CITI. Canyon Capital Advisors LLC acts as the investment manager of each of CVRF, VRF, CBF, MAC-18 and CITI, or collectively, Canyon-Related Entities, and as investment manager Canyon Capital Advisors LLC may exercise dispositive and voting authority over the shares. Joshua S. Friedman and Mitchell R. Julis are Co-Chairmen and Co-Chief Executive Officers of Canyon Capital Advisors LLC. Each of Messrs. Friedman and Julis disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Since October 15, 2009, based on our knowledge and belief as of the date hereof, Canyon Capital Advisors LP has sold all of these shares.

(23)	Jim Larkins and Brian Bythrow, each a Portfolio Manager, exercise dispositive and voting authority over the shares.

(24)	John Carneglia, Prime Brokerage Sales Trader, exercises dispositive and voting authority over the shares.

(25)	Jonathan Urfrig, Managing Member of the General Partner, U Capital Group, LLC, exercises dispositive and voting authority over the shares.

(26)	Mark Martis, Chief Operating Officer, exercises dispositive and voting authority over the shares. Since October 15, 2009, based on our knowledge and belief as of the date hereof, Long Ball Partners, LLC has sold all of these shares.

(27)	Dan Purjes, Managing Member, exercises dispositive and voting authority over the shares.

(28)	Richard Maybaum, Managing Director of Cetus Capital, LLC, exercises dispositive and voting authority over the shares.

(29)	Lyrical Partners, L.P. acts as the investment manager of private investment funds that own the shares, and as investment manager, Lyrical Partners, L.P. may exercise dispositive and voting authority over the shares. Jeffrey Keswin is the Managing Partner of Lyrical Partners, L.P.

(30)	Whitebox Advisors, LLC acts as the investment manager of private investment funds that own the shares, and as investment manager, Whitebox Advisors, LLC may exercise dispositive and voting authority over the shares. Andrew Redleaf is the Chief Executive Officer and Managing Partner of Whitebox Advisors, LLC. Since October 15, 2009, based on our knowledge and belief as of the date hereof, Whitebox Advisors, LLC has sold all of these shares.

(31)	Gregory H. Smith and Daniel Beltzman, each a Manager, exercise dispositive and voting authority over the shares.

(32)	Jonathan Urfrig, Managing Member of the General Partner, U Capital Group, LLC, exercises dispositive and voting authority over the shares.

(33)	Leon Frenkel, General Partner, exercises dispositive and voting authority over the shares.

(34)	Chris Jackson, President of SFG Asset Advisors, the investment manager, exercises dispositive and voting authority over the shares.

(35)	Mandy Feldman, Alex Goodman, and Hilton Schindler, Trustees, exercise dispositive and voting authority over the shares.

(36)	Ben Lister, authorized person, exercises dispositive and voting authority over the shares.

(37)	Jacques Ollech exercises dispositive and voting authority over the shares.

(38)	Cedarview Capital Management, L.P. acts as the investment manager of private investment funds that own the shares, and as investment manager, Cedarview Capital Management, L.P. may exercise dispositive and voting authority over the shares. Burton Weinstein is the Managing Partner of Cedarview Capital Management, L.P.

(39)	Seth M. Glickenhaus, Senior Partner of Glickenhaus & Co., exercises dispositive and voting authority over the shares.

(40)	Omar Saad, the Head of International Equity Trading, exercises dispositive and voting authority over the shares.

(41)	Francois Bocqueraz and Didier Centis each exercises dispositive and voting authority over the shares. Since October 15, 2009, based on our knowledge and belief as of the date hereof, Institutional Benchmarks has sold all of these shares.

(42)	W. Patrick Schubmehl, Jr., Portfolio Manager, exercises dispositive and voting authority over the shares.

(43)	Shares Beneficially Owned Before This Offering include 6,250 shares issuable upon exercise of options exercisable within 60 days of April 19, 2010.

(44)	Shares Beneficially Owned Before This Offering include 6,250 shares issuable upon exercise of options exercisable within 60 days of April 19, 2010.

(45)	Jonathan Tulkoff, Trustee of Uniwire International Limited Profit Sharing Plan, exercises dispositive and voting authority over the shares.

(46)	Edward Sagar Fort OBE, Founder and Chairman, Edward Martin Drury, Financial Director, and John Horsfall, IT Director, exercise dispositive and voting authority over the shares.

(47)	Joshua Lobel and Eric Edidin, each an authorized person, have dispositive and voting authority over the shares.

DESCRIPTION OF CAPITAL STOCK

We are authorized to issue 150,000,000 shares of common stock, $.0001 par value per share, and 1,000,000 shares of preferred stock, $.0001 par value per share, and there are no shares of preferred stock outstanding on May 17, 2010. As of May 17, 2010, we had 74,323,268 shares of common stock outstanding held of record by 77 stockholders and at May 17, 2010 there were outstanding options to purchase 4,365,000 shares of common stock.

Common Stock

Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our Board of Directors out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid and non-assessable. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Preferred Stock

The preferred stock, if issued, would have priority over the common stock with respect to dividends and other distributions, including the distribution of assets upon liquidation. Our Board of Directors has the authority, without further stockholder authorization, to issue from time to time shares of preferred stock in one or more series and to fix the terms, limitations, relative rights and preferences and variations of each series. Although we have no present plans to issue any shares of preferred stock, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could decrease the amount of earnings and assets available for distribution to the holders of common stock, could adversely affect the rights and powers, including voting rights, of the common stock, and could have the effect of delaying, deterring or preventing a change in control of us or an unsolicited acquisition proposal.

Certain Provisions of Our Amended and Restated Certificate of Incorporation and Bylaws

Provisions of our amended and restated certificate of incorporation and amended and restated bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.

Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:

•	permit our Board of Directors to issue up to 1,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate;

•	provide that the authorized number of directors may be changed only by resolution of the Board of Directors;

•	provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder’s notice;

•	do not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose;

•	provide that special meetings of our stockholders may be called only by the Board of Directors or by the chief executive officer, president or secretary pursuant to a written request by a majority of directors or the written request of at least 10% of all outstanding shares entitled to vote on the action proposed; and

•	provide that our amended and restated bylaws can be amended or repealed at any regular or special meeting of stockholders or by the affirmative vote of a majority of the entire Board of Directors.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Computershare Trust Company N.A. Its telephone number is 800-962-4284.

Listing

Our common stock is listed on The NASDAQ Global Select Market under the symbol “GSM.”

PLAN OF DISTRIBUTION

The selling stockholders, or their pledgees, donees, transferees, or any of their successors in interest selling shares received from a named selling stockholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling stockholders), may sell the shares of common stock offered by this prospectus from time to time on any stock exchange or automated interdealer quotation system on which the common stock is listed or quoted at the time of sale, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling stockholders may sell the shares by one or more of the following methods, without limitation:

•	block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

•	an exchange distribution in accordance with the rules of any stock exchange on which the common stock is listed;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	privately negotiated transactions;

•	short sales;

•	through the writing of options on the shares, whether or not the options are listed on an options exchange;

•	through the distribution of the shares by any selling stockholder to its partners, members or stockholders;

•	one or more underwritten offerings on a firm commitment or best efforts basis; and

•	any combination of any of these methods of sale.

These transactions may include crosses, which are transactions in which the same broker acts as an agent on both sides of the trade. The selling stockholders may also transfer the shares by gift. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale of the shares offered hereby. The selling stockholders have advised us that they have not entered into any agreements, arrangements or understandings for the sale of any of their shares.

The selling stockholders may sell shares directly to market makers acting as principals and/or to brokers and dealers, acting as agents for themselves or their customers. Brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the shares. Broker-dealers may agree with a selling stockholder to sell a specified number of the shares at a stipulated price per share. If the broker-dealer is unable to sell shares acting as agent for a selling stockholder, it may purchase as principal any unsold shares at the stipulated price. Broker-dealers who acquire shares as principals may thereafter resell the shares from time to time in transactions in any stock exchange or automated interdealer quotation system on which the common stock is then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling stockholders may also sell the shares in accordance with Rule 144 or Rule 144A under the Securities Act. In order to comply with the securities laws of some states, if applicable, the shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares owned by them. The pledgees, secured parties or person to whom the shares have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders. The number of a selling stockholder’s shares offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder’s shares will otherwise remain unchanged. In addition, a selling stockholder may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.

A selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with that selling stockholder, including, without limitation, in connection with distributions of the shares by those broker-dealers. A selling stockholder may enter into option or other transactions with broker-dealers, who may then resell or otherwise transfer those shares pursuant to this prospectus, as supplemented or amended to reflect such transactions. A selling stockholder may also loan or pledge the shares offered by this prospectus to a broker-dealer and the broker-dealer may sell the shares offered by this prospectus so loaned or upon a default may sell or otherwise transfer the pledged shares offered by this prospectus.

To the extent required under the Securities Act, the aggregate amount of selling stockholders’ shares being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters, any applicable commission and other material facts with respect to a particular offer will be set forth in an accompanying prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part, as appropriate. Any underwriters, dealers, brokers or agents participating in the distribution of the shares may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling stockholder and/or purchasers of selling stockholders’ shares, for whom they may act (which compensation as to a particular broker-dealer might be less than or in excess of customary commissions). Neither we nor any selling stockholder can presently estimate the amount of any such compensation.

The selling stockholders and any underwriters, brokers, dealers or agents that participate in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts and commissions. If a selling stockholder is deemed to be an underwriter, the selling stockholder may be subject to certain statutory liabilities including, but not limited to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act. Selling stockholders who are deemed underwriters within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The SEC staff is of a view that selling stockholders who are registered broker-dealers or affiliates of registered broker-dealers may be underwriters under the Securities Act. In compliance with the guidelines of the Financial Industry Regulatory Authority (FINRA), the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not exceed 8% for the sale of any shares registered hereunder. We will not pay any compensation or give any discounts or commissions to any underwriter in connection with the shares being offered by this prospectus.

The selling stockholders and other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act, and the rules and regulations under the Securities Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares by the selling stockholders and any other person. The anti-manipulation rules under the Securities Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the particular shares being distributed. These restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the common stock. The selling stockholders have acknowledged that they understand their obligations to comply with the provisions of the Securities Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M.

The shares offered by this prospectus were originally issued to the selling stockholders pursuant to an exemption from the registration requirements of the Securities Act. We agreed to register certain of the shares under the Securities Act, and we intend to keep the registration statement of which this prospectus is a part effective until the earliest of:

•	the date on which the shares offered hereby have been sold in accordance with this prospectus and the registration statement to which this prospectus relates;

•	the date on which the shares offered hereby are distributed to the public pursuant to Rule 144 under the Securities Act (or any similar provision then in effect) or are saleable pursuant to Rule 144 under the Securities Act;

•	the shares offered hereby are no longer outstanding; or

•	October 15, 2010.

We may suspend offers and sales of the shares pursuant to the registration statement to which this prospectus relates in certain circumstances.

We have agreed to pay all expenses incident to the registration of the shares, but not including broker or underwriting discounts and commissions or any transfer taxes relating to the sale or disposition of the shares by the selling stockholders.

The aggregate proceeds to the selling stockholders from the sale of the shares offered by them will be the purchase price of the shares less discounts and commissions, if any. If the shares are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts and commissions and/or agent’s commissions. We will not receive any proceeds from sales of any shares by the selling stockholders.

We cannot assure you that the selling stockholders will sell all or any portion of the shares offered by this prospectus. In addition, we cannot assure you that a selling stockholder will not transfer shares by other means not described in this prospectus.

CUSIP Number

The Committee on Uniform Securities Identification Procedures assigns a unique number, known as a CUSIP number, to a class or issue of securities in which all of the securities have similar rights. Prior to any registered resale, all of the securities covered by this prospectus are restricted securities under Rule 144 and their CUSIP number refers to such restricted status.

Any sales of our shares by means of this prospectus must be settled with shares bearing our general (not necessarily restricted) common stock CUSIP number. A selling stockholder named in this prospectus may obtain shares bearing our general common stock CUSIP number for settlement purposes by presenting the shares to be sold (with a restricted CUSIP) to our transfer agent, Computershare Trust Company N.A. The process of obtaining such shares might take a number of business days. SEC rules generally require trades in the secondary market to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, a selling stockholder who holds securities with a restricted CUSIP at the time of the trade might wish to specify an alternate settlement cycle at the time of any such trade to provide sufficient time to obtain the shares with an unrestricted CUSIP in order to prevent a failed settlement.

INFORMATION INCORPORATED BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” information we file with it. This means that we can disclose important information to you by referring you to those documents. Any information we reference in this manner is considered part of this prospectus. Information contained in this prospectus supersedes information incorporated by reference that we have filed with the Securities and Exchange Commission prior to the date of this prospectus. We incorporate by reference the documents listed below, except to the extent that any information contained in any such document is deemed “furnished” in accordance with the rules of the Securities and Exchange Commission:

•	Our Annual Report on Form 10-K for the year ended June 30, 2009 filed on October 5, 2009;

•	Our Current Report on Form 8-K filed on November 12, 2009, including the unaudited pro forma condensed consolidated financial statements included as Exhibit 99.2 thereto;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009 filed on November 16, 2009;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2009 filed on February 16, 2010;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010 filed on May 17, 2010;

•	Our Current Report on Form 8-K filed on April 1, 2010; and

•	Our Current Report on Form 8-K filed on April 6, 2010.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that we incorporate by reference in this prospectus contained in the registration statement (except exhibits to the documents that are not specifically incorporated by reference) at no cost to you, by writing or calling us at:

Globe Specialty Metals, Inc.
One Penn Plaza, Suite 4125
250 West 34th Street
New York, NY 10119
(212) 798-8122

Information about us, including the documents incorporated by reference to this prospectus, is also available at our website at http://www.glbsm.com. However, the information in our website is not a part of this prospectus, and other than the documents specifically incorporated by reference, is not incorporated by reference into this prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits and schedules, under the Securities Act with respect to this offering of our securities. The registration statement contains additional information about us and our stock. The rules and regulations of the SEC permit us to omit from this prospectus certain information included in the registration statement. We refer you to the registration statement for further information about us, our stock and this offering. The registration statement and its exhibits and schedules, as well as any other documents that we have filed with the SEC, can be read and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov that contains the registration statement and other reports, proxy and information statements and information that we file electronically with the SEC.

We file annual, quarterly and current reports, proxy statements and other information with the SEC and make these filings available on our website. You may read and copy any reports, statements or other information on file at the public reference rooms. You can also request copies of these documents, for a copying fee, by writing to the SEC, or you can review these documents on the SEC’s website, as described above. In addition, we provide electronic or paper copies of our filings free of charge upon request.

LEGAL MATTERS

The validity of the securities offered in this prospectus is being passed upon for us by Arent Fox LLP, Washington DC.

EXPERTS

The consolidated financial statements of Globe Specialty Metals, Inc. and subsidiary companies as of June 30, 2009 and 2008, and for each of the years in the three-year period ended June 30, 2009, have been incorporated herein by reference in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Globe Metallurgical, Inc. and Subsidiaries as of November 12, 2006 and for the period from July 1, 2006 to November 12, 2006, have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The audited consolidated financial statements of Globe Metallurgical, Inc. as of and for each of the years ended June 30, 2006 and June 30, 2005, have been included herein and in the registration statement in reliance upon the audited reports of Hobe and Lucas Certified Public Accountants, Inc., independent registered public accounting firm, for the audited reports as of and for the years ended June 30, 2006 and June 30, 2005 appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The audited financial statements of Globe Metais S. A. (formerly Camargo Correa Metais S.A.) as of December 31, 2006 and 2005 and for the years ended December 31, 2006, 2005 and 2004, and their accompanying notes thereto, included in this Prospectus have been audited by BDO, independent auditors, as stated in their report appearing elsewhere herein and are included in reliance upon the report of such firm given upon their authority as an expert in accounting and auditing.

The audited financial statements of Globe Metales S. A. (formerly Stein Ferroaleaciones S.A.C.I.F.yA.) as of June 30, 2006 and 2005 and for the years ended June 30, 2006, 2005 and 2004, included in this registration statement have been audited by Deloitte & Co. S.R.L., independent auditors, as stated in their report appearing herein (which report expressed an unqualified opinion and included an explanatory paragraph stating that accounting principles generally accepted in Buenos Aires City, Argentina vary in certain significant respects from accounting principles generally accepted in the United States of America, and that the information relating to the nature and effect on such differences is presented in Notes 16 and 17 to the financial statements), and are included in reliance upon the report of such firm given upon their authority as an expert in accounting and auditing.

The audited financial statements of Solsil, Inc. as of June 30, 2007 and for the year ended June 30, 2007, and their accompanying notes thereto, included in this registration statement have been audited by Hobe and Lucas Certified Public Accountants, Inc., independent registered accounting firm, as stated in their report appearing elsewhere herein, and are included in reliance upon the report of such firm given upon their authority as an expert in accounting and auditing.

INDEX TO FINANCIAL STATEMENTS

GLOBE SPECIALTY METALS, INC.

Page

The following financial statements are included in this prospectus:

Globe Metallurgical, Inc. and Subsidiaries (Predecessor) Financial Statements — Period from July 1, 2006 to November 12, 2006 and as of November 12, 2006, June 30, 2006 and June 30, 2005	F-2
Camargo Correa Metais S.A. Financial Statements — Years ended December 31, 2006, 2005 and 2004	F-28
Globe Metales S.A. Financial Statements — Years ended June 30, 2006, 2005 and 2004	F-50
Solsil, Inc. Financial Statements — Year ended June 30, 2007	F-81
Solsil, Inc. Financial Statements (Unaudited) — Six months ended December 31, 2007 and December 31, 2006	F-93

The following financial statements are incorporated by reference:
Globe Specialty Metals, Inc. and subsidiary companies Consolidated Financial Statements — Years ended June 30, 2009, 2008 and 2007;
Globe Specialty Metals, Inc. and subsidiary companies Condensed Consolidated Financial Statements (Unaudited) — Three and nine months ended March 31, 2010 and March 31, 2009; and
Globe Specialty Metals, Inc. and subsidiary companies Pro Forma Condensed Consolidated Financial Statements (Unaudited) — Year ended June 30, 2009.

GLOBE METALLURGICAL, INC. AND SUBSIDIARIES

Consolidated Financial Statements

November 12, 2006 and June 30, 2006 and 2005

(With Independent Auditors’ Reports Thereon)

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Globe Metallurgical, Inc. and Subsidiaries:

We have audited the accompanying consolidated balance sheet of Globe Metallurgical, Inc. and Subsidiaries (the Company) as of November 12, 2006 and the related consolidated statements of operations, changes in stockholders’ equity and comprehensive income, and cash flows for the period from July 1, 2006 to November 12, 2006. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes examining, on a test basis evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Globe Metallurgical, Inc. and Subsidiaries as of November 12, 2006, and the results of their operations and their cash flow for the period from July 1, 2006 to November 12, 2006, in conformity with U.S. generally accepted accounting principles.

/s/  KPMG LLP

Columbus, Ohio
July 18, 2008

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Globe Metallurgical, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of Globe Metallurgical, Inc. and Subsidiaries as of June 30, 2006 and 2005 and the related consolidated statements of operations, changes in stockholders’ equity and comprehensive income and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Globe Metallurgical, Inc. and Subsidiaries as of June 30, 2006 and 2005, and the results of their operation and their cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

/s/  Hobe & Lucas
     Certified Public Accountants, Inc.

Hobe & Lucas
Certified Public Accountants, Inc.

Independence, Ohio
October 11, 2006

Globe Metallurgical, Inc. and Subsidiaries

Consolidated Balance Sheets
(In thousands, except share and per share amounts)

	November 12,	June 30,	June 30,
	2006	2006	2005

ASSETS
Current assets
Cash and cash equivalents	$—	—	—
Trade accounts receivable, net	18,292	17,095	10,443
Accounts receivable, other	887	2,222	87
Inventory	20,695	17,200	13,842
Prepaid expenses	907	1,537	2,982

Total current assets	40,781	38,054	27,354
Property, machinery, and equipment, net	54,382	54,860	30,008
Other assets
Deferred expenses	2,111	2,179	350
Customer contract, net	1,951	2,180	—
Deferred tax asset	4,409	—	—
Investment in subsidiary	1,740	1,618	1,598
Other assets	151	278	141
Goodwill	1,194	1,194	—
Reorganization value in excess of amounts allocable to identifiable assets	26,995	40,209	40,209

Total other assets	38,551	47,658	42,298

Total assets	$133,714	140,572	99,660

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable trade	$19,695	12,078	7,232
Revolving credit facility	5,375	5,500	5,525
Accrued expenses and other liabilities	3,759	2,007	1,432
Current portion of long-term debt	3,066	3,066	1,982
Accrued taxes payable	1,533	8,107	6,112
Accrued pension payable, current portion	—	1,433	1,150
Interest payable	383	306	357

Total current liabilities	33,811	32,497	23,790
Long-term liabilities
Pension, net of current portion	2,563	1,014	2,478
Preferred stock, $.01 par value. Authorized 10,000 shares; 2,500 shares issued and outstanding, at June 30, 2006 and June 30, 2005 subject to mandatory redemption	—	1,696	1,637
Deferred tax liability	—	4,900	4,898
Other liabilities	4,033	175	—
Long-term debt, net of current portion	41,094	41,865	46,548

Total long-term liabilities	47,690	49,650	55,561
Stockholders’ equity
Common stock, $.0001 par value. Authorized 2,500 shares, 1,993 shares issued and outstanding at November 12, 2006 and June 30, 2006; 1,000 shares issued and outstanding at June 30, 2005	—	—	—
Additional paid-in capital	47,508	47,508	12,508
Accumulated other comprehensive loss	(1,098)	(584)	(559)
Retained earnings	5,803	11,501	8,360

Total stockholders’ equity	52,213	58,425	20,309

Total liabilities and stockholders’ equity	$133,714	140,572	99,660

See accompanying notes to consolidated financial statements.

Globe Metallurgical, Inc. and Subsidiaries

Consolidated Statements of Operations
Period from July 1, 2006 to November 12, 2006, and Years Ended June 30, 2006 and 2005
(In thousands, except per share amounts)

	November 12,	June 30,	June 30,
	2006	2006	2005

Net sales	$73,173	173,008	132,223
Cost of sales	66,683	147,682	103,566
Selling, general, and administrative expenses	7,409	14,261	9,180

Operating income (loss)	(919)	11,065	19,477
Other income (expense)
Equity in income of affiliate	122	20	147
Bankruptcy and restructuring professional costs	(163)	(237)	(611)
Interest expense	(3,066)	(5,677)	(5,099)
Westbrook legal expense	(3,800)	—	—
Miscellaneous income (expense)	(672)	(116)	272

Income (loss) before income taxes	(8,498)	5,055	14,186
(Provisions for) benefit from income taxes	2,800	(1,914)	(4,968)

Net income (loss)	$(5,698)	3,141	9,218

Earnings (loss) per common share — basic and diluted	$(2,947.26)	2,067.04	9,218.06

See accompanying notes to consolidated financial statements.

Globe Metallurgical, Inc. and Subsidiaries

Consolidated Statements of Changes in Stockholders’ Equity and Comprehensive Income
For the Period July 1, 2006 to November 12, 2006, and Years Ended June 30, 2006 and 2005
(In thousands, except share amounts)

				Accumulated
				Other
	Common Stock		Additional	Comprehensive	Retained
	Shares	Amount	Paid-In Capital	Income (Loss)	Earnings	Total

Beginning balance, July 1, 2004	1,000	$—	12,508	135	(858)	11,785
Comprehensive income
Net income	—	—	—	—	9,218	9,218
Accrued pension, net of taxes	—	—	—	(694)	—	(694)

Total comprehensive income	—	—	—	—	—	8,524

Balance, June 30, 2005	1,000	—	12,508	(559)	8,360	20,309
Issuance of common stock December 21, 2005	993	—	35,000	—	—	35,000
Comprehensive income
Net income	—	—	—	—	3,141	3,141
Accrued pension, net of taxes	—	—	—	(25)	—	(25)

Total comprehensive income						3,116

Balance, June 30, 2006	1,993	—	47,508	(584)	11,501	58,425
Comprehensive income
Net loss	—	—	—	—	(5,698)	(5,698)
Accrued pension, net of taxes	—	—	—	(514)	—	(514)

Total comprehensive loss	—	—	—	—	—	(6,212)

Balance, November 12, 2006	1,993	$—	47,508	(1,098)	5,803	52,213

See accompanying notes to consolidated financial statements.

Globe Metallurgical, Inc. and Subsidiaries

Consolidated Statement of Cash Flows
For the Period July 1, 2006 to November 12, 2006, and Years Ended June 30, 2006 and 2005
(In thousands)

	November 12,	June 30,	June 30,
	2006	2006	2005

Cash flows from operating activities:
Net income (loss)	$(5,698)	3,141	9,218
Adjustments to reconcile net income (loss)to net cash provided by operating activities:
Depreciation	2,533	5,156	3,332
Amortization	229	875	190
(Gain) loss on sale of assets	(6)	—	38
Deferred income taxes	(2,828)	2	(532)
Equity in income of affiliate	(122)	(20)	(147)
Pension (benefit) cost	(45)	(104)	(62)
Pension contributions	(669)	(1,121)	(679)
Non-cash interest	804	596	1,478
Changes in operating assets and liabilities:
Accounts receivable	362	(8,546)	179
Inventories	(3,495)	6,710	(3,638)
Prepaid expenses and other current assets	630	1,462	(2,455)
Deferred expenses	68	(2,518)	59
Cash surrender value — officer’s life insurance	—	55	89
Restricted cash	—	—	780
Other assets	127	(112)	(4)
Accounts payable	7,617	4,846	1,940
Accrued expenses and other liabilities	6,162	2,401	5,447

Net cash provided by operating activities	5,669	12,823	15,233

Cash flows from investing activities:
Acquisition of businesses	—	(38,764)	—
Purchases of property, machinery, and equipment	(2,273)	(4,884)	(3,841)

Net cash used in investing activities	(2,273)	(43,648)	(3,841)

Cash flows from financing activities:
Preferred stock redemption	(2,500)	—	—
Repayments of long-term debt	(771)	(51,348)	(10,737)
Proceeds from long-term debt	—	47,198	—
Issuance of common stock	—	35,000	—
Net borrowings of short-term debt	(125)	(25)	(3,256)

Net cash provided by (used in) financing activities	(3,396)	30,825	(13,993)

Net change in cash and cash equivalents	—	—	(2,601)
Cash and cash equivalents at beginning of period	—	—	2,601

Cash and cash equivalents at end of period	$—	—	—

Interest paid	$1,936	4,358	2,541

Income taxes paid	$56	505	—

See accompanying notes to consolidated financial statements.

GLOBE METALLURGICAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
November 12, 2006 and June 30, 2006 and 2005
(Dollars in thousands, except share and per share amounts)

(1)	Nature of Business and Summary of Significant Accounting Policies

(a)  Background

Globe Metallurgical, Inc. and Subsidiaries (the Company) own and operate plants in Ohio, West Virginia and Alabama, which produce silicon metal and ferroalloy products. The Company’s products are sold primarily to the chemical, aluminum, metal castings and solar cell industries, nationally and internationally. Additionally, the Company owns an idle plant located in Niagara Falls, New York.

(b)  Consolidation and Basis of Presentation

The consolidated financial statements include the accounts of the Company, from December 21, 2005 forward, its wholly owned subsidiary, West Virginia Alloys, Inc., and from January 20, 2006 forward, its wholly owned subsidiary, Alabama Sand and Gravel, Inc. (ASG). The June 30, 2006 accounts also include the accounts of West Virginia Environmental Services, Inc. which the Company sold prior to June 30, 2006 at a net loss of $249 (note 6). Intercompany transactions are eliminated.

The Company’s 50% ownership of Norchem, Inc. (Norchem) is accounted for under the equity method.

(c)  Cash and Cash Equivalents

The Company considers cash equivalents to be highly liquid investments that are readily convertible into cash. Securities with contractual maturities of three months or less, when purchased, are considered cash equivalents. The Company records changes in a book overdraft position, in which the Company’s bank account is not overdrawn but recently issued and outstanding checks result in a negative general ledger balance as cash flows from operating activities.

(d)  Accounts Receivable

Credit is granted to both domestic and international customers. An allowance for doubtful accounts in the amount of $114 at November 12, 2006 and June 30, 2006 and 2005 is recorded using the Company’s prior bad debt experience and current estimates of uncollectible accounts. The Company’s policy is to maintain credit insurance coverage on substantially all trade receivables over $25 which are not covered by letters of credit or bank documentary collections.

(e)  Inventories

Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out method.

(f)  Property, Machinery, and Equipment

Property, machinery, and equipment are carried at cost, except as required by fresh-start reporting (see note 17). Depreciation is computed using the straight-line method over the estimated useful lives of the related assets; 20 years for land improvements, 30 years for buildings and improvements and 5 to 15 years for machinery and equipment. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized as income for the period. The cost of maintenance and repairs is charged to income as incurred, whereas significant renewals and betterments are capitalized.

GLOBE METALLURGICAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)
November 12, 2006 and June 30, 2006 and 2005
(Dollars in thousands, except share and per share amounts)

(g)  Impairment of Long-Lived Assets

The Company reviews the recoverability of our long-lived assets, such as machinery and equipment and definite-lived intangible assets, when events or changes in circumstances occur that indicate that the carrying value of the asset or asset group may not be recoverable. The assessment of possible impairment is based on our ability to recover the carrying value of the asset or asset group from the expected future pretax cash flows (undiscounted and without interest charges) of the related operations. We assess the recoverability of the carrying value of long-lived assets at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. If these cash flows are less than the carrying value of such asset or asset group, an impairment loss is measured based on the difference between estimated fair value and carrying value. Fair values are based on assumptions concerning the amount and timing of estimated future cash flows and assumed discount rates, reflecting varying degrees of perceived risk.

(h)  Revenue Recognition

Revenue is recognized when a firm sales agreement is in place, delivery has occurred and title and risks of ownership have passed to the customer, the sales price is fixed or determinable, and collectability is reasonably assured. Sales of goods do not include multiple product and/or service elements. Shipping and other transportation costs charged to buyers are recorded in both sales and cost of goods sold. Sales taxes collected from customers and remitted to governmental authorities are accounted for on a net basis and, therefore, are excluded from sales in the consolidated income statements.

(i)  Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(j)  Income Tax

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized.

(k)  Asset Retirement Obligations

Asset retirement obligations are initially recorded at fair value and are capitalized as part of the cost of the related long-lived asset and depreciated in accordance with the Company’s depreciation policies for property, machinery and equipment. The fair value of the obligation is determined as the discounted value of expected future cash flows. Accretion expense is recorded each month to increase this discounted obligation over time. The Company’s asset retirement obligations primarily relate to mine post closure restoration costs. Asset retirement obligations of $65, $175 and $0 have been recorded within other liabilities at November 12, 2006 and June 30, 2006 and 2005, respectively.

GLOBE METALLURGICAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)
November 12, 2006 and June 30, 2006 and 2005
(Dollars in thousands, except share and per share amounts)

(l)  Financial Instruments

The Company accounts for derivatives and hedging activities in accordance with Statement of Financial Standards (SFAS) No. 133, Accounting for Derivative Instruments and Certain hedging Activities (SFAS 133), as amended by SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. SFAS 133 requires that all derivative instruments be recorded on the balance sheet at their respective fair values. The Company’s sole derivative instrument consists of an interest rate swap employed to manage interest rate exposures on half of the Company’s initial balance of the senior term loan discussed in note 9. The agreement, which expires in March 2011, involves the exchange of the interest obligations relating to an initial $15,000 notional amount of debt, with the notional amount decreasing by $375 per quarter consistent with half of the debt amortization on the senior term loan. The remaining notional amount is $13,125 at November 12, 2006. Under the interest rate swap, the Company receives the London Interbank Offered Rate (LIBOR) in exchange for a fixed interest rate of 5.23% over the life of the agreement. The agreement provides for a net cash settlement. The Company believes it is not practical to designate the cash-settled interest rate swap agreement as a fair value hedge as defined under SFAS 133. Therefore, in accordance with SFAS 133, the Company adjusts the interest rate swap agreement to current market value through the consolidated income statement based on the fair value of the swap agreement as of each period-end. The approximate fair value of this derivative is recorded in other assets with a value of $75 at November 12, 2006.

(m)  Reorganization Value in Excess of Amounts Allocable to Identifiable Assets and Goodwill

The Company follows the provisions of SFAS No. 142, Goodwill and Other Intangible Assets. The standard provides that goodwill and intangible assets with indefinite lives are no longer amortized. The standard provides that goodwill be tested for impairment annually and will be tested for impairment between annual tests if an event occurs or circumstances change that more likely than not would indicate the carrying amount may be impaired. The Company selected June 30 for its annual impairment testing. The Company recognized no impairment during the period from July 1, 2006 to November 12, 2006 or the years ended June 30, 2006 and 2005.

(n)  Intangibles Subject to Amortization

An acquired customer contract (note 6) with a life of four years is amortized using the straight-line method.

	November 12,	June 30,
	2006	2006	2005

Customer contract	$2,491	2,491	—
Accumulated amortization	540	311	—

	$1,951	2,180	—

Amortization expense for the period from July 1, 2006 to November 12, 2006 and the year ended June 30, 2006 was $229 and $311, respectively. Total estimated future amortization expense for the period from November 13, 2006 to June 30, 2007 and for the subsequent years ended June 30, 2008, 2009 and 2010 is $396, $622, $622 and $311, respectively.

GLOBE METALLURGICAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)
November 12, 2006 and June 30, 2006 and 2005
(Dollars in thousands, except share and per share amounts)

(o)  Deferred Issuance Costs

Deferred financing costs are amortized as interest expense over the lives of the respective debt using the straight-line method.

(p)  Legal Costs

Loss contingencies associated with outstanding litigation for which it is determined it is probable that a loss has occurred and the amount of loss can be reasonably estimated are accrued when those costs can be reasonably estimated. Legal fees are expensed as incurred.

(q)  Operating Leases

The Company enters into operating leases as described in note 11. Rent expense on operating leases is charged to the profit and loss account on a straight-line basis over the lease term, even if the payments are not made on such a basis.

(r)  New Accounting Pronouncements

In June 2006, the Financial Accounting Standards Board (FASB) issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109 (FIN 48). FIN 48 clarifies the application of SFAS No. 109, Accounting for Income Taxes, by establishing a threshold condition that a tax position must meet for any part of the benefit of that position to be recognized in an enterprise’s financial statements. In addition to recognition, FIN 48 provides guidance concerning measurement, derecognition, classification, and disclosure of tax positions. The requirements of FIN 48 were originally effective for the years beginning after December 15, 2006, however, the FASB decided to defer the effective date of FIN 48 for nonpublic entities for a period of one year if certain conditions are met. As such, the Company has elected to defer the adoption of FIN 48 for the period ended November 12, 2006.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurement (SFAS 157). SFAS 157 defines fair value, establishes a framework for the measurement of fair value, and enhances disclosures about fair value measurements. The statement does not require any new fair value measures. The Company is required to adopt SFAS 157 beginning on July 1, 2008. SFAS 157 is required to be applied prospectively, except for certain financial instruments. Any transition adjustment will be recognized as an adjustment to opening retained earnings in the year of adoption. The Company is currently evaluating the impact of adopting SFAS 157 on its results of operations and financial position.

In September 2006, the FASB issued SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — An amendment of FASB Statements No. 87, 88, 106, and 132(R) (SFAS 158). SFAS 158 requires employers to recognize the overfunded or underfunded status of a defined benefit postretirement plan as an asset or liability in its statement of financial position, to recognize changes in the funded status in the year in which the changes occur through accumulated other comprehensive income, and to measure the funded status of a plan as of the date of its yearend statement of financial position. The Company will adopt SFAS 158 as required on June 30, 2007. The impact of adopting SFAS 158 will not be material to the Company’s consolidated results of operations and financial condition.

In September 2006, the FASB issued FSP AUG AIR-1, Accounting for Planned Major Maintenance Activities (AUG AIR-1). The FSP prohibits companies from accruing the cost of planned major maintenance in advance of the activities actually occurring. The Company adopted the provisions of AUG AIR-1 beginning July 1, 2006. The impact of adopting FSP AUG AIR-1 was not material to the Company’s consolidated results of operations and financial condition.

GLOBE METALLURGICAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)
November 12, 2006 and June 30, 2006 and 2005
(Dollars in thousands, except share and per share amounts)

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities — Including an amendment of FASB Statement No. 115 (SFAS 159). This statement permits companies, at their option, to choose to measure many financial instruments and certain other items at fair value. If the option to use fair value is chosen, the statement requires additional disclosures related to the fair value measurements included in the financial statements. This statement is effective on July 1, 2008 for the Company. The Company is currently evaluating the impact of adopting SFAS 159 on its results of operations and financial position.

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations. The objective of this statement is to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial reports about a business combination and its effects. This statement establishes principles and requirements for how the acquirer (i) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquired, (ii) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase, and (iii) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This statement applies prospectively to business combinations for which the acquisition date is on or after July 1, 2009.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51 (SFAS 160). The objective of this statement is to improve the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. This statement is effective for the Company on July 1, 2009. The Company is currently assessing the potential effect of SFAS 160 on its financial statements.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133 (SFAS 161). This statement changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. This statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The Company is currently assessing the potential effect of SFAS 161 on its results of operations and financial position.

In March 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles. This statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) This statement is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles. The Company does not expect the implementation of this statement to have an impact on its results of operations and financial position.

GLOBE METALLURGICAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)
November 12, 2006 and June 30, 2006 and 2005
(Dollars in thousands, except share and per share amounts)

(2)	Inventory

Inventory, net at November 12, 2006 and June 30, 2006 and 2005 consisted of the following:

	November 12,	June 30,
	2006	2006	2005

Finished goods	$9,205	4,669	2,601
Raw materials	5,519	6,387	6,635
Supplies	5,971	6,144	4,606

	$20,695	17,200	13,842

(3)	Property, Machinery, and Equipment

Property, machinery, and equipment at November 12, 2006 and June 30, 2006 and 2005 consisted of the following:

	November 12,	June 30,
	2006	2006	2005

Land and improvements	$3,277	3,332	965
Buildings and improvements	3,650	3,650	2,481
Equipment	57,112	56,476	29,403
Construction in progress	1,814	411	1,014

	65,853	63,869	33,863
Less accumulated depreciation	11,471	9,009	3,855

	$54,382	54,860	30,008

Depreciation expense for the periods from July 1, 2006 to November 12, 2006, and for the years ended June 30, 2006 and 2005 was $2,533, $5,156 and $3,332 of which $1,863, $4,040 and $2,826 was included in Cost of Sales and $670, $1,116 and $506 was included in Selling, General and Administrative Expenses, respectively.

(4)	Financial Information of Equity Affiliates

The Company has a 50% ownership of Norchem. Norchem sells additives that enhance the durability of concrete. Certain of these additives are derived from by-products generated in the Company’s production process. The equity method of accounting has been used for this investment because the Company has the ability to exercise significant influence over, but does not control this entity. The Company received back office fees from Norchem of $0, $225 and $255 from July 1, 2006 to November 12, 2006, and the years ended June 30, 2006 and 2005, respectively. The Company had $1,111, $2,798, and $2,404 in sales to Norchem during the period from July 1, 2006 to November 12, 2006 and years ended June 30, 2006 and 2005, respectively.

GLOBE METALLURGICAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)
November 12, 2006 and June 30, 2006 and 2005
(Dollars in thousands, except share and per share amounts)

(5)	Earnings (Loss) per Common Share

Basic earnings (loss) per common share is based on net income (loss) divided by the weighted average number of common shares outstanding for the period from July 1, 2006 to November 12, 2006, and years ended June 30, 2006 and 2005. The Company had no instruments outstanding which would result in dilutive potential common share during the period from November 12, 2006 or during the years ended June 30, 2006 and 2005.

		June 30,	June 30,
	November 12, 2006	2006	2005

Net (loss) income	$(5,698)	3,141	9,218
Weighted average common shares	1,933	1,520	1,000

Earnings (loss) per share — basic and diluted	$(2,947.26)	2,067.04	9,218.06

(6)	Acquisitions

On December 21, 2005, the Company, through its wholly owned subsidiaries established on that date, West Virginia Alloys, Inc. (WVA) and West Virginia Environmental Services, Inc. (WVES), purchased the West Virginia smelting assets of Elkem Metals Company-Alloy, L.P. (Elkem) for $36,000 plus $1,014 of acquisition costs. Accordingly, the results of the West Virginia smelting operations have been included in the accompanying consolidated financial statements from that date forward. The acquisition was made for the purpose of expanding the Company’s manufacturing capacity in silicon metal. The Company disposed of the stock of WVES on June 16, 2006 at a loss of $249. Subsequent to the sale of the stock, the Company entered into a 30-year cost sharing agreement with WVES under which it agreed to monthly disposal services of $46 subject to volume and cost adjustments. In addition, the Company agreed to reimburse, if required, up to $600 of closure costs related to a nonhazardous industrial waste disposal facility owned by WVES. Following is a condensed balance sheet showing the fair value of the assets acquired and the liabilities assumed as of the date of acquisition:

WVA

Current assets	$10,061
Property, machinery, and equipment	24,412
Customer contract	2,491
Intangible assets	50

Net assets acquired	$37,014

The remaining assets of Elkem, a hydroelectric facility, were purchased by a related party, Alloy Power (note 15).

GLOBE METALLURGICAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)
November 12, 2006 and June 30, 2006 and 2005
(Dollars in thousands, except share and per share amounts)

On January 20, 2006 the Company acquired the stock of ASG from Elkem for $1,750. Accordingly, the results of ASG operations are included in the accompanying consolidated financial statements from that date forward. The acquisition was made to vertically integrate a producer of the principal raw material used in the Company’s manufacturing processes. Following is a condensed balance sheet showing the fair values of assets acquired and the liabilities assumed as of the date of acquisition:

ASG

Current assets	$274
Property, machinery and equipment	713
Other assets	25
Goodwill arising in the acquisition	1,194

2,206
Current liabilities	281
Long-term liabilities	175

Net assets acquired	$1,750

For both acquisitions noted above, the allocation of the acquisition cost is based on an appraisal of fair values.

(7)	Preferred Stock

The Company’s preferred stock pays no dividends and provides for its redemption at $1 per share ($2,500) from 20% of the Company’s Free Cash Flow, as defined, beginning September 30, 2005, but no later than May 2010. The Company is restricted from amending its Articles of Incorporation and Bylaws, issuing additional preferred shares or declaring any dividends as long as any of the preferred shares remain outstanding. The Company did not anticipate the redemption of these shares until May 2010. As a result, the preferred stock is presented as a discounted long-term liability at June 30, 2006 and 2005.

On November 12, 2006, the Company redeemed the preferred stock for $2,500, including accreted interest of $804, which was recorded in interest expense.

(8)	Revolving Loan

	November 12,	June 30,
	2006	2006	2005

Revolving credit facility due to a bank:
$27,500 limit expiring November 10, 2009; interest accrued at LIBOR or prime, at the Company’s option, plus an applicable margin percentage; (7.82% at November 12, 2006 and 7.92% at June 30, 2006), secured by substantially all assets of the Company and subject to certain covenant restrictions	$5,375	5,500	—
Revolving credit facility — D.E. Shaw*:
$17,000 limit expiring June 22, 2007; interest accrued at LIBOR plus 5.00%; (8.13%) secured by substantially all assets of the Company	—	—	5,525

	5,375	5,500	5,525

*	Related Party

GLOBE METALLURGICAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)
November 12, 2006 and June 30, 2006 and 2005
(Dollars in thousands, except share and per share amounts)

(9)	Long-Term Debt

	November 12,	June 30,
	2006	2006	2005

Senior term loan due to a bank:
Principal due in quarterly payments of $750 plus interest at LIBOR or prime, at the Company’s option, plus an applicable margin percentage (9.07% at November 12, 2006 and 9.35% at June 30, 2006) unpaid principal due November 2010; secured by substantially all assets of the Company and subject to certain covenant restrictions	$27,000	27,750	—
Junior subordinated term debt —
MI Capital*:
Principal due November 2011; interest accrues quarterly at prime plus 3.25%, minimum 10% (11.50% at November 12, 2006 and at June 30, 2006); secured by substantially all assets of the Company and subject to certain loan covenant restrictions	8,500	8,500	—
Junior subordinated term debt — D.E. Shaw*:
Principal due November 2011; interest accrues monthly at LIBOR plus 8%, minimum 10% (13.32% at November 12, 2006 and 13.2% at June 30, 2006); secured by substantially all assets of the Company on a subordinated basis and subject to certain loan covenant restrictions	8,500	8,500	—
Various capital leases with monthly payments aggregating $6	160	181	—
Term loan agreement — D.E. Shaw*:
Principal due in 2005; interest accrued at LIBOR plus 5.70% (8.83%); secured by substantially all assets of the Company	—	—	1,982
Term loan A — MI Capital*:
Principal due in 2010; interest accrued quarterly at 7.00%; secured by substantially all assets of the Company	—	—	20,000
Term loan B — MI Capital*:
Principal due in 2010; interest accrued at the prime rate plus 3.00%, minimum 10% beginning November 11, 2005 and payable in kind; secured by substantially all assets of the Company	—	—	23,448
Term loan C — MI Capital*:
Principal due in 2009; interest accrued at 12.00%; (5% payable in cash and 7% payable in kind); secured by substantially all assets of the Company	—	—	3,000
Term loan C — finance fee — MI Capital*:
Principal due in 2009; interest accrued quarterly at 12.00%; secured by substantially all assets of the Company	—	—	100

	44,160	44,931	48,530
Less current portion	3,066	3,066	1,982

	$41,094	41,865	46,548

*	Related parties

GLOBE METALLURGICAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)
November 12, 2006 and June 30, 2006 and 2005
(Dollars in thousands, except share and per share amounts)

Future principal payments on long-term debt are as follows:

November 12:

2007	$3,066
2008	3,066
2009	3,028
2010	3,000
2011	32,000

$44,160

Additionally, the Company has two letters of credit with a lender totaling $425 and $425 at November 12, 2006 and June 30, 2006, respectively.

GLOBE METALLURGICAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)
November 12, 2006 and June 30, 2006 and 2005
(Dollars in thousands, except share and per share amounts)

(10)	Pension and Other Benefits

The Company sponsors three noncontributory defined benefit pension plans that were frozen in 2003.

The Company used a November 12, 2006 measurement date for the period from July 1, 2006 to November 12, 2006 and a June 30 measurement date for the years ended June 30, 2006 and 2005. The following provides a reconciliation of benefit obligations, plan assets and funded status of these plans:

	November 12,	June 30,
	2006	2006	2005

Change in benefit obligation:
Benefit obligation, beginning of year	$18,506	18,426	16,942
Interest cost	428	1,078	1,072
Actuarial loss (gain)	1,504	(10)	1,355
Benefit payments	(357)	(988)	(943)

Benefit obligation, end of year	20,081	18,506	18,426

Change in plan assets:
Fair value of plan assets, beginning of year	16,057	14,794	13,791
Actual return on assets	1,149	1,131	1,267
Employer contributions	669	1,122	679
Benefit payments	(357)	(988)	(943)

Fair value of plan assets, end of year	17,518	16,059	14,794

Funded status	(2,563)	(2,447)	(3,632)
Calculation of net amount recognized:
Fund status end of year	(2,563)	(2,447)	(3,632)
Unrecognized net actuarial loss	1,854	1,025	984

Net amount recognized	(709)	(1,422)	(2,648)

Classification of net amount recognized:
Accrued benefit cost	(2,563)	(2,447)	(3,632)
Accumulated other comprehensive loss	1,854	1,025	984

Net amount recognized	$(709)	(1,422)	(2,648)

Plans with accumulated benefit obligations in excess of plan assets as of November 12, 2006 and June 30, 2006 and 2005, consist of the following:

	Accumulated Benefit Obligation Exceeds
	Fair Value of Plan Assets
	November 12,	June 30,
	2006	2006	2005

Projected benefit obligation	$20,081	18,506	18,426
Accumulated benefit obligation	20,081	18,506	18,426
Fair value of plan assets	17,518	16,059	14,794

GLOBE METALLURGICAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)
November 12, 2006 and June 30, 2006 and 2005
(Dollars in thousands, except share and per share amounts)

Components of the net periodic pension benefit were as follows:

	November 12,	June 30,
	2006	2006	2005

Interest cost	$428	1,078	1,072
Expected return on plan assets	(514)	(1,268)	(1,134)
Recognized actuarial loss	41	86	—

Net periodic pension benefit	$(45)	(104)	(62)

Assumptions

The Company determines its actuarial assumptions on an annual basis. The assumptions for the defined benefit calculations for the period from July 1, 2006 to November 12, 2006 and years ended June 30, 2006 and 2005 are as follows:

	Period from
	July 1,
	2006
	through	Years Ended
	November 12,	June 30,
	2006	2006	2005

Discount rate	5.75%	6.25%	6.00%
Expected return on plan assets	8.50%	8.50%	8.50%
Rate of compensation increase	N/A	N/A	N/A

Expected return on plan assets is determined based on historical results adjusted for anticipated market movements.

The Company expects to contribute approximately $473 to the plan from November 13, 2006 to June 30, 2007. Benefits expected to be paid by the plan during the ensuing five years and thereafter are approximately as follows:

11/13/06 - 6/30/07	$635
7/1/07 - 6/30/08	986
7/1/08 - 6/30/09	1,041
7/1/09 - 6/30/10	1,122
7/1/10 - 6/30/11	1,178
7/1/12 - 6/30/16	6,211

Following is an analysis of plan assets by category:

	November 12,	June 30,
	2006	2006	2005

Fair value:
Fixed income	32%	32%	37%
Equity	53	52	46
International equity	15	16	17

	100%	100%	100%

GLOBE METALLURGICAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)
November 12, 2006 and June 30, 2006 and 2005
(Dollars in thousands, except share and per share amounts)

The Company’s overall strategy is to invest in high-grade securities and other assets with a limited risk of market value fluctuation. In general, the Company’s goal is to maintain the following allocation ranges:

Fixed income	30%-40%
Equity	40-50
International equity	15-20

The Company administers healthcare benefits for certain retired employees through a separate welfare plan requiring reimbursement from the retirees.

The Company provides two defined contribution plans (401(k) Plans) that allow for employee contributions on a pretax basis. Employer contributions have been suspended.

Other benefit plans offered by the Company include a Section 125 Cafeteria Plan for the pretax payment of healthcare costs and a flexible spending arrangement.

(11)	Lease Arrangements

The Company leases certain machinery and equipment, automobiles, and railcars under both operating leases and on a month-to-month basis. Rent expense was $660, $745, and $814 for the period from July 1, 2006 to November 12, 2006 and the years ended June 30, 2006 and 2005, respectively.

Future minimum lease payments under noncancelable operating leases with initial lease terms longer than one year at November 12, 2006 were as follows:

2007	$1,372
2008	1,018
2009	517
2010	18

$2,925

(12)	Commitments and Contingencies

Legal Contingencies

The Company was sued by Westbrook Resources Limited, an English company, for an alleged failure to perform under a contract entered into in January 2005, to acquire 30,000 tons of manganese ore. There is a counterclaim by the Company against Westbrook in respect to the same subject matter whereby we maintain that the quality, quantity and delivery schedules maintained by Westbrook were in breach of the contract. The case went to trial in June 2007, and a judgment was rendered in November 2007 in favor of Westbrook for a sum to be assessed. The assessment hearing took place early in 2008. Westbrook is seeking damages of approximately $2,750 and reimbursement of legal costs of approximately GBP 500. Management intends to appeal any such judgment but there is no assurance that the Company will be successful in its appeal. The Company has reserved a total of $3,800 related to this contingency at November 12, 2006.

We are subject to various lawsuits, claims, and proceedings that arise in the normal course of business, including employment, commercial, environmental, safety and health matters. Although it is not presently possible to determine the outcome of these matters, in the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on our consolidated financial position, results of operations, or liquidity.

GLOBE METALLURGICAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)
November 12, 2006 and June 30, 2006 and 2005
(Dollars in thousands, except share and per share amounts)

Environmental Contingencies

The Company accrues for costs associated with environmental assessments, remedial efforts and other environmental liabilities when it becomes probable that a liability has been incurred and the costs can be reasonably estimated. When a liability for environmental remediation is recorded, such amounts will be recorded without giving effect to any possible future recoveries. At November 12, 2006, June 30, 2006 and June 30, 2005 there are no liabilities recorded for environmental contingencies. With respect to the cost of ongoing environmental compliance, including maintenance and monitoring, such costs are expensed as incurred.

Tax Contingencies

The Company is subject to income taxes in the United States. In the ordinary course of business, there are transactions and calculations that involve uncertain tax implications. Accruals for tax contingencies are provided for in accordance with the requirements of SFAS No. 5, Accounting for Contingencies. The Company believes we have adequate support for the positions taken on our tax returns and that adequate provisions have been made for all outstanding issues for all jurisdictions and all open years.

Concentration of Credit Risk

The Company’s products are sold primarily to the chemical, aluminum, metal castings and solar cell industries.

For the period from July 1, 2006 to November 12, 2006, two customers accounted for 16.3% and 10.7% of sales, respectively. Accounts receivable from these customers were $1,329 and $1,019, respectively, at November 12, 2006.

For the year ended June 30, 2006, three customers accounted for 13%, 12%, and 10% of sales, respectively. Accounts receivable from these customers were $2,460, $2,808, and $841, respectively, at June 30, 2006.

For the year ended June 30, 2005, one customer accounted for 13% of sales. Accounts receivable from this customer were $477 at June 30, 2005.

The Company’s policy is to maintain credit insurance coverage on substantially all trade receivables over $25 which are not covered by letters of credit or bank documentary collections. Trade receivables of $18,292, $17,095 and $10,443 were outstanding at November 12, 2006 and June 30, 2006 and 2005, respectively.

At November 12, 2006, 44% of the Company’s labor force was subject to collective bargaining agreements. No contracts are scheduled to expire in the next year.

GLOBE METALLURGICAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)
November 12, 2006 and June 30, 2006 and 2005
(Dollars in thousands, except share and per share amounts)

Power Commitments

Electric power is a major cost of the Company’s production process, as large amounts of electricity are required to operate arc furnaces. A summary of electric power purchase commitments follows:

Price
Facility	Supplier	Terms	Structure	Capacity

Beverly, Ohio	American Electric Power	Evergreen, 1 year	Published tariff rate	2.5 MW firm, 85 MW interruptible
Selma, Alabama	Alabama Power	Evergreen, 1 year	Published tariff rate	43 MW

Alloy, West Virginia	Appalachian Power	Through October 30, 2012	Published tariff rate	110 MW
Alloy, West Virginia	Brookfield Power	Through December 31, 2021	Fixed rate	100 MW

(13)	Income Taxes

Income taxes for the period from July 1, 2006 to November 12, 2006 and the years ended June 30, 2006 and 2005 are as follows:

	November 12,	June 30,
	2006	2006	2005

Current	$28	1,912	5,500
Deferred	(2,828)	2	(532)

	$(2,800)	1,914	4,968

The following is a reconciliation of the U.S. statutory federal income tax rate to our effective tax rate stated in percentages:

	November 12,	June 30,
	2006	2006	2005

Federal statutory rate	34.0%	34.0	34.0
State taxes, net of federal benefit	2.4	3.9	1.0
Nondeductible interest expense	(3.0)	—	—
Other	(0.4)	—	—

Effective tax rate	33.0%	37.9	35.0

GLOBE METALLURGICAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)
November 12, 2006 and June 30, 2006 and 2005
(Dollars in thousands, except share and per share amounts)

The Company’s deferred tax assets and liabilities at November 12, 2006 and June 30, 2006 and 2005 consist of:

	November 12,	June 30,
	2006	2006	2005

Deferred tax assets:
Net operating losses and carryforwards	$13,349	19,192	18,960
Inventory reserves	—	71	—
Accruals	3,184	1,262	1,589
Other assets	81	135	61

	16,614	20,660	20,610
Deferred tax liabilities:
Fixed assets	(6,107)	(6,030)	(5,845)
Investments	(558)	(513)	(505)
Intangibles	(16)	(57)	—
Other	(36)	—	(198)

	(6,717)	(6,600)	(6,548)
Valuation allowance	(5,488)	(18,960)	(18,960)

Net deferred tax assets (liabilities)	$4,409	(4,900)	(4,898)

Deferred taxes are provided for the difference between the book and tax basis of assets and liabilities recorded for financial statement and income tax reporting purposes. Principal differences relate to net operating loss carryforwards, depreciable assets (use of different depreciation lives and methods), accounts receivable (use of different valuation reserve methods), inventory (use of different cost capitalization and valuation reserve methods), investments (different valuation methods) and certain accrued expenses (use of different expensing methods).

At November 12, 2006, the Company has, for book purposes, approximately $11,816 of net operating loss carryforwards (NOLs), expiring through 2026. The Company has approximately $1,540 of alternative minimum tax and tax credit carryforwards at November 12, 2006. At November 12, 2006, the valuation allowance was reduced $13,472 of which $13,213 reduced the reorganization value in excess of amounts allocable to identifiable assets for changes to the methodology used to determine the availability of the Company’s historical net operating losses available to offset future earnings.

The composition of the valuation allowance at November 12, 2006 is as follows:

November 12,
2006
Federal NOLs	$(3,738)
State NOLs	(330)
Federal credits	(1,336)
Capital loss carryover	(84)

$(5,488)

GLOBE METALLURGICAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)
November 12, 2006 and June 30, 2006 and 2005
(Dollars in thousands, except share and per share amounts)

(14)	Financial Instruments

The Company used the following methods and assumptions to estimate the fair value of financial instruments:

Cash and Cash Equivalents — The carrying amounts approximate fair value.

Long and Short-Term Debt — The carrying amounts of short-term borrowings approximate fair value. The fair value of long-term debt with fixed interest rates is based on current rates at which the Company could borrow funds with similar remaining maturities. The carrying amount of borrowings under variable interest rate agreements approximates fair value.

The carrying amounts and fair values of financial instruments at November 12, 2006 and June 30, 2006 and 2005 are as follows:

	November 12, 2006		2006		2005
	Carrying	Fair	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value	Amount	Value

Cash and cash equivalents	$—	—	—	—	—	—
Long-term debt:
Revolving credit	5,375	5,375	5,500	5,500	5,525	5,525
Variable rate debt	44,000	44,000	44,750	44,750	25,430	25,430
Fixed rate debt	160	160	181	181	23,100	22,665

(15)	Related-Party Transactions

In December 2005, the Company entered into a 15-year supply agreement with Alloy Power to purchase hydroelectric power, which amounted to $7,653 during the period from December 21, 2005 to June 30, 2006 and no payable balance from July 1, 2006 to November 12, 2006. This supply of hydroelectric power to the Company was subsequently contracted to be purchased from an unrelated third party in October 2006.

Shareholders and affiliates have entered into financing arrangements with the Company (notes 8 and 9).

The Company sold assets for making refined silicon to Solsil, Inc. (Solsil) during the year ended June 30, 2006. Solsil paid approximately $2,510 for the reimbursement of administrative expenses and other costs and the Company recorded the proceeds against selling, general, and administrative expenses. The total amount sold to Solsil under a supply agreement for the period from July 1, 2006 and November 12, 2006 was $687. The receivable associated with this supply agreement was $161 at November 12, 2006. Additionally, the Company entered into a facility site lease with Solsil. The site lease begins July 1, 2006 at a monthly rate of approximately $6 per month. Amounts purchased from Solsil were $198 during the period from July 1, 2006 to November 12, 2006, of which $37 was payable to Solsil at November 12, 2006. There were no amounts purchased from Solsil prior to June 30, 2006. Additionally, there were receivables from Solsil in the amount of $1,543 as of June 30, 2006 related to the sale of assets to Solsil. Additional sales of assets were sold to this related party from July 1, 2006 to November 12, 2006 in the amount of $225.

The Company has a 50% ownership interest in Norchem. The Company received a back office fee from Norchem of $0, $225 and $225 and sales to Norchem of $1,111, $2,798 and $2,404 during the period from July 1, 2006 to November 12, 2006 and years ended June 30, 2006 and 2005, respectively. Amounts due from Norchem and included in accounts receivable were $299, $242, and $137 at November 12, 2006, June 30, 2006 and 2005, respectively.

GLOBE METALLURGICAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)
November 12, 2006 and June 30, 2006 and 2005
(Dollars in thousands, except share and per share amounts)

The Company paid a management fee to MI Capital for various services of $125, $300 and $300 during the period from July 1, 2006 and November 12, 2006, and the years ended June 30, 2006 and 2005, respectively.

(16)	Operating Segment

We operate in one reportable segment, silicon metal and silicon-based specialty alloys.

(17)	Petition for Relief Under Chapter 11

On April 2, 2003, the Company filed a petition for relief under Chapter 11 of the federal bankruptcy laws in the United States Bankruptcy Court for the Southern District of New York. Under Chapter 11, certain claims against the Company in existence prior to the filing of the petitions for relief under federal bankruptcy laws were stayed while the Company continued business operations as debtor-in-possession

On December 31, 2003, a Plan of Reorganization and Disclosure Statement for Globe Metallurgical Inc. was filed with the United States Bankruptcy Court for the Southern District of New York.

On May 11, 2004, the Company emerged from bankruptcy under a plan of reorganization which provided the following:

(a)  Secured Lender Claims

The holders of approximately $54,065 of secured debt received the following for their secured debt: (a) a new term note for $20,000 due May 2010 with interest at 7% payable quarterly; (b) a new term note for $24,000 due May 2010 with interest at prime plus 3%, and not less than 10%, payable annually beginning November 2005; and (c) 77% of the newly issued voting common stock of the Company.

(b)  Trade and Other Miscellaneous Claims

The holders of approximately $17,600 of trade and other miscellaneous claims received the following for their claims: (a) 2% of the newly issued voting common stock of the Company, (b) $100 in cash and (c) 100% (2,500 shares), of the newly issued preferred stock of the Company.

(c)  Fresh-Start Reporting

The Company accounted for the reorganization using fresh-start reporting. Accordingly, all assets and liabilities are restated to reflect their reorganization value, which approximates fair value at the date of reorganization. The fair value of property, machinery and equipment was based on independent third-party appraisals obtained by the Company.

Under fresh-start accounting, the compromise total enterprise value (see below) was allocated to the Company’s assets based on their respective fair values in conformity with the purchase method of accounting for business combinations in accordance with SFAS No. 141, Business Combinations. Any portion not attributed to specific tangible or identified intangible assets has been recorded as an indefinite-lived intangible asset referred to as “reorganization value in excess of amounts allocable to identifiable assets” and reported as goodwill.

GLOBE METALLURGICAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)
November 12, 2006 and June 30, 2006 and 2005
(Dollars in thousands, except share and per share amounts)

(d)	Compromise Total Enterprise Value; Reorganization Value in Excess of Amounts Allocable to Identifiable Assets (Goodwill)

Compromise total enterprise value (reorganization value) represents the amount of resources available, or that become available, for the satisfaction of post-petition liabilities and allowed claims, as negotiated between the Company and its pre-petition creditors (the interested parties). This value along with other terms of the Plan of Reorganization was determined only after extensive arms-length negotiations amongst the interested parties. Each interested party developed its view of what the value should be based primarily upon expected future cash flows of the business after emergence from Chapter 11, discounted at rates reflecting perceived business and financial risks. This value is viewed as the fair value of the entity before considering liabilities and approximates the amount a willing buyer would pay for the assets of the Company immediately after restructuring.

The amount of reorganization value in excess of amounts allocated to identifiable assets (goodwill) is a function of compromise total enterprise value. While the Company believes that the compromise enterprise value approximated fair value, differences between the methodology used in testing for goodwill impairment and the negotiated value could result in this asset being written down in value in the future.

(18)	Subsequent Event

In August 2006, the Company entered into a merger agreement with International Metal Enterprises, Inc. whose name was subsequently changed to Globe Specialty Metals, Inc. (GSM). On November 13, 2006, GSM finalized the merger agreement by acquiring 100% of the outstanding stock of the Company. The aggregate purchase price was $134,064, which comprised 8.6 million shares of GSM common stock valued at $47,961, cash of $33,220, GSM’s direct costs associated with the acquisition of $3,348 and assumed debt of $49,535.

CAMARGO CORREA METAIS S.A.

FINANCIAL STATEMENTS AS OF
DECEMBER 31, 2006, 2005 AND 2004

INDEPENDENT AUDITORS’ REPORT

To the Shareholders and Management of
Camargo Corrêa Metais S.A.
Breu Branco — PA

1.	We have audited the consolidated balance sheets of Camargo Corrêa Metais S.A. as of December 31, 2006 and 2005, and the related consolidated statements of operations, changes in shareholders’ equity, and changes in financial position for the three years ended December 31, 2006, 2005 and 2004, all expressed in Brazilian reais and prepared under the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements.

2.	We conducted our audits in accordance with auditing standards generally accepted in Brazil and with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

3.	In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Camargo Corrêa Metais S.A. as of December 31, 2006 and 2005, and the related consolidated statements of operations, changes in shareholders’ equity, and changes in financial position for the three years ended December 31, 2006, 2005 and 2004 in conformity with Brazilian accounting standards.

4.	As mentioned in Note 7, the Company has total recoverable taxes of R$15.984 thousand and R$9.834 thousand as of December 31, 2006 and 2005, respectively, that may be compensated with other Federal tax debits arising from the Company’s normal business future operations, and for which the Company depends on Tax Authorities’ approval for both compensation and/or refund. The Company estimates to use the total amount of its recoverable taxes in 5 years starting in year 2008. The Brazilian Federal Revenue Service has a 5-year period to approve the Company’s requests.

INDEPENDENT AUDITORS’ REPORT

To the Shareholders and Management of
Camargo Corrêa Metais S.A.
Breu Branco — PA

1.	Brazilian accounting standards vary in certain respects from the accounting principles generally accepted in the United States of America, including the presentation of a statement of cash flow. Information relating to the nature and effect of such differences is presented in Notes 18 and 19 in the consolidated financial statements.

2.	This report is being reissued in connection with the consolidated financial statements of the Company’s new parent company Globe Specialty Metals, Inc. as commented in Note 20.

São Paulo, March 30, 2007,
except for Notes 7, 18 and 19 for which the date is June 11, 2008.

/s/  Esmir de Oliveira
Esmir de Oliveira
Audit Partner
BDO Trevisan Auditores Independentes

SCHEDULE 1 (Page 1)

CAMARGO CORRÊA METAIS S.A.

Section .1.	CONSOLIDATED BALANCE SHEETS IN DECEMBER 31, 2006 AND 2005

	December 31,	December 31,
	2006	2005
	(Amounts stated in thousands of Brazilian Reais - R$)

ASSETS

Current
Cash and banks	12,522	299
Accounts receivable from customers	19,414	19,393
Inventories	19,793	21,285
Recoverable taxes	2,290	2,032
Other receivables	459	396

	54,478	43,405

Non-current
Long-term assets
Recoverable taxes	13,694	7,802
Other receivables	275	193

	13,969	7,995
Investments	650	650
Deferred charges	4,314	4,655
Property, plant and equipment, net	97,043	103,490

Total noncurrent assets	115,976	116,790

Total assets	170,454	160,195

SCHEDULE 1 (Page 2)

CAMARGO CORRÊA METAIS S.A.

Section .2.	CONSOLIDATED BALANCE SHEETS IN DECEMBER 31, 2006 AND 2005

	December 31,	December 31,
	2006	2005
	(Amounts stated in thousands of Brazilian Reais - R$)

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current
Suppliers — trade payables	25,949	12,387
Financial institutions	12,469	15,081
Salary and vacations payable	2,111	2,492
Dividends and interest on equity capital	—	319
Taxes payable	3,271	158
Other liabilities	261	—

Total current liabilities	44,061	30,437

Non-current
Financial institutions	7,114	10,556
Other liabilities	1,953	1,528

Total non-current liabilities	9,067	12,084
Stockholders’ equity
Capital stock	289,010	289,010
Capital reserve	15	15
Accumulated losses	(171,699)	(171,351)

	117,326	117,674

Total liabilities and stockholders’ equity	170,454	160,195

The accompanying notes are an integral part of these financial statements.

SCHEDULE 2

CAMARGO CORRÊA METAIS S.A.

CONSOLIDATED STATEMENTS OF OPERATIONS
AS OF DECEMBER 31, 2006, 2005 AND 2004

	December 31,	December 31,	December 31,
	2006	2005	2004
	(Amounts stated in thousands of
	Brazilian Reais - R$)

Gross sales	137,354	114,675	125,301
Deductions from sales	(5,665)	(3,372)	(2,927)

	131,689	111,303	122,374
Cost of goods sold	(103,402)	(90,508)	(96,896)
Depreciation	(8,847)	(8,208)	(8,374)

Gross profit	19,440	12,587	17,104

Operating expenses
Selling expenses	(12,434)	(6,030)	(5,430)
Administrative expenses	(5,382)	(5,578)	(4,472)
Depreciation	(687)	(653)	(473)

	937	326	6,729
Interest income (expense)	(153)	(204)	617
Other income (expense), net	(908)	(8,636)	613

Operating (loss) income	(124)	(8,514)	7,959
Non-operating results	(30)	93	(748)

Results before income taxes and participation of employees and administrators	(154)	(8,421)	7,211
Provision for income taxes	—	—	(1,443)
Participation of the employees and administrators in the results	(194)	(826)	(339)

Net (loss) income	(348)	(9,247)	5,429

The accompanying notes are an integral part of these financial statements.

SCHEDULE 3

CAMARGO CORRÊA METAIS S.A.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
AS OF DECEMBER 31, 2006, 2005 AND 2004

			Retained
			Earnings
	Capital	Capital	(Accumulated
	Stock	Reserve	Losses)	Total
	(Amounts stated in thousands of Brazilian Reais — R$)

Balances as of December 31, 2003	289,010	15	(165,775)	123,250
Profit for the year	—	—	5,429	5,429
Proportional distribution of profit	—	—	(1,758)	(1,758)

Balances as of December 31, 2004	289,010	15	(162,104)	126,921
Loss for the year	—	—	(9,247)	(9,247)

Balances as of December 31, 2005	289,010	15	(171,351)	117,674
Loss for the year	—	—	(348)	(348)

Balances as of December 31, 2006	289,010	15	(171,699)	117,326

The accompanying notes are an integral part of these financial statements.

SCHEDULE 4

CAMARGO CORRÊA METAIS S.A.

CONSOLIDATED STATEMENTS OF CHANGES IN FINANCIAL POSITION
AS OF DECEMBER, 31 2006, 2005 AND 2004

	December 31,	December 31,	December 31,
	2006	2005	2004
	(Amounts stated in thousands of Brazilian Reais — R$)

SOURCES OF FUNDS

Cash flows from operating activities:

From operations
Noncash items
Depreciation and amortization	9,534	8,861	8,847
Write-off of property, plant and equipment	1,126	148	748

	10,660	9,009	9,595
From third parties
Increase in other long-term liabilities	425	10,204	2,118
Transfers from long-term assets to current assets	79	—	—

	504	10,204	2,118
Total sources of funds	11,164	19,213	11,713

USES OF FUNDS

(Loss) Income for the year	348	9,247	(5,429)
Addition to property, plant and equipment	2,869	4,861	11,247
Additions to deferred charges	1,004	1,406	1,785
Increase in other long-term assets	6,052	7,803	23
Dividends and interest on equity capital	—	—	1,758
Decrease in long-term liabilities	812	—	—
Transfer from long-term liabilities to current liabilities	2,630	702	178

	13,715	24,019	9,562
(Decrease) increase in working capital	(2,551)	(4,806)	2,151

Represented by:

Current assets
At end of year	54,478	43,405	44,565
At beginning of year	43,405	44,565	42,245

Increase (decrease)	11,073	(1,160)	2,320

Current liabilities
At end of year	44,061	30,437	26,791
At beginning of year	30,437	26,791	26,622

	13,624	3,646	169
(Decrease) increase in working capital	(2,551)	(4,806)	2,151

The accompanying notes are an integral part of these financial statements.

CAMARGO CORRÊA METAIS S.A.

NOTES TO THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2006, 2005 AND 2004

1.  OPERATIONS

Camargo Corrêa Metais S.A. (the “Company”) main purpose is the production, sale, and export of silicon metal and silica fume. Their exports represent a substantial part of the Company’s sales. Its plant, installed in the town of Breu Branco, State of Para, serves metallurgical and chemical industries. To that end it may explore mineral deposits in Brazil, sell minerals for producing and selling silicon, silica fume and other alloys, produce and sell charcoal and timber and forested and reforested land.

2.  PRESENTATION OF THE FINANCIAL STATEMENTS

The Company’s financial statements have been prepared in accordance with Laws 6.404/76 and 9.249/95 that, in 1996, extinguished adjustment for inflation of permanent assets, shareholders’ equity, and other non-cash items of the Balance Sheets.

3.  SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

3.1.  Statement of income, and current and noncurrent assets and liabilities

a.	they are based on the accrual basis of accounting;

b.	the classification of current and noncurrent assets and liabilities is made in compliance with articles 179 and 180 of Law No. 6.404/76;

c.	assets are stated at their net realizable values, including earnings and accruals incurred, when applicable;

d.	liabilities are stated at their known or estimated values, plus any corresponding charges incurred, when applicable;

e.	income and social contribution taxes were determined based on the respective rates in effect on the tax basis and in conformity with legal provisions; and

f.	for better presentation and accounting disclosure, the Company reclassified expenditures from CPMF or Provisional Contribution on Financial Movements to Interest Income (Expense), net that were previously classified in Administrative Expenses as the nature of these expenses related more to interest payments than administrative expenses.

3.2.  Inventories

Stated at the lower of cost or market. (note 6)

3.3.  Investments

Valued at cost, adjusted for inflation through December 1995. A provision for possible losses during realization are recognized at the amount deemed necessary.

3.4.  Property, plant and equipment

Recorded at acquisition and installation cost, less accumulated depreciation. Depreciation was calculated on the straight-line method at rates that take into consideration the useful lives of assets and were established in conformity with a technical report, except for forest, for which depletion is based on the area harvested during the year.

CAMARGO CORRÊA METAIS S.A.

NOTES TO THE FINANCIAL STATEMENTS — (Continued)
AS OF DECEMBER 31, 2006, 2005 AND 2004

3.5.  Revenue recognition

Revenue is recorded when title passes to the customer, represented by the date in which the products are shipped normally at FOB sales method to the client. Selling prices are fixed based on purchase orders or contractual arrangements. Provision, when applicable, is made for estimated returns and estimated credit losses.

Shipping and handling costs are classified as selling expenses in the consolidated statement of income.

3.6.  Income tax and social contribution

Income tax and social contribution are calculated according to prevailing tax legislation over taxable income, adjusted from income before tax. The provision for income tax is recognized at the rate of 15%, plus 10% surtax on taxable income. The provision for social contribution tax is recognized at the rate of 9%.

3.7.  Use of estimates

The preparation of financial statements in accordance with Brazilian accounting practices requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4.  CONSOLIDATED FINANCIAL STATEMENTS

The consolidated financial statements as of December 31, 2006, 2005 and 2004 were prepared in accordance with the consolidation practices provided in the Corporate Law and comprise the individual financial statements of Camargo Corrêa Metais S.A. and of its subsidiary Reflorestadora Água Azul Ltda.

The consolidation process of balance sheet accounts and statement of operations accounts corresponds to the sum of the balances of assets, liabilities, income and expenses of the companies included in the consolidation, according to their nature, complemented by the elimination of interests held in the shareholders’ equity of Camargo Corrêa Metais S.A., as well as assets, liabilities, income, costs and expenses arising from transactions between them.

5.  CUSTOMERS — TRADE RECEIVABLES

	12/31/2006	12/31/2005
	(R$’000)

Trade notes receivable — Domestic customers	3,348	1,862
Customers overseas — Third parties	6,828	128
Customers overseas — Companies of the Group	19,836	25,157
(-) Advances on export contracts	(10,598)	(7,754)

Total	19,414	19,393

CAMARGO CORRÊA METAIS S.A.

NOTES TO THE FINANCIAL STATEMENTS — (Continued)
AS OF DECEMBER 31, 2006, 2005 AND 2004

6.  INVENTORIES

	12/31/2006	12/31/2005
	(R$’000)

Finished products	7,881	8,229
Work in process	3,074	5,005
Raw materials	6,577	5,536
Production and packing materials	448	577
Advances to suppliers	252	304
Others	1,561	1,634

Total	19,793	21,285

7.  RECOVERABLE TAXES

	12/31/2006	12/31/2005
	(R$’000)

Short-term
IRPJ and CSL — Prepayments in the current year	1,097	2,032
COFINS to offset	174	—
IPI to offset	804	—
Other taxes recoverable	215	—

Total	2,290	2,032

Long-term
IRPJ and CSL — Prepayments from prior years	2,627	259
PIS recoverable	1,924	1,480
COFINS recoverable	8,140	5,324
IPI credits — Refund requests	990	726
Other taxes recoverable	13	13

	13,694	7,802

Total	15,984	9,834

Captions:
IRPJ — Corporate Income Tax
CSL — Social Contribution Tax on Income
PIS — Contribution the Social Integration Program
COFINS — Contribution for Social Security Funding
IPI — Federal VAT

CAMARGO CORRÊA METAIS S.A.

NOTES TO THE FINANCIAL STATEMENTS — (Continued)
AS OF DECEMBER 31, 2006, 2005 AND 2004

Refund requests regarding PIS and COFINS are associated with credits taken on the acquisition of electric power, services, and inputs used in the production process. Refund requests for all the above-mentioned tax credits have been filed with the Federal Revenue Service, as legally required. The Company may also compensate all Federal tax credits, including PIS and COFINS, with other Federal tax debits arising from the Company’s normal business future operations, for which the Company depends on Tax Authorities’ approval. The Company estimates to use the total amount of its recoverable taxes in 5 years starting in year 2008. The Brazilian Federal Revenue Service has a 5-year period to approve the Company’s requests.

8.	PROPERTY, PLANT AND EQUIPMENT

	12/31/2006				12/31/2005
			Accumulated
		Cost	Depreciation
	Depreciation Rates	(R$’000)	(R$’000)	Net (R$’000)	Net (R$’000)

Plots of land	—	1,061	—	1,061	1,061
Buildings and facilities	2,33 to 4,00	60,912	25,067	35,845	37,114
Machinery and equipment	3,33 to 33,33	103,074	70,376	32,698	38,968
Furniture and fixtures	10	514	394	120	154
Vehicles	5,00 to 20,00	447	407	40	160
Forests(1)	Variable	31,464	5,362	26,102	24,893
Trademarks	Variable	929	268	661	701
Others	Variable	959	443	516	439

Total		199,360	102,317	97,043	103,490

(1)	Forests refers to accumulated costs of the Company’s reforestation project including labor preparation of seedlings, mechanical clearing and chemical weeding. Depletion is calculated as a percentage of the total area of the forest that is being cut.

9.	SUPPLIERS — TRADE PAYABLES

	12/31/2006	12/31/2005
	(R$’000)

Centrais Betricas Norte do Brasil
Eletronorte	16,978	4,647
SGL Carbon	2,460	2,493
Other suppliers and accounts payable	6,511	5,247

Total	25,949	12,387

The Company has an electric power supply contract until 2018 with Eletronorte. In 2008, in compliance with the contract, the tariff will be adjusted. Since August 2005, Eletronorte has not included in its invoices amounts representing the collection of the power transmission. The Company, following the opinion of its legal counselors, has been formally protesting on a monthly basis that non-billing, and the amount is duly recorded in Trade Payable. ANEEL — Brazilian Electric Power Agency, started the mediation between the parties.

CAMARGO CORRÊA METAIS S.A.

NOTES TO THE FINANCIAL STATEMENTS — (Continued)
AS OF DECEMBER 31, 2006, 2005 AND 2004

10.	FINANCIAL INSTITUTIONS

Loans and financing were made chiefly for export operations and acquisition of property, plant, and equipment for the Company. Their composition is shown below:

Bank	Type	Interest Rates	12/31/2006	12/31/2005
			(R$’000)

Short-term:
Bradesco	Export financing	5,49% to 5,80%	94	7
Unibanco	Export financing	4,40% to 6,00%	1,664	3,582
Unibanco	Export prepayment	Libor + 1,25%	2,256	—
Banco Votorantim	Export financing	5.80%	1,596	—
Citibank	Export financing	5,13% to 5,29%	—	706
HSBC	Export financing	4,10% to 5,71%	—	4,755
Banco do Brasil	Export financing	4,15% to 6,02%	6,359	5,557
Banco do Brasil	FINAME	TJLP	500	474

			12,469	15,081
Long-term:
Unibanco	Export prepayment	Libor + 1,25%	6,412	9,360
Banco do Brasil	FINAME	TJLP	702	1,196

			7,114	10,556
			19,583	25,637

Captions:

TJLP — Long-term Interest Rate
FINAME — Government Agency for Machinery & Equipment Financing

Long-term amounts have the following composition per year of maturity:

Maturity	12/31/2006	12/31/2005
	(R$’000)

2007	—	2,834
2008	6,908	7,515
2009	206	207

	7,114	10,556

11.	TAXES PAYABLE

	12/31/2006	12/31/2005
	(R$’000)

State VAT (ICMS)	2,644	48
Other taxes and contributions	627	110

Total	3,271	158

Until April 2006, in compliance with Law 6,489/02, the Company, as well as other 186 companies, had a tax incentive from the government of the State of Pará regarding ICMS. Starting in April 2006, item I of article 5 of Law 6,489/02 was declared unconstitutional by the Brazilian Supreme Federal Court. The amounts

CAMARGO CORRÊA METAIS S.A.

NOTES TO THE FINANCIAL STATEMENTS — (Continued)
AS OF DECEMBER 31, 2006, 2005 AND 2004

of ICMS payable since then are recorded in Taxes Payable, whose period was extended by the Government of Pará, as a way of softening the effect of the incentive loss.

On December 15, 2006, the Government of Pará enacted Decree 2680, reestablishing the Tax Incentive with the same previous benefits.

12.	RELATED PARTY TRANSACTIONS

	Camargo Correa		Camargo Correa
	Overseas LTD		Cimentos S/A		Camargo Correa S/A		Other Related Parties
	12/31/2006	12/31/2005	12/31/2006	12/31/2005	12/31/2006	12/31/2005	12/31/2006	12/31/2005
	(R$’000)

Balance sheet positions:
Accounts receivable	19,836	25,157	—	5	—	—	—	—
Accounts payable	—	—	—	—	—	—	370	546
Interest on equity (capital payable)	—	—	—	—	—	319	—	—
Income statement:
Sales	82,931	77,096	3,047		—	—	—	—
Exchange variation	(894)	1,570	—	—	—	—	—	—
Cost and/ or expenses	—	—	—	—	—	—	1,028	1,587

13.	CONTINGENT LIABILITIES

Based on the evaluation of legal advisors, the financial statements do not include provisions for contingent liabilities of civil, tax / fiscal or labor natures. According to that evaluation, the most relevant proceedings against the Company classified as possible loss are commented below:

13.1.  Tax contingencies

The Company is a defendant in the following Tax Proceedings:

•	Tax deficiency notice issued by the Federal Revenue Service and taxes claimed in court by the National Treasury, concerning Import Tax and Federal VAT (IPI), supposedly due to the non-compliance with the Drawback regime, at an amount of R$2,871 thousand (R$2,155 thousand in 2005);

•	Tax deficiency notice issued by the Treasury Department of the State of Pará due to the assumed lack of payment of the ICMS rate difference in the acquisition of materials used in the Production process, at an amount of R$334 thousand;

•	Tax deficiency notice of IBAMA for the assumed suppression of native vegetation without authorization of the competent agency, at an amount of R$214 thousand;

•	Fiscal execution by the National Treasury in relation to taxes offset in the Statement of Federal Taxes and Contributions (DCTF), rejected due to the supposed expiration of the right to the Credits used in the offsetting, at an amount of R$47 thousand;

•	Fiscal execution by the National Treasury in relation to taxes offset in the Statement of Federal Taxes and Contributions (DCTF) and rejected due to the supposed expiration of the right to the Credits used in the offsetting, at an amount of R$221 thousand; and

•	Taxes offset in the Statement of Federal Taxes and Contributions (DCTF), whose credits used in the process were partially rejected by the Federal Revenue Service, at an amount of R$448 thousand.

CAMARGO CORRÊA METAIS S.A.

NOTES TO THE FINANCIAL STATEMENTS — (Continued)
AS OF DECEMBER 31, 2006, 2005 AND 2004

13.2.  Labor Contingencies

The Company is a defendant in individual and collective Labor Proceedings, and is codefendant in labor complaints filed by employees of outsourced companies, at an amount of R$616 thousand.

13.3.  Civil Contingencies

The Company is a defendant in the following Civil Proceedings:

•	An action filed by OSCAR LUIS DE MORAES for compensation of assumed losses to a Rural Property, at an amount of R$850 thousand;

•	An action filed by TRANSMIX — Comercio, Representacoes e Trasportes Ltda, for compensation of supposed material and moral damages, and loss of profits, amounting to R$17,931 thousand, whose sentence was favorable to CCM, determining the termination of the action without judgment of merit.

14.	SHAREHOLDERS’ EQUITY

14.1.  Capital Stock

The company’s capital stock is represented by 33,115,708,363 common shares, all nominative and without par value.

14.2.  Capital Reserve

Relates to investments made in fiscal incentives.

15.	TAX LOSSES AND CREDITS TO OFFSET

The Company has tax losses at the amount of R$181,489 thousand (R$181,217 thousand in 2005) and social contribution tax negative basis of R$119,368 thousand (R$119,097 thousand in 2005) to be offset with future income. The company did not recognize a deferred tax asset from these bases because of the lack of historical losses in current earnings. The Company’s management intends to accrue a deferred tax asset as soon as conditions for recovery together with expectation of future positive basis begin to be of reasonable occurrence.

16.	INSURANCE

The Company has insurance policies to cover its assets of the kinds named and operational risks (fire, break of machines, electric damages, tumults and strikes, flooding, equipment in general and others), loss of profits, civil liability, group life insurance, and transportation. For renewal of the policy to the period 2006/2007, the services of a specialized company was contracted to evaluate the assets and real estate properties of the Company, based on market values.

17.	FINANCIAL INSTRUMENTS

The Company operates and manages those investments through control policies and establishment of operating strategy approved by the management.

As established by CVM (Brazilian SEC) Instruction No. 235/95, we present the following information about financial instruments:

Cash on hand, in banks and financial investments:

The amounts accounted for are close to their realization values.

CAMARGO CORRÊA METAIS S.A.

NOTES TO THE FINANCIAL STATEMENTS — (Continued)
AS OF DECEMBER 31, 2006, 2005 AND 2004

Derivatives:

The Company does not operate with derivatives.

Risk management:

(i) Exchange and interest rate risks

This risk is due to the possibility of the Company incurring losses in view of fluctuations in exchange and interest rates. Therefore, the Company continually monitors those oscillations, with the purpose of evaluating the need of contracting operations to protect the Company against the risk of instability in exchange and interest rates, and the Company adopts a conservative policy in the investment of its resources. The Company does not have financial instruments deemed to protect exposure to exchange rates and interest rates as of December 31, 2006 and 2005.

(ii) Credit Risks

The Company’s sales policy is associated to the level of credit risk it is willing to run in the course of business.

The diversification of its receivables, the selection of customers, as well as the follow-up of financing periods of sales and individual limits are procedures adopted to minimize possible problems of default related to accounts receivable.

18.	RECONCILIATION OF STATEMENTS OF SHAREHOLDERS’ EQUITY AND NET INCOME FOR DIFFERENCES BETWEEN BRAZILIAN GAAP AND US GAAP AS OF DECEMBER 31, 2006, 2005 AND 2004

	2006	2005	2004
	(R$’000)

Shareholders’ equity — BR GAAP	117,326	117,674	126,921
US GAAP adjustments:
Deferred charges written-off under US GAAP (Note A)	(4,314)	(4,655)	(4,447)
Asset retirement obligation — SFAS 143 (Note B)	(126)	(84)	(42)
Deferred income tax on US GAAP differences (Note C)	1,492	1,583	1,512
Inflationary restatement period when Brazilian Reais not considered to be a functional currency (Note D)	8,739	9,712	10,585

Fair value adjustment of available for sale Security — OCI (Note E)	(98)	(156)	—

Shareholders’ equity — US GAAP	123,019	124,074	134,529

Net (loss) income — BR GAAP	(348)	(9,247)	5,429
US GAAP adjustments:
Deferred charges treatment — (Note A)	266	(208)	(1,254)
Asset retirement obligation — SFAS 143 (Note B)	(63)	(63)	(63)
Deferred tax on US GAAP differences (Note C)	(69)	92	447
Inflationary restatement (Note D)	(851)	(871)	166

Net (loss) income — US GAAP	(1,065)	(10,297)	4,725

CAMARGO CORRÊA METAIS S.A.

NOTES TO THE FINANCIAL STATEMENTS — (Continued)
AS OF DECEMBER 31, 2006, 2005 AND 2004

A.	ACCUMULATED EFFECTS OF DEFERRED CHARGES

	2006	2005	2004
	(R$’000)

Write-off of deferred charges from balance position:
Research and development	(1,652)	(1,957)	(1,738)
SAP implementation	(1,548)	(1,333)	(981)
Other maintenance	(1,114)	(1,365)	(1,728)

Total write-off	(4,314)	(4,655)	(4,447)
Effect in shareholder’s equity:
Beginning balance of 2004	(3,193)	(3,193)	(3,193)
Current earnings 2004	(827)	(827)	(827)
Current earnings 2005	(137)	(137)	—
Current earnings 2006	176	—	—
Deferred tax effect 2004	(427)	(427)	(427)
Deferred tax effect 2005	(71)	(71)	—
Deferred tax effect 2006	90	—	—
Write off	75	—	—

Total effect in equity	(4,314)	(4,655)	(4,447)
Effect in net income:
Cost of goods sold: depreciation	936	933	497
Selling, general and administrative: depreciation	333	265	34
Administrative expenses	(1,003)	(1,406)	(1,785)

Gross effect in net income	266	(208)	(1,254)
Deferred tax effect (34%)	(90)	71	427

Total net effect in net income	176	(137)	(827)

Under Brazilian GAAP pre-operational expenses relating to start-up operations, research and development, implementation of software and other maintenance costs are registered as deferred charges in long-term assets and amortized over a five year period using the straight-line method. According to US GAAP those expenses are expensed immediately in current earnings when incurred. Accordingly, the net amounts of R$4,314 thousand, R$4,655 thousand and R$4,447 thousand were written off against accumulated losses, including reversion of the amount amortized in current earnings of 2006, 2005 and 2004, respectively.

B.	ASSET RETIREMENT OBLIGATIONS (ARO)

Under Brazilian GAAP no accounting provision exists for costs to be incurred by the company for closing and restoration of the pit mines. For US GAAP, according to SFAS 143 all future costs incurred by the company related to closing, reforestation, and restoration should be measured as per its discounted present value. This value is calculated as the present value to restore four pit mines in time ranges from five to thirty years. The average value used to restore each mine is $0.50 of Reais (fifty cents of Reais) per depleted ton. The estimate of $0.50 per ton is based on past costs incurred by the Company with other mines already depleted. The total future value restoration cost for the four mines with different depletion time horizons is R$1,198 thousand. This value is equivalent to R$186 thousand in 2003 present value terms. The discount rate

CAMARGO CORRÊA METAIS S.A.

NOTES TO THE FINANCIAL STATEMENTS — (Continued)
AS OF DECEMBER 31, 2006, 2005 AND 2004

used to calculate the present value obligations is the TJLP — Long Term Interest Rate issued by the Brazilian National Monetary Council of 9% representing the discount rate on long-term liabilities.

The reconciliation statement to US GAAP recognizes an ARO in 2003 and increased its carrying amount by R$186 thousand, which is accrued against the liability.

The reconciliation statement to US GAAP also recognizes yearly amortization of R$14 thousand on the asset portion of ARO. Concurrently, the annual amount of R$49 thousand is accrued to liabilities as accretion (interest) expense to justify the ARO’s additional future cost.

The adjustments relating to recognition of the Asset Retirement Obligation are as follows:

	2006	2005	2004
	(R$’000)

Adjustments in assets:
Current assets
Deferred tax over ARO (accumulated net income effect x 34%)	63	42	21
Other assets
Asset retirement obligation	144	158	172

ARO related assets	207	200	193
Adjustments in liabilities:
Other liabilities
ARO liability	333	284	235
Adjustments in shareholder’s equity:
Current earnings 2004	(42)	(42)	(42)
Current earnings 2005	(42)	(42)	—
Current earnings 2006	(42)	—	—

Total shareholders’ equity	(126)	(84)	(42)

Total liabilities & equity — US GAAP	207	200	193

Adjustments in current earnings:
Income US GAAP adjustment
Accretion (interest) expense	(49)	(49)	(49)
ARO depreciation expense	(14)	(14)	(14)

Deferred charges (deferred tax effect not included)	(63)	(63)	(63)

C.  DEFERRED INCOME TAXES

The reconciliation statement to US GAAP recognizes the deferred income tax effect over all temporary differences from the restatement from Brazilian GAAP. Only the adjustments of ARO and write-off of Deferred Charges are considered temporary differences. The inflationary restatement of fixed assets and share capital based on EITF 94-2 is considered a permanent difference since it will not reoccur in the future.

CAMARGO CORRÊA METAIS S.A.

NOTES TO THE FINANCIAL STATEMENTS — (Continued)
AS OF DECEMBER 31, 2006, 2005 AND 2004

The adjustments of deferred tax assets can be summarized as follows:

	2006	2005	2004
	(R$’000)

Adjustments affecting equity:
Deferred charges written off from long-term assets	(4,314)	(4,655)	(4,447)
Creation of ARO	(126)	(84)	(42)
Other	52	84	42

	(4,388)	(4,655)	(4,447)
	x 34%	x 34%	x 34%

Deferred tax credit created against accumulated earnings	1,492	1,583	1,512
Adjustments affecting current earnings:
Deferred charges adjustments to income statement to agree with US GAAP	266	(208)	(1,252)
Amortization of ARO in current earnings	(63)	(63)	(63)

	203	(271)	(1,315)
Deferred tax effect over:
Deferred charges (34%)	(90)	71	426
ARO (34%)	21	21	21

Deferred tax (expense) created in current earnings	(69)	92	447

D.  INFLATIONARY RESTATEMENT

Brazil changed its currency during 1995 from Cruzeiro to Real. Prior to 1995 Brazil was considered a hyperinflationary economy. This practice usually converged to the U.S. Dollar to serve as proxy functional currency. Starting in 1995 Brazil entered a period of currency stability. Starting from end of 1997 the Brazilian economy was no longer considered hyperinflationary after the three consecutive years, and the new currency, the Real, could be used as a functional currency for US GAAP purposes. This adjustment to the Real as a new functional currency creates an inflationary restatement.

The effects of the inflationary restatement to US GAAP are demonstrated as follows:

	2006	2005	2004
	(R$’000)

Effect in equity:
Share capital restatement	31,949	31,949	31,949
Fixed asset restatement (net effect)	(23,210)	(22,237)	(21,364)

Net effect in equity	8,739	9,712	10,585

Effect in current earnings:
(Reversal) Addition of depreciation expense from restatement	(851)	(871)	166

E.	FAIR VALUE ADJUSTMENT OF AVAILABLE FOR SALE SECURITY — ELETROBRÁS

The Company has interest shares on Eletrobrás (public trading company in Brazil), which is kept at cost method with no adjustment at fair value in accordance with Brazilian GAAP. For US GAAP purposes, this

CAMARGO CORRÊA METAIS S.A.

NOTES TO THE FINANCIAL STATEMENTS — (Continued)
AS OF DECEMBER 31, 2006, 2005 AND 2004

investment is classified as an available for sale security and in this regard has to be adjusted at fair value against Other Comprehensive Income, within the equity account, with no effect in the income statement, as in accordance with FAS 115 — Accounting for Certain Instruments in Debit and Equity Securities. The adjustments presented in the reconciliation are net of 34% income tax. The Company obtained the shares on Eletrobrás on April 28, 2005. The shares of Eletrobrás are quoted at Bovespa (São Paulo Stock Exchange).

19.	STATEMENTS OF CASH FLOW AS OF DECEMBER 31, 2006, 2005 AND 2004

19.1.  Statements of Cash Flow per Brazilian GAAP

	2006	2005	2004
	(R$’000)

Cash flows from operating activities:
Net income (loss) for the year	(348)	(9,247)	5,429
Adjustments to reconcile net income (loss):
Depreciation and amortization	9,534	8,861	8,847
Loss on disposal of permanent assets	1,126	148	748
Interest, monetary and exchange variation	95	1,079	750
Increases and decreases in operating assets and liabilities:
Trade receivable	(21)	(9,040)	13,192
Inventories	1,492	1,822	(9,178)
Suppliers	13,562	1,639	(2,557)
Tax and contribution payable	3,113	(274)	(139)
Payment of software implementation costs	(697)	(575)	(1,148)
Payment of research and development costs	(307)	(831)	(637)
Other assets and liabilities, net	(5,990)	(2,765)	(2,739)

	21,907	64	7,139
Net cash provided by operating activities	21,559	(9,183)	12,568

Cash flow from investing activities:
Acquisition of property plant and equipment	(2,869)	(4,861)	(11,247)

Net cash used in investing activities	(2,869)	(4,861)	(11,247)
Cash flow from financing activities:
Borrowings from short and long term debts	19,719	29,308	28,768
Payments of short and long term debts	(25,867)	(18,121)	(25,710)
Payment of interest on equity capital	(319)	(1,176)	(1,952)

Net cash used in financing activities	(6,467)	10,011	1,106
Net increase (decrease) in cash	12,223	(4,033)	2,427
Cash at the beginning of the year	299	4,332	1,905

Cash at the end of the year	12,522	299	4,332

Additional information:
Interest paid	1,477	686	398

Income tax paid or compensated	—	—	1,443

CAMARGO CORRÊA METAIS S.A.

NOTES TO THE FINANCIAL STATEMENTS — (Continued)
AS OF DECEMBER 31, 2006, 2005 AND 2004

19.2.  Reconciliation of Statements of Cash Flow for differences between Brazilian GAAP and US GAAP

	2006			2005			2004
	Brazilian		U.S.	Brazilian		U.S.	Brazilian		U.S.
	GAAP	Adjust.	GAAP	GAAP	Adjust.	GAAP	GAAP	Adjust.	GAAP
	(R$’000)

Net Income	(348)	(717)	(1,065)	(9,247)	(1,050)	(10,297)	5,429	(704)	4,725
Operating activities per Brazilian GAAP	21,907	—	21,907	64	—	64	7,139	—	7,139
US GAAP adjustments:
Deferred charges treatment — (Note 19-A)	—	(266)	(266)	—	208	208	—	1,254	1,254
Asset retirement obligations — (Note 19-B)	—	63	63	—	63	63	—	63	63
Deferred tax on US GAAP differences - (Note 19-C)	—	69	69	—	(92)	(92)	—	(447)	(447)
Inflationary restatement — (Note 19-D)	—	851	851	—	871	871	—	(166)	(166)

Total cash provided by operating activities	21,559	—	21,559	(9,183)	—	(9,183)	12,568	—	12,568
Total cash provided by (used in) investing activities	(2,869)	—	(2,869)	(4,861)	—	(4,861)	(11,247)	—	(11,247)
Total cash provided by (used in) financing activities	(6,467)	—	(6,467)	10,011	—	10,011	1,106	—	1,106

Net increase (decrease) in cash	12,223	—	12,223	(4,033)	—	(4,033)	2,427	—	2,427
Cash at the beginning of the year	299	—	299	4,332	—	4,332	1,905	—	1,905

Cash at the end of the year	12,522	—	12,522	299	—	299	4,332	—	4,332

Additional information:
Interest paid	1,477	—	1,477	686	—	686	398	—	398

Income tax paid / compensated	—	—	—	—	—	—	1,443	—	1,443

20.	SUPPLEMENTAL DISCLOSURE — OTHER INCOME (EXPENSE), NET

	2006	2005		2004
		(R$’000)

Settlement loss from local taxing authority	—	(8,854	)(a)	—
Net (loss) gain from forest sale	(881)	169		365
Other	(27)	50		248

	(908)	(8,635)		613

(a)	The settlement loss from local taxing authority represents the one-time payment of a disputed item with a local taxing authority.

21.	DEFERRED TAX ASSET AND VALUATION ALLOWANCE

FAS 109 requires establishment of a deferred tax asset with the related valuation allowance arisen from accumulated tax losses presumed to be offset in the future. According to Brazilian income tax, accumulated losses are indefinite and can be compensated up to 30% with future income. Income tax rate is 34% (25% income tax and 9% social contribution). The Company’s deferred tax asset would be around R$61.706 thousand in 2006 and R$61.614 thousand in 2005, which are reduced by a 100% valuation allowance.

CAMARGO CORRÊA METAIS S.A.

NOTES TO THE FINANCIAL STATEMENTS — (Continued)
AS OF DECEMBER 31, 2006, 2005 AND 2004

22.	SUBSEQUENT EVENTS

In January 2007 there was a change in the Company’s shareholding. The 33.115.698.412 registered common shares belonging to Camargo Corrêa S.A. were sold to Globe Metais Participações Ltda.

During an Extraordinary Meeting held on February 26, 2007 the new shareholders decided to change the Company’s name to Globe Metais Ind. e Com. S.A. During the same meeting, it approved the merger between Globe Metais Participações Ltda and Globe Metais Ind. e Com. S.A., with all shares of the new company being held by Globe Specialty Metals, Inc.

GLOBE METALES S.A.
(FORMERLY STEIN FERROALEACIONES S.A.C.I.F.y A.)
Carlos Pellegrini 1141 — Piso 11
CIUDAD AUTÓNOMA DE BUENOS AIRES — ARGENTINA

Main activity:	Manufacture and sale of special ferrous alloys

Date of Registration with the Argentina Public Registry of Commerce:	February 28, 1975

Last amendment to the Bylaws:	May 24, 2007

Registration with the Company’s Inspection Bureau (IGJ):	252,694

Expiration date of its Bylaws:	February 28, 2074

Name of Parent Company (Note 1):	Global Specialty Metals, Inc.

Legal Address:	615 DuPont Highway, Kent County, Dove, Delaware, United States of America

Main activity of Parent Company:	Manufacture and sale of special ferrous alloys

Ownership interest held by the Parent Company (direct and indirect interest):	100%

FISCAL YEAR No 32
BEGINNING ON JULY 1, 2005

FINANCIAL STATEMENTS AS OF JUNE 30, 2006
(presented comparatively with fiscal years ended June 30, 2005 and 2004)

CAPITAL STRUCTURE AS OF JUNE 30, 2006 and 2005
(in Argentine pesos — Note 4)

Subscribed and Paid in

25,000,000 common non-endorsable shares with a face value of $1 and one vote per share	25,000,000

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Shareholders
of Globe Metales S.A. (formerly Stein Ferroaleaciones S.A.C.I.F.yA.):

We have audited the accompanying balance sheets of Globe Metales S.A. (the “Company”) as of June 30, 2006 and 2005, and the related statements of income, shareholders’ equity, and cash flows for the each of the three years in the period ended June 30, 2006 with related notes 1 to 17 and supplemental appendices I to VI, thereto. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company at June 30, 2006 and 2005, and the results of their operations and their cash flows for the each of the three years in the period ended June 30, 2006 in conformity with accounting principles generally accepted in Buenos Aires City, Argentina.

Accounting principles generally accepted in Buenos Aires City, Argentina vary in certain significant respects from accounting principles generally accepted in the United States of America (US GAAP). A description of the significant differences between such principles and those accounting principles generally accepted in the United States of America and the effect of those differences on the determination of the results of operations and the statements of cash flows for each of the three years in the period ended June 30, 2006 and on the determination of shareholders’ equity as of June, 2006 and 2005, are set forth in Notes 16 and 17 to the accompanying financial statements.

Deloitte & Co. S.R.L.
Buenos Aires City, Argentina

/s/  Guillermo Cohen

Guillermo Cohen
(Partner)

July 11, 2008

GLOBE METALES S.A. (FORMERLY STEIN FERROALEACIONES S.A.C.I.F.y A.)

BALANCE SHEET AS OF JUNE 30, 2006
(presented comparatively with fiscal year ended June 30, 2005) (Note 2.1)

	2006	2005
	(In Argentine pesos)

ASSETS
CURRENT ASSETS
Cash on hand and banks (Note 3.a)	4,720,941	4,873,739
Investments (Appendix I)	343,676	190,844
Trade receivables (Note 3.b)	10,619,625	5,188,505
Other receivables (Note 3.c)	6,745,126	5,566,873
Inventories (Note 3.d)	12,024,420	9,864,422
Other assets (Note 3.e)	1,573,706	1,032,260

Total current assets	36,027,494	26,716,643

NON-CURRENT ASSETS
Other receivables (Note 3.c)	4,435,896	9,544,914
Fixed assets (Appendix II)	35,366,938	36,465,785

Total non-current assets	39,802,834	46,010,699

TOTAL ASSETS	75,830,328	72,727,342

LIABILITIES
CURRENT LIABILITIES
Trade accounts payable (Note 3.f)	12,668,760	10,022,636
Bank and financial loans (Note 3.g)	3,854,865	3,311,364
Salaries and social security contributions (Note 3.h)	932,865	739,495
Taxes payable (Note 3.i)	489,314	233,698
Other liabilities (Note 3.j)	214,020	238,854

Total current liabilities	18,159,824	14,546,047

NON-CURRENT LIABILITIES
Trade accounts payable (Note 3.f)	1,119,041	—
Bank and financial loans (Note 3.g)	1,542,000	2,089,132
Deferred income taxes (Note 3.k)	2,525,284	1,844,775
Other liabilities (Note 3.j)	3,758,382	3,891,265
Reserves (Appendix III)	3,961,715	3,126,060

Total non-current liabilities	12,906,422	10,951,232

TOTAL LIABILITIES	31,066,246	25,497,279

SHAREHOLDERS’ EQUITY (according to the corresponding statement)	44,764,082	47,230,063

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	75,830,328	72,727,342

Notes 1 to 17 and appendixes I to VI
are an integral part of these financial statements

GLOBE METALES S.A. (FORMERLY STEIN FERROALEACIONES S.A.C.I.F.y A.)

STATEMENT OF INCOME FOR THE FISCAL YEAR ENDED JUNE 30, 2006
(presented comparatively with the fiscal years ended June 30, 2005 and 2004) (Note 2.1)

	2006	2005	2004
	(In Argentine pesos)

Net sales (Note 3.l)	101,462,933	99,316,171	78,058,542
Cost of sales (Appendix IV)	(76,060,325)	(71,446,936)	(60,947,297)

Gross profit	25,402,608	27,869,235	17,111,245
Selling expenses (Appendix VI)	(14,545,136)	(14,467,711)	(10,418,592)
Administrative expenses (Appendix VI)	(1,440,423)	(1,204,386)	(1,138,530)
Financial results — net (Note 3.m)	(3,039,276)	(3,614,996)	(1,391,771)
Other income and expenses (Note 3.n)	1,578,672	722,689	(951,068)

Income from ordinary operations before income tax	7,956,445	9,304,831	3,211,284
Income tax (Note 3.o)	(1,879,203)	(3,125,810)	(1,030,211)

Income from ordinary operations	6,077,242	6,179,021	2,181,073
Extraordinary loss (Note 3.p)	—	(28,910)	(6,597)

Net income for the year	6,077,242	6,150,111	2,174,476

Notes 1 to 17 and appendixes I to VI
are an integral part of these financial statements

GLOBE METALES S.A. (FORMERLY STEIN FERROALEACIONES S.A.C.I.F.y A.)

STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
FOR THE FISCAL YEAR ENDED JUNE 30, 2006
(presented comparatively with the fiscal year ended June 30, 2005) (Note 2.1)

	2006									2005
	Shareholders’ Contributions			Retained Earnings
		Adjustment						Technical
		to Capital		Legal			Unappropriated	Appraisal
	Capital	Stock		Reserves	Other	Total	Retained	Reserve
	Stock	(Note 2.3.h)	Total	(Note 2.3.h)	Reserves	Reserves	Earnings	(Note 2.3.g)	Total	Total
	(In Argentine pesos)

Balance at the beginning of the year	25,000,000	6,969,027	31,969,027	2,847,015	—	2,847,015	9,816,061	6,207,930	50,840,033	43,418,637
Adjustment to prior years (Notes 2.1 and 15)	—	—	—	—	—	—	(3,609,970)	—	(3,609,970)	(1,359,944)

Total balances modified at the beginning of the year	25,000,000	6,969,027	31,969,027	2,847,015	—	2,847,015	6,206,091	6,207,930	47,230,063	42,058,693
Resolution of the Ordinary Shareholders’
Meeting held on September 14, 2005:
— Legal reserves and other reserves	—	—	—	420,007	1,500,000	1,920,007	(1,920,007)	—	—	—
— Dividends declared	—	—	—	—	—	—	(7,880,055)	—	(7,880,055)	(337,102)
Technical appraisal reserve decrease due to:
— Fixed assets depreciation (Appendix II)	—	—	—	—	—	—	—	(663,168)	(663,168)	(641,639)
Net income for the year	—	—	—	—	—	—	6,077,242	—	6,077,242	6,150,111

Balance at the end of year	25,000,000	6,969,027	31,969,027	3,267,022	1,500,000	4,767,022	2,483,271	5,544,762	44,764,082	47,230,063

Notes 1 to 17 and appendixes I to VI
are an integral part of these financial statements

GLOBE METALES S.A. (FORMERLY STEIN FERROALEACIONES S.A.C.I.F.y A.)

STATEMENT OF CASH FLOWS FOR THE FISCAL YEAR ENDED JUNE 30, 2006
(presented comparatively with the fiscal years ended June 30, 2005 and 2004) (Note 2.1)

	2006	2005	2004
	(In Argentine pesos)

CASH VARIATION
Cash and cash equivalent at the beginning of the year(1)	4,873,739	1,911,909	4,850,086
Cash and cash equivalent at the end of year(1)	4,720,941	4,873,739	1,911,909

Net (decrease) increase in cash and cash equivalent	(152,798)	2,961,830	(2,938,177)

CAUSES OF VARIATION
Cash flows from operating activities
Ordinary income for the year	6,077,242	6,179,021	2,181,073
Interest income	(163,569)	(379,930)	(362,254)
Interest expense	1,460,415	1,089,710	661,200
Income tax	1,879,203	3,125,810	1,030,211
Adjustments to reconcile the net cash flow from operating activities:
Expenses not representing use of cash (Note 11.a)	3,816,745	3,330,278	2,572,622
Income not representing sources of cash (Note 11.b)	(122,778)	(299,614)	(878,677)
Net changes in operating assets and liabilities:
(Increase) decrease in trade receivables	(5,267,551)	267,892	251,197
(Increase) decrease in current investments	(97,640)	(122,021)	19,316
Increase in other receivables	(1,960,674)	(278,247)	(3,211,253)
Increase in inventories	(2,159,998)	(2,953,475)	(1,358,510)
Increase in other assets	(298,885)	(45,759)	—
Net increase (decrease) in current and non-current liabilities except insolvency proceedings and financial loans	3,111,859	(127,189)	4,083,374
Net decrease of insolvency proceedings	(10,105)	—	(15,951)
Decrease in reserves	—	(60,037)	—
Dividend payments	(1,447,357)	(337,102)	—

Net cash provided by ordinary operations	4,816,907	9,389,337	4,972,348

Extraordinary loss for the year	—	(28,910)	(6,597)

Net cash provided by operating activities	4,816,907	9,360,427	4,965,751

Cash flows from investing activities
Acquisition of fixed assets	(2,384,735)	(3,530,777)	(14,124,609)
Loans to related companies	(2,223,216)	(485,778)	(148,350)
Proceeds from sale of fixed assets	—	—	70,441

Net cash used in investing activities	(4,607,951)	(4,016,555)	(14,202,518)

Cash flows from financing activities
Net (decrease) increase in loans	(361,754)	(2,382,042)	6,298,590

Net cash (used in) provided by financing activities	(361,754)	(2,382,042)	6,298,590

Net (decrease) increase in cash and cash equivalent	(152,798)	2,961,830	(2,938,177)

(1)	The Company considers as cash and cash equivalent the balances of cash on hand and banks and highly liquid short term investments with originally maturities of three month or less.

Notes 1 to 17 and appendixes I to VI
are an integral part of these financial statements

GLOBE METALES S.A. (FORMERLY STEIN FERROALEACIONES S.A.C.I.F.y A.)

NOTES TO THE FINANCIAL STATEMENTS
(in Argentine Pesos, except where otherwise indicated)

1.	BUSINESS DESCRIPTION AND CHANGES IN THE COMPANY’S OWNERSHIP

Globe Metales S.A. (former Stein Ferroaleaciones S.A.C.I.F.y A.) (the “Company”), manufactures silicon metal alloys, primarily calcium silicide and magnesium ferrosilicon, in industrial plants located in the provinces of Mendoza and San Luis in Argentina. Approximately 80% of its production is exported, and the remaining 20% goes to the domestic market. Its primary clients are several national and worldwide steel mills and casting companies.

On November 20, 2006, 100% of Stein Ferroaleaciones S.A.C.I.F.y A.’s capital stock was acquired by Globe Specialty Metals, Inc., located in the United States. As a consequence of such acquisition, the Company is now a subsidiary of Globe Specialty Metals, Inc. which has operations and industrial plants for silicon metal alloy production in the United States, Brazil, Argentina and Poland.

Due to the abovementioned shares transfer, on May 21, 2007, the Company’s Special Shareholders’ Meeting was called and decided to change Stein Ferroaleaciones S.A.C.I.F.y A.’s corporation name to Globe Metales S.A.

On February 10, 2000, the First National Commercial Circuit Court No. 9 approved the agreement entered into by the Company with its common creditors who were verified by the Company’s Insolvency Proceedings. At the issuing of these financial statements, the Company has been paying these liabilities in accordance with agreed payment proposal agreement (Note 3.j).

The present value of these liabilities presented as current amount to 214,020 and 212,961 as of June 30, 2006 and 2005, respectively, and non-current amount to 3,713,678 and 3,841,265 as of June 30, 2006 and 2005, respectively (Note 3.j).

2.	BASIS FOR THE PREPARATION OF THESE FINANCIAL STATEMENTS AND SIGNIFICANT ACCOUNTING POLICIES

2.1 Accounting policies applied and purpose of the financial statements

These financial statements have been prepared in accordance with the provisions of Technical Resolutions of the Federación Argentina de Consejos Profesionales de Ciencias Economicas (F.A.C.P.C.E.) (Argentine Federation of Professional Economic Council), with the modifications adopted by the Consejo Profesional de Ciencias Económicas de la Ciudad Autónoma de Buenos Aires (C.P.C.E.C.A.B.A.) (Institute of Professional Economic Council of the City of Buenos Aires), herein (Argentine GAAP).

These financial statements have been prepared for inclusion in its parent company’s registration statement on Form S-1 to be filed with the United States Securities and Exchange Commission (SEC).

The Company’s financial statements for the fiscal years ended June 30, 2006, 2005 and 2004 have been prepared in accordance with Argentine GAAP. The Argentine GAAP financial statements were previously issued by the Company for statutory purposes in Argentina and approved by the Company’s Board of Directors on September 11, 2006, September 8, 2005 and October 14, 2004, respectively.

These Argentine GAAP financial statements included herein contain certain adjustments and reclassifications as approved by the Company’s Shareholders meeting held on May 5, 2008 and the Company’s Board of Directors meeting held on July 11, 2008, as detailed in Note 15.

2.2 Consideration for the effects of inflation

These financial statements have been price level adjusted to December 31, 2002, to reflect the effects of the price level variations, applying the method established by Argentine Technical Resolution No 6 of the F.A.C.P.C.E.

GLOBE METALES S.A. (FORMERLY STEIN FERROALEACIONES S.A.C.I.F.y A.)

NOTES TO THE FINANCIAL STATEMENTS — (Continued)
(in Argentine Pesos, except where otherwise indicated)

Decree No 664/03 and Resolution No 4/03 issued by the Inspección General de Justicia (Company Inspection Bureau) suspended the adjustment for inflation of financial statements effective March 1, 2003, whereas the C.P.C.E.C.A.B.A. did the same effective October 1, 2003, (according to Resolution CD 190 of 2003 issued by the C.P.C.E.C.A.B.A.).

Given the low inflation rates measured by the variation of the wholesale internal price index general level, which is the index established to homogeneously adjust financial statements between December, 2002 and September, 2003, the Company decided not to apply any adjustment for such period.

2.3 Principal valuation criteria

The main valuation criteria used in the preparation of the financial statements are as follow:

a) Current monetary items:

Cash on hand and banks, receivables and liabilities in Argentine pesos have been stated at their nominal values, including, when applicable, the interest accrued at each year-end. Due to the low variation level of the overall wholesale internal price index, both year-ends as of June 30, 2006 and 2005 are regarded as periods of monetary stability, therefore implicit financial components of current items have not been segregated.

b) Assets and liabilities denominated in foreign currency

Assets and liabilities stated in foreign currency have been valued at the prevailing exchange rate at each year-end. Due to the low variation level of the wholesale internal price index, both year-ends have been regarded as periods of monetary stability, therefore implicit financial components of current items have not been segregated.

c) Investments:

Investments in government securities have been valued at their market value at the end of each year.

Investments in deposits in guarantees for future foreign exchange contracts have been valued at face value, adjusted, as applicable, for the market value change of such contract at the end of the year (Notes 7 and 12).

d) Non-current receivables and payables:

Long-term receivables and payables with no associated interest rate or other type of financial compensation have been valued at their discounted value or net realizable value, as applicable, at the end of the year.

e) Inventories:

Inventories have been valued at cost and approximately at their replacement cost at the end of each year. The value of inventories does not exceed their recoverable value at the end of each year.

f) Other assets:

Assets held for sale: have been valued at their net realizable value at the end of the year.

Spare parts: have been valued at the cost of last purchase, which is representative of replacement costs value at the end of each year.

The values determined do not exceed their recoverable values.

GLOBE METALES S.A. (FORMERLY STEIN FERROALEACIONES S.A.C.I.F.y A.)

NOTES TO THE FINANCIAL STATEMENTS — (Continued)
(in Argentine Pesos, except where otherwise indicated)

g) Fixed assets:

Original values: were inflation adjusted as detailed in Note 2.2, net of accumulated depreciation corresponding to their assigned useful life.

Depreciation: is calculated by the straight-line method on their inflation adjusted values as detailed in Note 2.2 according to their estimated useful life of each group of assets.

In October 1996, the Company’s fixed assets located in Mendoza and San Luis were technically revaluated. The Company’s management, in consultation with the third parties, concluded to recognize the valuation excess over the book value with an offsetting entry in the technical appraisal reserve account in the statement of changes in shareholders’ equity. The adjusted book value, which includes revaluation and adjustment for inflation as detailed in Note 2.2, was the basis to assess such fixed assets depreciation.

The technical appraisal reserve is depreciated over the remaining useful life of fixed assets with an off-set by reducing in the same amount the reserve initially recorded in the statement of changes in shareholders’ equity.

The carrying value of fixed assets does not exceed their recoverable value.

h) Shareholders’ equity:

Capital Stock, Reserves and Retained Earnings: these accounts have been adjusted by inflation as detailed in Note 2.2. Excess value of adjusted Capital Stock over its face value is allocated to Adjustment to Capital Stock account in Shareholders’ Equity.

Legal reserve: in accordance with the provisions of Argentine Law N° 19,550; 5% of net income for the year is to be appropriated to the legal reserve until such reserve reaches 20% of the Company’s capital stock plus adjustment to capital stock.

i) Income accounts:

These accounts were stated at their nominal values, except charges for assets consumed (depreciation and decreases of fixed assets) recognized according to the adjusted values of such assets as detailed in Note 2.2.

j) Income taxes:

Argentine GAAP require that income taxes be recorded by applying the deferred income tax method. This criterion implies recognizing tax assets and liabilities from temporary differences between accounting and tax valuations.

According to the new generally accepted accounting principles set forth in resolution CD No. 93/2005 of the C.P.C.E.C.A.B.A., effective as of January 1, 2008, the difference between the book value of fixed assets adjusted into constant Argentine pesos and their corresponding basis used for tax purposes corresponds to a temporary difference considered in deferred income tax computations. However, Argentine GAAP allows the option to disclose the mentioned effect in a note to the financial statements. The Company has opted, as allowed by accounting standards, not to recognize the deferred tax liability due to the difference between the adjusted value of fixed assets and their tax value. The value of this liability not recognized in the financial statements is approximately 3,600,000 and 3,900,000 as of June 30, 2006 and 2005, respectively, with an estimated reversal period of 17 years.

GLOBE METALES S.A. (FORMERLY STEIN FERROALEACIONES S.A.C.I.F.y A.)

NOTES TO THE FINANCIAL STATEMENTS — (Continued)
(in Argentine Pesos, except where otherwise indicated)

k) Allowances and reserves:

Allowances: amounts have been provided in order to reduce the valuation of trade receivables based on analysis of doubtful accounts.

Reserves: amounts have been provided for various contingencies which are probable and can be reasonably estimated, based on management’s expectations in consultation with the legal counsels.

l) Use of estimates:

The preparation of financial statements in conformity with Argentine GAAP requires management to make estimates and assumptions that affect the amounts of assets and liabilities disclosed and the disclosure of contingent assets and liabilities in the financial statements and the amounts of reported revenue and expenses during the reporting period. Actual results could differ from these estimates.

3.	DETAIL OF MAIN ACCOUNTS OF THE FINANCIAL STATEMENTS

a)  Cash on hand and banks

	2006	2005

In Argentine Pesos
Cash on hand	24,058	26,374
Banks	1,791,748	220,656

Subtotal	1,815,806	247,030

In foreign currency (Appendix V)
Cash on hand	24,674	10,766
Banks	2,880,461	4,615,943

Subtotal	2,905,135	4,626,709

Total	4,720,941	4,873,739

b)  Trade receivables

	2006	2005

In Argentine Pesos
Accounts receivable	3,510,672	641,434
Checks to be deposited	427,440	213,110

Subtotal	3,938,112	854,544
In foreign currency (Appendix V)
Accounts receivable	1,552,128	1,897,908
Related companies (Note 13)	5,211,857	2,518,525

Subtotal	6,763,985	4,416,433
Deduct:
Allowance for doubtful accounts (Appendix III)	(82,472)	(82,472)

Total	10,619,625	5,188,505

GLOBE METALES S.A. (FORMERLY STEIN FERROALEACIONES S.A.C.I.F.y A.)

NOTES TO THE FINANCIAL STATEMENTS — (Continued)
(in Argentine Pesos, except where otherwise indicated)

c)  Other receivables

	2006	2005

Current
In Argentine Pesos
Export VAT reimbursement	1,327,942	1,976,466
Tax credit balances	2,828,382	2,111,023
Income tax advances and withholdings (net of income tax
provision of 1,198,695 in 2006 and 1,638,429 in 2005)	538,085	15,617
Prepaid expenses	702,590	411,620
Deposits in guarantee	47,775	32,602
Loans to personnel	35,493	18,500

Subtotal	5,480,267	4,565,828

In foreign currency (Appendix V)
Export VAT reimbursements	1,264,859	875,766
Other receivables	—	125,279

Subtotal	1,264,859	1,001,045

Total	6,745,126	5,566,873

Non-current
In Argentine Pesos
Loans	485,778	485,778
Tax credit balances	1,443,458	2,262,976

Subtotal	1,929,236	2,748,754

In foreign currency (Appendix V)
Loan to related companies (Note 13)	2,506,660	283,444
Parent company (Note 13)	—	6,432,697
Other receivables	—	80,019

Subtotal	2,506,660	6,796,160

Total	4,435,896	9,544,914

d)  Inventories

	2006	2005

Finished products	4,456,910	3,370,031
Raw materials	6,793,566	5,743,768
Packaging materials	531,705	354,964
Goods in transit	242,239	207,569

Subtotal	12,024,420	9,676,332
Advances to suppliers	—	188,090

Total	12,024,420	9,864,422

GLOBE METALES S.A. (FORMERLY STEIN FERROALEACIONES S.A.C.I.F.y A.)

NOTES TO THE FINANCIAL STATEMENTS — (Continued)
(in Argentine Pesos, except where otherwise indicated)

e)  Other assets

	2006	2005

Assets held for sale	487,360	244,799
Spare parts	1,086,346	787,461

Total	1,573,706	1,032,260

f)  Trade accounts payable

	2006	2005

Current
In Argentine Pesos
Trade accounts payable	7,191,808	6,186,466
Accrual for invoices to be received	2,865,426	2,351,931

Subtotal	10,057,234	8,538,397

In foreign currency (Appendix V)
Trade accounts payable	1,687,282	1,346,824
Related companies (Note 13)	924,244	137,415

Subtotal	2,611,526	1,484,239

Total	12,668,760	10,022,636

Non-current
In Argentine Pesos Trade accounts payable	1,119,041	—

Total	1,119,041	—

g)  Bank and financial loans

	2006	2005

Current
In Argentine Pesos
Bank loans(1)	2,012,516	—

Subtotal	2,012,516	—

In foreign currency (Appendix V)
Financial loans(2) and (3)	1,842,349	3,311,364

Total	3,854,865	3,311,364

Non-current
In foreign currency (Appendix V)
Financial loans(2)	1,542,000	2,089,132

Total	1,542,000	2,089,132

(1)	In June 2006, the Company obtained a 2,000,000 loan maturing in November 2006 that accrues interest of BIBOR (Buenos Aires Interbank Offered Rate) plus 2.5%.

GLOBE METALES S.A. (FORMERLY STEIN FERROALEACIONES S.A.C.I.F.y A.)

NOTES TO THE FINANCIAL STATEMENTS — (Continued)
(in Argentine Pesos, except where otherwise indicated)

(2)	In the year 2004, the Company entered into an exclusive distribution agreement by which the Company received US$1,250,000 as advanced payment for exports. Such amount accrues an annual interest rate of 8% and has a final maturity in 2009. The outstanding balances as of June 30, 2006 and 2005 are current of 981,842 and 762,605 and non-current of 1,542,000 and 2,089,132, respectively.

(3)	In June 2005, the Company obtained on different dates US$500,000 maturing between July and August 2006 and accruing 8.25% annual interest.

h)  Salaries and social security contributions

	2006	2005

Salaries payable	659,326	517,101
Social security payable	273,539	222,394

Total	932,865	739,495

i)  Taxes payable

	2006	2005

Withholdings	475,764	215,764
Other tax liabilities	13,550	17,934

Total	489,314	233,698

j)  Other liabilities

	2006	2005

Current
Insolvency proceedings:
Preferred creditors	5,145	10,095
Common creditors	208,875	202,866
Others	—	25,893

Total	214,020	238,854

Non-current
Insolvency proceedings:
Common creditors	3,576,091	3,314,629
Late reviewed creditors	330,072	330,072
Preferred creditors	—	4,809
Discount present value adjustment	(806,435)	(422,195)
Creditors with preference under review	613,950	613,950

Subtotal	3,713,678	3,841,265

Others accruals	44,704	50,000

Subtotal	44,704	50,000

Total	3,758,382	3,891,265

GLOBE METALES S.A. (FORMERLY STEIN FERROALEACIONES S.A.C.I.F.y A.)

NOTES TO THE FINANCIAL STATEMENTS — (Continued)
(in Argentine Pesos, except where otherwise indicated)

k)  Deferred income taxes

	2006	2005

Deferred income tax details are as follows:
Non-current liabilities for deferred taxes, net
Trade accounts receivable	(1,313,283)	(964,369)
Other receivables	(351,580)	(182,439)
Inventories	843,372	591,570
Fixed assets	4,190,739	3,138,882
Other assets	122,034	—
Other liabilities	255,216	189,866
Reserves	(1,221,214)	(928,735)

Total	2,525,284	1,844,775

l)  Net sales

	2006	2005	2004

Domestic market sales	22,450,612	20,090,253	16,840,638
Export market sales	80,351,406	80,162,511	61,986,701
Tax refund on exports	1,898,305	1,934,967	1,469,525
Withholdings taxes on exports	(3,237,390)	(2,871,560)	(2,238,322)

Total	101,462,933	99,316,171	78,058,542

m)  Financial results — net

	2006	2005	2004

Generated by assets
Interest income	163,569	379,930	362,264
Adjustment of discounted value of tax credits	(483,266)	73,904	—
Exchange differences	232,658	(1,222,136)	148,020
Holding results of other assets(1)	242,561	—	—

Subtotal profit — (loss)	155,522	(768,302)	510,284

Generated by liabilities
Financial expenses (Appendix VI)	(3,317,576)	(2,823,952)	(1,776,312)
Adjustment of insolvency proceeding liabilities	122,778	(100,316)	(62,370)
Exchange differences	—	77,574	(63,373)
Subtotal loss	(3,194,798)	(2,846,694)	(1,902,055)

Total loss	(3,039,276)	(3,614,996)	(1,391,771)

(1)	Corresponds to holding results from the valuation of assets held for sale at their realizable value at the end of the fiscal year ended June 30, 2006.

GLOBE METALES S.A. (FORMERLY STEIN FERROALEACIONES S.A.C.I.F.y A.)

NOTES TO THE FINANCIAL STATEMENTS — (Continued)
(in Argentine Pesos, except where otherwise indicated)

n)  Other income and expenses

	2006	2005	2004

Decrease in insolvency proceedings liabilities	—	428,840	—
Insurance refunds(1)	4,616,328	409,630	—
Income from sale of fixed assets	234,720	6,300	—
Insolvency proceedings expenses	(606)	(11,973)	(159,495)
Decrease in tax credits	—	(110,108)	—
Reserve for labor lawsuits	(52,557)	—	(210,117)
Legal expenses	—	—	(146,848)
Reserve for contingencies	(300,693)	—	—
Results for sale of other assets	—	—	148,824
Renegotiations of electric supply contract(2)	(2,918,520)	—	—
Others	—	—	(583,432)

Total income — (loss)	1,578,672	722,689	(951,068)

(1)	On January 23, 2005, an accident occurred which resulted in shutting down alloy number 3 (furnace). The Company negotiated and received from the insurance company compensation for its losses.

(2)	In August 2005, the Company signed an agreement with Empresa Distribuidora de Energía de Mendoza S.A. (EDEMSA) by which the amount paid for energy in previous periods was revised with an impact of 2,918,520 recorded as other expense. Such amount will be paid in 31 monthly installments. The balance of this amount as of June 30, 2006 is included in trade accounts payable current for 1,220,771 and trade accounts payable non-current for 1,119,041 and accrues interest at an annual rate of 16%.

o)  Income tax

	2006	2005	2004

Current tax (Note 10)	(1,198,695)	(1,638,429)	(184,746)
Deferred tax	(680,508)	(1,487,381)	(845,465)

Total	(1,879,203)	(3,125,810)	(1,030,211)

The reconciliation between the income tax recognized in the statement of income and the income tax resulting from applying the tax rate effective to income before income taxes for the years ended on June 30, 2006, 2005 and 2004 is as follows:

	2006	2005	2004

Net income for the year before income tax	7,956,445	9,275,921	3,204,687
Income tax rate in effect	35%	35%	35%

Income tax rate in effect applied to net
income for the year before income tax	(2,784,756)	(3,246,572)	(1,121,640)
Permanent differences	905,553	120,762	91,429

Total income tax	(1,879,203)	(3,125,810)	(1,030,211)

GLOBE METALES S.A. (FORMERLY STEIN FERROALEACIONES S.A.C.I.F.y A.)

NOTES TO THE FINANCIAL STATEMENTS — (Continued)
(in Argentine Pesos, except where otherwise indicated)

p)  Extraordinary loss

	2006	2005	2004

Results for adjustments in relation to insolvency proceedings	—	(28,910)	(6,597)

Total loss	—	(28,910)	(6,597)

4.	CAPITAL STOCK

As of June 30, 2006 and 2005 and according to the minutes of the Extraordinary General Shareholders meeting held on August 2, 1996, the Company’s capital stock amounted to 25,000,000 shares, subscribed and paid in, and registered with the Company Inspection Bureau of the Buenos Aires City on December 3, 1996.

5.	TERMS AND INTEREST RATES OF INVESTMENTS, RECEIVABLES AND LIABILITIES

a)  Classification of investments and receivables

	2006	2005

Past due	1,554,124	1,485,025
Without fixed maturity	391,450	6,939,588
Due:
Up to 3 months	12,122,685	8,592,587
Between 3 to 6 months	1,967,447	277,224
Between 6 to 9 months	1,257,223	223,654
Between 9 to 12 months	497,970	157,513
Between 1 to 2 years	3,425,276	1,177,372
Between 2 to 3 years	1,010,620	1,720,645

Subtotal	22,226,795	20,573,608

Less: Allowance for doubtful accounts	(82,472)	(82,472)

Total	22,144,323	20,491,136

Accrual of interest:

As of June 30, 2006, accounts receivables with related companies accrue interest at LIBOR (London Interbank Offered Rate) plus 4% annually.

GLOBE METALES S.A. (FORMERLY STEIN FERROALEACIONES S.A.C.I.F.y A.)

NOTES TO THE FINANCIAL STATEMENTS — (Continued)
(in Argentine Pesos, except where otherwise indicated)

b)  Classification of liabilities

	2006	2005

Without fixed maturity	1,992,060	476,575
Due:
Up to 3 months	12,862,554	11,918,574
Between 3 to 6 months	2,171,347	1,275,452
Between 6 to 9 months	875,823	231,853
Between 9 to 12 months	442,260	763,872
Between 1 to 2 years	5,917,714	2,902,700
Between 2 and 3 years	865,141	814,141
Over 3 years	1,977,632	3,988,052

	27,104,531	22,371,219

Interest rate in relation to bank and financial loans and the trade account payable in relation to the contract with EDEMSA are detailed in Notes 3.g and 3.n, respectively.

6.	ASSETS SUBJECT TO AUTHORIZATION FOR DISPOSAL

The insolvency agreement noted in Note 1 restricts the Company from selling certain assets and requires an approval to be obtained for disposal. As of June 30, 2006 and 2005, the Company was in compliance with these restrictions.

7.	GUARANTEES GRANTED

As of June 30, 2006, the Company guaranteed a US$1,000,000 bank loan by transferring trade accounts receivable balances until the loan is paid.

As of June 30, 2006, the Company had deposits in the amount of 97,640 for open foreign currency positions (Note 12).

As of June 30, 2006, the Company granted the rights of collection of certain purchase orders to a local client for the payment of a 2,000,000 loan until the loan is paid in full.

As of June 30, 2006, the Company had an outstanding revolving pledge on a distribution contract for 179 tons of steel strips that guaranteed a US$99,196 bank debt. The debt was paid in full in July 2006.

8.	MORTGAGED ASSETS

During 2004, the Company received, as an export advance payment, US$1,250,000 for a distribution agreement signed with an overseas client, which was approved by the Company’s Board of Directors. As guarantee for such advance payment, the electrical furnace No. 4 from the plant in Mendoza was pledged for an amount of US$1,400,000. The amount of the liability in relation to such advance is 2,523,842 and 2,851,737 as of June 30, 2006 and 2005, respectively.

9.	PROMOTIONAL BENEFITS

In accordance with law No 22.095 and as a consequence of the merger that took place in 1996 with Silarsa S.A., the Company has the following benefits: Mining promotion Regime established by Resolution No 20/88 of the Mining Secretariat and its modification 4/2005, whereby it exempts the production of Furnace No 4 from income tax payments until 2008 and the production of Furnace No 5 until 2012, in agreement with

GLOBE METALES S.A. (FORMERLY STEIN FERROALEACIONES S.A.C.I.F.y A.)

NOTES TO THE FINANCIAL STATEMENTS — (Continued)
(in Argentine Pesos, except where otherwise indicated)

a decreasing exemption scale. These benefits are conditioned to the export of a minimum of 80% of annual sales.

The plant located in the Lujan de Cuyo Petrochemical Industrial Park, in the Province of Mendoza, has the benefits of Law No 24.196 of mining promotion. The assets included in the calculation of the presumptive minimum income tax are exempt by this law.

10.	INCOME TAX AND PRESUMPTIVE MINIMUM INCOME TAX

For the fiscal years ended June 30, 2006, 2005 and 2004, the Company determined income tax due by applying the corresponding tax rate to net taxable income, which resulted in charges to income of such fiscal years for 1,198,695, 1,638,429 and 184,746, respectively.

Additionally, the Company calculates tax on minimum presumed income applying the current 1% tax rate to taxable assets estimated at year-end. This tax is complementary to income tax. The Company’s tax liability will coincide with the higher of such taxes. However, if the tax on minimum presumed income exceeds income tax during one tax year, such excess may be computed as prepayment of any income tax excess over the tax on minimum presumed income that may be generated in the next ten years. For the fiscal years ended June 30, 2006, 2005 and 2004, no accrual has been made for the presumptive minimum income tax, since the income tax charge was greater.

11.	STATEMENT OF CASH FLOWS

a)	Expenses not representing use of cash

	2006	2005	2004

Depreciation of fixed assets	2,820,065	2,668,097	2,285,686
Write-offs of fixed assets residual value	349	—	—
Net financial results	160,676	28,076	—
Increase in reserves	835,655	584,105	286,936
Increase in accruals	—	50,000	—

Total	3,816,745	3,330,278	2,572,622

b)	Income not representing sources of cash

	2006	2005	2004

Reserves	—	—	(111,512)
Net financial results	—	—	(687,308)
Income from sales of other assets	—	—	(148,824)
Financial result net related to insolvency proceeding	(122,778)	(299,614)	68,967

Total	(122,778)	(299,614)	(878,677)

12.	DERIVATIVE INSTRUMENTS

The Company has entered into future foreign exchange contracts for US$35,000 that mature in July and August 2006. As of June 30, 2006, the future contracts were valued at their respective market values, resulting in a loss of 105 for the fiscal year ended June 30, 2006 which was recognized in statement of income in the financial result — net account.

GLOBE METALES S.A. (FORMERLY STEIN FERROALEACIONES S.A.C.I.F.y A.)

NOTES TO THE FINANCIAL STATEMENTS — (Continued)
(in Argentine Pesos, except where otherwise indicated)

13.	BALANCES AND TRANSACTIONS WITH THE PARENT COMPANY AND RELATED COMPANIES

Balances at June 30, 2006 are as follows:

		Other
	Trade	Non-current	Trade Accounts
Companies	Receivables	Receivables	Payable	Sales	Purchases

Related Companies:
Ultracore Polska	4,445,041	2,506,660	157,605	3,386,733	254,683
Ultracore USA	766,816	—	693,918	1,003,468	438,509
Product	—	—	72,721	—	72,579

Total	5,211,857	2,506,660	924,244	4,390,201	765,771

Balances at June 30, 2005 are as follows:

		Other
		Non-current	Trade Accounts
Companies	Trade Receivables	Receivables	Payable	Sales	Purchases

Parent Company:
Hurlington S.A.(1)	—	6,432,697	—	—	—
Related companies:
Ultracore Polska	1,372,635	283,444	—	484,795	—
Ultracore USA	1,056,552	—	137,415	19,363,648	137,415
Product	89,338	—	—	89,338	—

Total	2,518,525	6,716,141	137,415	19,937,781	137,415

(1)	Parent company of Stein Ferroaleaciones S.A.C.I.F.y A. until acquired by Globe Specialty Metals, Inc. on November 20, 2006.

14.	SUBSEQUENT EVENTS

On July 19, 2006, the Company signed a mutual contract for US$4,000,000 to finance its expansion operations. This contract has a 3-year maturity, and the contract contains a guarantee which includes a floating pledge on the Mendoza plant’s inventory for US$1,500,000 and the partial assignment of the collection from the distribution contract mentioned in Note 8.

On November 20, 2006, 100% of Stein Ferroaleaciones S.A.C.I.F.y A.’s capital stock was bought by Globe Specialty Metals, Inc., located in the United States. As a consequence of such acquisition, the Company is now a subsidiary of Globe Specialty Metals, Inc. which has operations and industrial plants for silicon metal alloys production in the United States, Brazil, Argentina and Poland.

Due to the abovementioned shares transfer, on May 21, 2007, the Company’s Special Shareholders’ Meeting was called and decided to change Stein Ferroaleaciones S.A.C.I.F.y A.’s corporation name to Globe Metales S.A.

In April 2007, the Company acquired a 100% capital interest in Ultra Core Energy S.A. Through such acquisition, the Company holds 9.73% of Inversora Nihuiles S.A., parent company of Hidroeléctrica Nihuiles S.A., and 8.40% of Inversora Diamante S.A., a parent company of Hidroeléctrica Diamante S.A., both in the province of Mendoza, Argentina.

GLOBE METALES S.A. (FORMERLY STEIN FERROALEACIONES S.A.C.I.F.y A.)

NOTES TO THE FINANCIAL STATEMENTS — (Continued)
(in Argentine Pesos, except where otherwise indicated)

The Company has signed a sale agreement for the property classified as assets held for sale amounting to 487,360 (Note 3.e). This property was sold for 486,541 on April 19, 2007 and the amount collected was recognized as advance payments in the fiscal year 2007. Such property transfer is to be approved by the court involved in the composition with creditors’ procedure (Note 1). The approval is pending with the court.

15.	ADJUSTMENTS AND RECLASSIFICATIONS

Effective for the Company on July 1, 2006, except for certain matters which application will be effective as from July 1, 2008, new generally accepted accounting principles were introduced by Resolution CD No. 93/2005 of the Professional Council in Economic Sciences of the Autonomous City of Buenos Aires to converge the accounting principles in Argentina and involved the issuance of Resolution No. 312/2005 by the Argentine Federation of Professional Councils in Economic Sciences.

Since the acquisition of the Company by Globe Specialty Metals, Inc., the Company’s new management has made certain adjustments and reclassification to conform these financial statements to consolidated parent company financial statements and accounting policies.

During the fiscal year ended June 30, 2007, as a consequence of the changes introduced in Argentine GAAP as mentioned above, the Company’s new management changed the accounting criterion to measure the deferred tax applied historically, where discounted values were used to measure deferred income tax assets and liabilities. The Company’s new management has adopted measuring deferred income tax assets and liabilities on an undiscounted basis. This change has been retroactively applied by the Company in these financial statements. Additionally, the Company recognized the deferred income tax effect related to the corresponding adjustment detailed below. This change and the deferred income tax effect related to the corresponding adjustments detailed below have resulted in an increase in the deferred income tax liability as of June 30, 2006 and 2005 of 1,544,284 and 1,844,775, respectively, and a (decrease) — increase in deferred income tax expense of (300,491), 1,487,381 and 845,465 for the fiscal years ended June 30, 2006, 2005 and 2004 respectively.

During the fiscal year ended June 30, 2007, the Company’s new management modified the accounting criterion applied historically for the recognition of major furnace maintenance provisions which was based on the recognition of a provision before such maintenance was carried out. The Company’s new management has adopted a policy which requires the capitalization of the major maintenance expenses of furnaces when done and depreciation of the major maintenance expenses until the next maintenance period. This change has been retroactively applied by the Company in these financial statements. Such change resulted in a decrease in the other non-current liabilities as of June 30, 2006 and 2005 in the amount of 3,027,504 and 2,434,057, respectively, and, as of June 30, 2006, an increase in fixed assets in the amount of 380,808 and a decrease in production costs for 974,255, 684,177 and 599,544 for the fiscal years ended June 30, 2006, 2005 and 2004, respectively.

During the fiscal year ended June 30, 2007, in accordance with new Argentine accounting principles in effect as mentioned above, the Company’s new management recognized an impairment charge for fixed assets in the amount of 2,621,602. This impairment charge offset the impaired assets revaluation adjustment made during 1996 (Note 2.3.g) with an offsetting entry reducing the technical appraisal reserve account in the statement of changes in shareholders’ equity.

During the fiscal year ended June 30, 2007, the Company’s new management has determined based on new estimates and projections of the Company’s future activities and operations, that a portion of the VAT receivable balance will not be recoverable, therefore reducing it during such fiscal year.

For the purpose of these financial statements and considering the requirement to submit the information detailed in Notes 16 and 17 and in accordance with the new parent company’s accounting policies, the

GLOBE METALES S.A. (FORMERLY STEIN FERROALEACIONES S.A.C.I.F.y A.)

NOTES TO THE FINANCIAL STATEMENTS — (Continued)
(in Argentine Pesos, except where otherwise indicated)

Company has adopted the revenue recognition criteria followed by the parent company which establishes that revenue is recognized when a firm sales agreement is in place, delivery has occurred and title and risk of ownership have passed to the customer, the sale price is fixed and determinable, and collectability is reasonably assured. The Company’s new management has decided to retroactively modify the revenue recognition criteria previously followed under Argentine GAAP in previous years. Such change has caused a decrease in net sales of 996,895 and 2,672,869 for the fiscal years ended June 2006 and 2005, respectively, and a decrease in net income for 213,520 and 862,392 for the fiscal years ended June 30, 2006 and 2005, respectively.

During the fiscal year ended June 30, 2007, and based on the information and consultation with legal advisors, the Company’s new management accrued additional amounts compared to those estimated by the previous management as of June 30, 2006 and 2005. This change represents a correction of prior year balances as of June 30, 2006 and 2005, and for the fiscal years ended June 30, 2006, 2005 and 2004. These additional accruals primarily relate to contingencies for Customs General Administration claims associated with temporary imports of assets with an import date prior to 1999. These additional amounts have resulted in an increase in the non-current reserve balances as of June 30, 2006 and 2005 in the amount of 3,164,675 and 2,682,270, respectively, and an increase in financial result-net loss in the statement of income in the amount of 482,405, 584,105 and 76,819 for the fiscal years ended June 30, 2006, 2005 and 2004, respectively.

During the fiscal year ended June 30, 2007, the Company’s new management accrued an additional amount for insolvency proceedings compared to the one estimated by the previous management as of June 30, 2006 and 2005. That change represents a correction of prior year balances as of June 30, 2006 and 2005, and for the fiscal years ended June 30, 2006, 2005 and 2004. These additional accruals primarily relate to adjustments of the amounts due to creditors who were verified by the Company’s insolvency Proceedings. These additional amounts have resulted in an increase in the non-current reserve balances as of June 30, 2006 and 2005 in the amount of 1,405,975 and 654,590, respectively, and a loss (gain) in the financial result-net in the statement of income in the amount of 751,325, 325 and (16,712) for the fiscal years ended June 30, 2006, 2005 and 2004, respectively.

The combined effect of these adjustments described in this note at the beginning of the years ended June 30, 2006 and 2005 amounts to 3,609,970 and 1,359,944, respectively, that have been included in the statement of changes in Shareholder’s Equity as adjustments to prior years.

16.	SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN ARGENTINE GAAP AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (US GAAP)

The Company’s financial statements have been prepared in accordance with Argentine GAAP, which differs in certain respects from US GAAP. Such differences involve certain methods for measuring the amounts shown in the financial statements, as well as additional disclosures required by US GAAP.

Inflation accounting

As discussed in Note 2.2, under Argentine GAAP, the financial statements are presented in constant Argentine pesos based on the application of therein mentioned resolutions.

Under US GAAP, financial statements are prepared on a historical cost basis. However, the reconciliation detailed in Note 17 do not include the reversal of the adjustment to net income and shareholders’ equity for the effects of inflation, as permitted by the SEC, as this adjustment represents a comprehensive measure of the effects of price-level changes in the Argentine economy, and as such, is considered a more meaningful presentation than historical cost-based financial reporting for both Argentine and US GAAP. Consequently, the

GLOBE METALES S.A. (FORMERLY STEIN FERROALEACIONES S.A.C.I.F.y A.)

NOTES TO THE FINANCIAL STATEMENTS — (Continued)
(in Argentine Pesos, except where otherwise indicated)

reconciliation, as permitted by SEC regulations, does not include the effects of inflation on US GAAP net income and shareholders’ equity.

Valuation differences

The principal valuation differences, other than inflation accounting, between Argentine GAAP and US GAAP as they relate to the Company’s shareholders’ equity as of June 30, 2006 and 2005 and net income for the years ended June 30, 2006, 2005 and 2004, are reflected in the amounts provided in Note 17 and principally relate to the items discussed in the following paragraphs. The additional disclosures required under US GAAP have not been included.

a)	Deferred income taxes

Under Argentine GAAP, the Company accounts for income taxes using the liability method. Accordingly, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets are also recognized for tax loss carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income for the period that includes the enactment date. A valuation allowance is recognized for that component of deferred tax assets which is not recoverable. The Argentine GAAP is similar to US GAAP set forth in Statement of Financial Accounting Standards issued by the Financial Accounting Standards Board in the United States of America (SFAS) No. 109, “Accounting for Income Taxes”. However, under Argentine GAAP and in accordance with C.P.C.E.C.A.B.A. Resolution MD No. 11/2003, the differences between the price-level adjusted amounts of assets and liabilities and their tax basis are treated as permanent differences for deferred income tax calculation purposes. Under US GAAP, the Company applies Emerging Issues Task Force in the United States of America (EITF) 93-9, “Application of FASB Statement No. 109 in Foreign Financial Statements Restated for General Price-Level Changes”, which requires such differences to be treated as temporary differences in calculating deferred income taxes.

In addition, the US GAAP deferred income tax adjustment includes the effect on deferred income taxes of the other reconciling items described herein, as appropriate.

b)	Capitalization of interest cost

Through December 31, 2005, the capitalization of interest cost for those assets which require a period of time to get them ready for their intended use was discretionary under Argentine GAAP. The Company did not capitalize interest over the value of its fixed assets in accordance with Argentine GAAP.

Under US GAAP, the Company applied SFAS No. 34, “Capitalization of Interest Cost”, whereby interest capitalization on assets is mandatory for those assets which require a period of time to get them ready for their intended use.

c)	Discounted value of certain receivables and liabilities

Under Argentine GAAP, certain long-term receivables and liabilities (except for deferred income tax liabilities) were valued based on the best estimate of discounted value of amounts expected to be received or paid. Such discount was reversed for US GAAP purposes.

GLOBE METALES S.A. (FORMERLY STEIN FERROALEACIONES S.A.C.I.F.y A.)

NOTES TO THE FINANCIAL STATEMENTS — (Continued)
(in Argentine Pesos, except where otherwise indicated)

d)	Holding gains on assets held for sale

Under Argentine GAAP, assets held for sale are valued at their net realizable value at the end of the year. Under US GAAP, assets held for sale are valued at the lower of the assets carrying amount or fair value less cost to sell.

e)	Valuation of fixed assets — technical appraisal reserve

Under Argentine GAAP, in the year 1996, the accounting values of certain fixed assets were technically appraised based on a report issued by an independent valuation specialist. Under Argentine GAAP, technical appraisal and revaluation adjustments of certain fixed assets was permitted until the year 2003 under certain circumstances. Technical appraisal resulting in upward adjustment of fixed assets is not permitted under US GAAP.

New US GAAP accounting pronouncement

In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109” (FIN 48), which clarifies the accounting for uncertainty in income tax positions. FIN 48 requires that management determine whether a tax position is more likely than not to be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. Once it is determined that a position meets this recognition threshold, the position is measured to determine the amount of benefit to be recognized in the financial statements. The Company has decided to apply the provisions of FIN 48 on a prospective basis effective on July 1, 2007.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (SFAS 157), which clarifies the definition of fair value, establishes guidelines for measuring fair value, and expands disclosures regarding fair value measurements. SFAS No. 157 does not require any new fair value measurements and eliminates inconsistencies in guidance found in various prior accounting pronouncements. SFAS No. 157 will be effective for the Company on July 1, 2008. However, the FASB deferred the effective date of SFAS 157 until the beginning of the Company’s 2009 fiscal year, as it relates to fair value measurement requirements for non-financial assets and liabilities that are not remeasured at fair value on a recurring basis. SFAS 157 is required to be applied prospectively, except for certain financial instruments. The Company is currently evaluating the impact that the adoption of SFAS No. 157 could have on its financial statements.

GLOBE METALES S.A. (FORMERLY STEIN FERROALEACIONES S.A.C.I.F.y A.)

NOTES TO THE FINANCIAL STATEMENTS — (Continued)
(in Argentine Pesos, except where otherwise indicated)

17.	RECONCILIATION OF NET INCOME, AND SHAREHOLDERS’ EQUITY TO US GAAP

The following is a summary of the significant adjustments to net income for the years ended June 30, 2006, 2005 and 2004, and to shareholders’ equity as of June 30, 2006 and 2005, which would have been required if US GAAP had been applied instead of Argentine GAAP in the financial statements. The additional US GAAP disclosures have not been included.

(Amounts are expressed in Argentine pesos)

RECONCILIATION OF NET INCOME	2006	2005	2004

Net Income in accordance with Argentine GAAP	6,077,242	6,150,111	2,174,476
US GAAP adjustments:
Discounted value of certain receivables and liabilities (Note 16.c)	151,834	129,486	212,826
Capitalization of interest cost and related depreciation of capitalized interest (Note 16.b)	(13,678)	(13,678)	259,880
Difference in deferred income taxes (Note 16.a)	(157,734)	427,990	(74,362)
Holding gains on assets held for sale (Note 16.d)	(242,561)	—	—

Net Income in accordance with US GAAP	5,815,103	6,693,909	2,572,820

RECONCILIATION OF SHAREHOLDER’S EQUITY	2006	2005

Shareholder’s Equity in accordance with Argentine GAAP	44,764,082	47,230,063
US GAAP adjustments:
Valuation of fixed assets — technical appraisal reserve (Note 16.e)	(5,544,762)	(6,207,930)
Discounted value of certain receivables and liabilities (Note 16.c)	250,889	99,055
Capitalization of Interest cost (Note 16.b)	232,525	246,203
Difference in deferred income taxes (Note 16.a)	(2,383,697)	(2,225,963)
Holding gains on assets held for sale (Note 16.d)	(242,561)	—

Shareholder’s Equity in accordance with US GAAP	37,076,476	39,141,428

Additional information on the Statements of Cash flows

The statements of cash flows presented in the financial statements are prepared based on Argentine GAAP. Under both Argentine GAAP and US GAAP, the Company considers all highly liquid investments with original maturity of three months or less to be cash equivalents. As a result, no differences exist between the total amounts of cash and cash equivalents reported in the statements of cash flows prepared under Argentine GAAP and US GAAP.

GLOBE METALES S.A. (FORMERLY STEIN FERROALEACIONES S.A.C.I.F.y A.)

NOTES TO THE FINANCIAL STATEMENTS — (Continued)
(in Argentine Pesos, except where otherwise indicated)

Main differences in the Company’s cash flow statements between Argentine GAAP and US GAAP relates to the disclosure of certain items that should be classified differently between operating and financing activities under Argentine GAAP and US GAAP. Such differences mainly relate to dividends paid and interest paid, and the presentation of the effect of exchange rate changes on cash balances held in foreign currencies as a separate part of the reconciliation of the change in cash and cash equivalents during the years.

RECONCILIATION OF CASH FLOW	2006	2005	2004

Total cash provided by operating activities in accordance with Argentine GAAP	4,816,907	9,360,427	4,965,751
US GAAP adjustments:
Dividends paid	1,447,357	377,102	—
Financial interests	(358,121)	(398,682)	(72,332)
Effect of exchange rate changes on cash and cash equivalents	(321,900)	72,447	(215,674)

Total cash provided by operating activities in accordance with US GAAP	5,584,243	9,411,294	4,677,745

Total cash used by investing activities in accordance with Argentine GAAP and US GAAP	(4,607,951)	(4,016,555)	(14,202,518)

Total cash provided by (used in) financing activities in accordance with Argentine GAAP	(361,754)	(2,382,042)	6,298,590
US GAAP adjustments:
Dividends paid	(1,447,357)	(377,102)	—
Financial interests	358,121	398,682	72,332

Total cash provided by (used in) financing activities in accordance with US GAAP	(1,450,990)	(2,360,462)	6,370,922

Net (decrease) increase in cash	(474,698)	3,034,277	(3,153,851)
CASH AT THE BEGINNING OF THE YEAR	4,873,739	1,911,909	4,850,086
Effect of exchange rate changes on cash and cash equivalents	321,900	(72,447)	215,674

CASH AT THE END OF THE YEAR	4,720,941	4,873,739	1,911,909

GLOBE METALES S.A. (FORMERLY STEIN FERROALEACIONES S.A.C.I.F.y A.)

Appendix I

INVESTMENTS
Corresponding to the year ended on June 30, 2006
(presented comparatively with the fiscal year ended June 30, 2005)
(in Argentine pesos)

	Book Value
Denomination	2006	2005

CURRENT
In foreign currency (Appendix V)
Deposits in guarantee for future contracts (Notes 7 and 12)	97,640	—
Government securities	246,036	190,844

Total	343,676	190,844

GLOBE METALES S.A. (FORMERLY STEIN FERROALEACIONES S.A.C.I.F.y A.)

Appendix II

FIXED ASSETS
Corresponding to the year ended on June 30, 2006
(presented comparatively with the fiscal year ended June 30, 2005)
(in Argentine pesos)

	ORIGINAL VALUES				DEPRECIATION					NET
					Accumulated
	Values at the				at the				Accumulated
	Beginning of			Values at the	Beginning of		Rate	Amount	at the End of	Book Value	Book Value
ITEMS	Year	Additions	Write-offs	End of Year	Year	Write-offs	%	(1)	Year	2006	2005

Land	490,047			490,047						490,047	490,047
Buildings	8,884,410	78,062		8,962,472	3,723,256		2%	199,842	3,923,098	5,039,374	5,161,154
Machinery	4,590,033	69,860		4,659,893	3,807,631		7%	245,793	4,053,424	606,469	782,402
Vehicles	391,120			391,120	348,263		20%	12,394	360,657	30,463	42,857
Tools	176,996			176,996	156,348		20%	5,162	161,510	15,486	20,648
Furniture	1,263,331	380,808		1,644,139	1,230,312		10%	12,338	1,242,650	401,489	33,019
Installations	1,916,078	692,023		2,608,101	1,278,262		20%	92,765	1,371,027	1,237,074	637,816
Furnaces	58,135,571	544,890	(529,996)	58,150,465	29,305,113	(529,647)	5%	2,278,511	31,053,977	27,096,488	28,830,458
Equipment	12,554,257	519,187	(254,668)	12,818,776	12,132,833	(254,668)	10%	627,869	12,506,034	312,742	421,424
Computer systems	74,920	10,691		85,611	28,960			8,559	37,519	48,092	45,960
Advances to suppliers		89,214		89,214						89,214

Total 2006	88,476,763	2,384,735	(784,664)	90,076,834	52,010,978	(784,315)		3,483,233	54,709,896	35,366,938

Total 2005	84,977,135	3,530,777	(31,149)	88,476,763	48,732,391	(31,149)		3,309,736	52,010,978		36,465,785

(1)	Includes 2,820,065 and 2,668,097 charged to production cost (Appendix VI) for the fiscal years ended June 30, 2006 and 2005, respectively, and 663,168 and 641,639 charged to the technical appraisal reserve for the fiscal years ended June 30, 2006 and 2005, respectively.

GLOBE METALES S.A. (FORMERLY STEIN FERROALEACIONES S.A.C.I.F.y A.)

Appendix III

ALLOWANCES AND RESERVES
Corresponding to the year ended on June 30, 2006
(presented comparatively with the fiscal year ended June 30, 2005)
(in Argentine pesos)

	Balances at				Balance at End of Year
	Beginning of Year		Increases	Decreases	2006	2005

Deducted from current assets
Accounts receivable
Allowance for doubtful accounts	82,472		—	—	82,472	82,472

Total	82,472				82,472	82,472

Included in non-current liabilities
Reserve for labor lawsuits	242,670	(1)	52,557	—	295,227	242,670
Reserve for contingencies	2,883,390	(2)	783,098	—	3,666,488	2,883,390

Subtotal	3,126,060		835,655	—	3,961,715	3,126,060

Total 2006	3,208,532		835,655		4,044,187

Total 2005	2,684,464	(3)	584,105	(60,037)		3,208,532

(1)	Included in other income and expenses.

(2)	Included 300,693 in other income and expenses and 482,405 in financial result — net

(3)	Included in financial result — net.

GLOBE METALES S.A. (FORMERLY STEIN FERROALEACIONES S.A.C.I.F.y A.)

Appendix IV

COST OF SALES
Corresponding to the year ended on June 30, 2006
(presented comparatively with the fiscal year ended June 30, 2005 and 2004)
(in Argentine pesos)

Items	2006	2005	2004

Inventory at the beginning of year (except advances to suppliers)	9,676,332	6,910,947	5,552,437
Purchases for the year	48,163,371	47,659,462	40,417,294
Production costs (Appendix VI)	30,245,042	26,552,859	21,888,513
Inventory at the end of year (except advances to suppliers)	(12,024,420)	(9,676,332)	(6,910,947)

Cost of sales	76,060,325	71,446,936	60,947,297

GLOBE METALES S.A. (FORMERLY STEIN FERROALEACIONES S.A.C.I.F.y A.)

Appendix V

ASSETS AND LIABILITIES IN FOREIGN CURRENCY
Corresponding to the year ended on June 30, 2006
(presented comparatively with the fiscal year ended June 30, 2005)

			Applicable
	Foreign		Exchange	Amount in Argentine pesos
Account	Currency	Amount	Rate	2006	2005

ASSETS
CURRENT ASSETS
Cash on hand and banks	US	$336,450	3.046	1,024,827	3,941,875
	Euros	403,586	3.892	1,570,755	676,711
	Chilean Pesos	6,333	0.006	38	—
	Reales	123	1.399	172	1,342
	Pounds	55,004	5.624	309,343	6,781

Subtotal				2,905,135	4,626,709

Investments	US	$75,427	3.046	229,750	110,924
	Euros	29,272	3.892	113,926	79,920

Subtotal				343,676	190,844

Trade receivables	US	$1,869,683	3.046	5,695,053	3,161,004
	Euros	274,296	3.897	1,068,932	1,255,429

Subtotal				6,763,985	4,416,433

Other receivables	US	$403,280	3.046	1,228,391	956,845
	Euros	9,370	3.892	36,468	41,472
	Pounds			—	2,728

Subtotal				1,264,859	1,001,045

Total current assets				11,277,655	10,235,031

NON-CURRENT ASSETS
Other receivables	US	$757,023	3.046	2,305,892	6,796,160
	Euros	51,585	3.892	200,768	—

Subtotal				2,506,660	6,796,160

Total non-current assets				2,506,660	6,796,160

Total assets				13,784,315	17,031,191

LIABILITIES
CURRENT LIABILITIES
Trade accounts payable	US	$819,703	3.086	2,529,603	1,484,239
	Euros	21,049	3.892	81,923	—

Subtotal				2,611,526	1,484,239

Bank and financial loans	US	$597,002	3.086	1,842,349	3,311,364

Total current liabilities				4,453,875	4,795,603

NON-CURRENT LIABILITIES
Bank and financial loans	US	$499,676	3.086	1,542,000	2,089,132

Total non-current liabilities				1,542,000	2,089,132

Total liabilities				5,995,875	6,884,735

GLOBE METALES S.A. (FORMERLY STEIN FERROALEACIONES S.A.C.I.F.y A)

Appendix VI

INFORMATION REQUIRED UNDER LAW ARTICLE 64, Inc. b) OF LAW No. 19.550
Corresponding to the year ended on June 30, 2006
(presented comparatively with the fiscal years ended June 30, 2005 and 2004)
(in Argentine pesos)

	2006
		Production	Selling	Administrative	Financial	Total	Total
Items	Total	Costs	Expenses	Expenses	Expenses	2005	2004

Fees	626,595	242,858	164,842	218,895	—	363,703	399,122
Salaries and wages	8,044,394	6,940,362	580,761	523,271	—	6,089,351	4,258,339
Social security payments	1,320,817	1,119,639	95,922	105,256	—	1,027,964	809,127
Other personnel benefits	1,088,905	1,014,308	20,572	54,025	—	1,074,915	688,780
Bank and financial interest	358,120	—	—	—	358,120	398,682	72,332
Fees and bank commissions	415,547	—	—	—	415,547	384,453	378,114
Supplier and other interest	1,303,022	—	—	—	1,303,022	1,172,845	415,632
Tax interest	282,882	—	—	—	282,882	2,297	170,973
Taxes, impositions, and contributions	1,134,821	55,550	338,485	8,284	732,502	1,074,530	953,363
Insurance	645,571	375,921	8,694	35,453	225,503	543,385	258,677
Electricity	10,724,660	10,718,740	3,263	2,657	—	8,182,459	5,975,432
Utilities	367,888	247,895	52,063	67,930	—	347,086	303,593
Maintenance, spares, and materials	3,061,501	3,040,510	3,416	17,575	—	3,792,471	4,451,206
Commissions	2,056,969	—	2,056,969	—	—	1,971,453	1,183,085
Mobility, travel allowances, and representation expenses	1,670,208	336,872	1,208,917	124,419	—	1,222,071	1,128,136
Third party services	2,440,671	2,235,583	175,386	29,702	—	2,861,739	1,629,736
Leases	393,073	307,099	—	85,974	—	324,476	130,148
Transport costs	6,597,963	375,312	6,222,651	—	—	7,160,113	6,209,868
Export expenses	2,980,761	—	2,980,761	—	—	3,885,154	3,056,225
Depreciation of fixed assets	2,820,065	2,808,838	6,946	4,281	—	2,668,097	2,285,686
Computer expenses	102,898	74,821	5,750	22,327	—	98,809	112,157
Postage and office supplies	142,860	63,602	40,946	38,312	—	133,094	113,275
Cleaning and gardening services	291,100	271,706	4,084	15,310	—	169,151	105,103
Others	676,886	15,426	574,708	86,752	—	100,610	133,838

Total 2006	49,548,177	30,245,042	14,545,136	1,440,423	3,317,576

Total 2005		26,552,859	14,467,711	1,204,386	2,823,952	45,048,908

Total 2004		21,888,513	10,418,592	1,138,530	1,776,312		35,221,947

SOLSIL, INC.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

JUNE 30, 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Solsil, Inc.
Beverly, Ohio

We have audited the accompanying balance sheet of Solsil, Inc. (a development stage company) as of June 30, 2007, and the related statements of operation, stockholders’ equity, and cash flows for the year then ended, and the period beginning March 29, 2006 (inception) and ended June 30, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Solsil, Inc. as of June 30, 2007 and the results of its operations and its cash flows for the year then ended, and the period beginning March 29, 2006 (inception) and ended June 30, 2007 in conformity with accounting principles generally accepted in the United States of America.

/s/  Hobe & Lucas
     Certified Public Accountants, Inc.

Hobe & Lucas
Certified Public Accountants, Inc.

Independence, Ohio
September 17, 2007, except for Note 9, as to which the date is June 25, 2008

SOLSIL, INC.
(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET
JUNE 30, 2007

ASSETS

2007

Current assets
Cash	$254,014
Accounts receivable	136,091
Inventory	942,842

Total current assets	1,332,947

Property, plant and equipment — at cost
Buildings	98,189
Equipment	6,383,158

6,481,347
Less: accumulated depreciation	337,051

Net property, plant and equipment	6,144,296

Total assets	$7,477,243

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$3,502,518
Deferred revenue	1,120,000

Total current liabilities	4,622,518

Stockholders’ Equity
8% cumulative voting series A preferred stock, $0.01 par value 275 shares authorized, -0- issued and outstanding	—
Common stock, $0.01 par value, 3,000 shares authorized, 1,457 shares issued and 1,447 shares outstanding	15
Additional paid-in capital	12,798,078
(Deficit) accumulated during development stage	(9,923,368)

2,874,725
Less: Treasury stock 10 common shares at cost	(20,000)

Total stockholders’ equity	2,854,725

Total liabilities and stockholders’ equity	$7,477,243

The accompanying notes are an integral part of these financial statements

SOLSIL, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATION
FOR THE YEAR ENDED JUNE 30, 2007, AND FOR THE PERIOD BEGINNING
MARCH 29, 2006 (INCEPTION) AND ENDED JUNE 30, 2007

		Inception
		through
	2007	June 30, 2007

Sales — net	$2,647,884	2,647,884

Cost of sales	8,998,478	11,332,980

Gross deficit — (net research and development)	(6,350,594)	(8,685,096)

Expenses
General and administrative expenses	1,399,051	2,186,256

Loss from operations	(7,749,645)	(10,871,352)

Other income
Interest income	154,479	167,984
Other income	780,000	780,000

	934,479	947,984

Net loss before provision for income taxes	(6,815,166)	(9,923,368)

Provision for income taxes	—	—

Net loss	$(6,815,166)	(9,923,368)

Loss per share	$(4,696.39)	Not applicable

The accompanying notes are an integral part of these financial statements

SOLSIL, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE YEAR ENDED JUNE 30, 2007 AND THE PERIOD BEGINNING MARCH 29, 2006
(INCEPTION) AND ENDED JUNE 30, 2007

		Issued
	Common	Common	Additional
	Stock	Stock	Paid-In	Accumulated Treasury
	Shares	Amount	Capital	(Deficit)	Stock	Total

Issuance of common stock	1,348.3900	$14	5,024,078	—	—	5,024,092
Purchase of treasury shares	—	—	—	—	(20,000)	(20,000)
Stock-based compensation expense	—	—	759,926	—	—	759,926
Net loss — June 30, 2006	—	—		(3,108,202)	—	(3,108,202)

Balance — June 30, 2006	1,348.3900	14	5,784,004	(3,108,202)	(20,000)	2,655,816
Issuance of common stock, Net of issuance costs of $43,379	108.2668	1	6,056,619	—	—	6,056,620
Stock-based compensation expense	—	—	957,455	—	—	957,455
Net loss — June 30, 2007	—	—		(6,815,166)	—	(6,815,166)

Balance — June 30, 2007	1,456.6568	$15	12,798,078	(9,923,368)	(20,000)	2,854,725

The accompanying notes are an integral part of these financial statements.

SOLSIL, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED JUNE 30, 2007 AND THE PERIOD BEGINNING MARCH 29, 2006
(INCEPTION) AND ENDED JUNE 30, 2007

		Inception
		through
	2007	June 30, 2007

Cash flows from operating activities
Net loss	$(6,815,166)	(9,923,368)

Adjustments to reconcile net (loss) to cash provided (used) by operating activities:
Stock based compensation	957,455	1,717,381
Depreciation	337,051	337,051
Increase in accounts receivable	(136,091)	(136,091)
Increase in inventory	(942,842)	(942,842)
Increase in accounts payable	850,519	3,502,518
Decrease in accrued expenses	(4,167)	—
Increase in deferred revenue	1,120,000	1,120,000

Net cash used in operating activities	(4,633,241)	(4,325,351)

Cash flows from investing activities
Purchase of property, plant and equipment	(5,183,852)	(6,481,347)

Net cash used in investing activities	(5,183,852)	(6,481,347)

Cash flows from financing activities
Proceeds from issuance of common stock	6,056,621	11,080,712
Purchase of treasury stock	—	(20,000)

Net cash provided by financing activities	6,056,621	11,060,712

Net (decrease) increase in cash	(3,760,472)	254,014

Cash and equivalents — beginning	4,014,486	—

Cash and equivalents — ending	$254,014	254,014

Supplemental schedule of cash flow information
Interest	$—	—

Income taxes	$—	—

The accompanying notes are an integral part of these financial statements

SOLSIL, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2007

NOTE 1 —	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant policies of Solsil, Inc., (hereinafter the “Company”), is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Nature of Operations

The Company is primarily engaged in the development of refined silicon to be used in the solar panel industry. The Company recognizes its revenues as required by Staff Accounting Bulletin No. 101 “Revenue Recognition in Financial Statements”. Revenue is only recognized on product sales once the product has been shipped to the customers (FOB Origin), and all other obligations have been met.

Accounts Receivable

The Company grants credit to its customers in the ordinary course of business. The Company provides for an allowance for uncollectible receivables based on prior experience. The allowance at June 30, 2007 was zero.

Inventories

Inventories are recorded at the lower of cost (first-in, first out) or market.

Research and Development

Research and development costs are charged to operations when incurred and are included in operating expenses. The amount charged in 2007 was $6,350,594.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Tax

In 2006, the Company was part of a controlled group with Globe Metallurgical, Inc. (GMI). As a result, surtax and minimum exemptions and expensing of depreciable assets were allocated among related parties. At June 30, 2006, 100% of the allocable items were allocated to GMI. As of July 1, 2006 the Company is no longer part of a controlled group. Deferred tax assets and liabilities are determined based on the difference between financial reporting and the tax basis of assets and liabilities, and are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse.

Development Stage Entity

The Company was incorporated in the state of Delaware on March 29, 2006. It is primarily engaged in the development and marketing of refined silicon to be used in the solar panel industry. Realization of a major

SOLSIL, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS — (Continued)
JUNE 30, 2007

portion of its assets is dependent upon the Company’s ability to successfully develop and market its products, meet its future financing requirements, and the success of future operations (see Note 9).

Concentrations of Risk

The Company’s cash is deposited in FDIC-insured banks. The funds are insured up to $100,000. Periodically the cash in the bank exceeds federally insured limits.

During 2007, 84% of sales were derived from two customers who are also related parties of the Company. Accounts receivable at June 30, 2007 were $136,091 from these customers.

Depreciation

Property, plant and equipment are stated at cost. The Company depreciates property, plant and equipment over its estimated useful lives on a straight-line basis. Useful lives of property, plant and equipment range between 7 to 10 years for equipment and 40 years for buildings.

Stock Options

The Company maintains the 2006 Non-Qualified Stock Plan (the plan). The plan provides for the granting of non-qualified stock options to select employees, officers, directors and consultants as an incentive to such eligible persons. There are 100 shares available for grant under the plan. Each option is exercisable as stated in the recipient’s employment agreement and expires ten years after the date of grant. Each option shall be at fair market value on the date of the grant. At June 30, 2006, 100 shares with exercise prices of $50,000 were outstanding of which 33 shares were exercisable. At June 30, 2007, 100 shares with exercise prices of $50,000 were outstanding of which 66 shares were exercisable.

A summary of option activity under the plans follows:

Weighted
	Number of	Average
	Shares Under	Exercise
	Option	Price

Outstanding at March 29, 2006 (Inception)	—	$—
Granted	100	50,000
Exercised	—	—
Cancelled	—	—

Outstanding at June 30, 2006	100	50,000
Granted	—	—
Exercised	—	—
Cancelled	—	—

Outstanding at June 30, 2007	100	$50,000

Exercisable shares at June 30, 2007	66	$50,000

In December 2004 the Financial Accounting Standards Board (“FASB”) issued FASB No. 123 (revised), Share-Based Payment, (“FASB 123(R)”). FASB 123(R) eliminates the alternative of using Accounting Principles Board’s Opinion No. 25, “Accounting for stock issued to employees” (“APB No. 25”) intrinsic

SOLSIL, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS — (Continued)
JUNE 30, 2007

value method of accounting that was provided in FASB 123 as originally issued. Under APB No. 25, issuing stock options to employees generally resulted in recognition of no compensation cost. FASB No. 123(R) requires entities to recognize the cost of services received in exchange for awards of equity instruments based on the grant-date fair value of these awards (with limited exceptions.). The Company has incurred an additional $957,455 of compensation cost in 2007.

The fair value for the stock was estimated at the date of grant using a Black-Scholes option pricing model with the following assumptions for all options granted: a risk free interest rate of 5.07%, expected life of the options of six years, no expected dividend yield and a volatility factor of 63%.

Shipping and Handling Costs

Shipping and handling costs are included in the cost of sales.

NOTE 2 —	INVENTORIES

Inventories at June 30, 2007 consists of:

Finished goods	$141,484
Work in process	15,635
Raw materials	785,723

$942,842

NOTE 3 —	FAIR VALUE OF FINANCIAL STATEMENTS

The carrying amount of cash, accounts receivable and liabilities approximates the fair value reported on the balance sheet.

NOTE 4 —	INCOME TAXES

The sources of loss from continuing operations before income taxes for the year ended June 30, 2007 were generated completely from its U.S. operations in the amount of $(6,815,166).

Income taxes for the period ended June 30 are as follows:

2007

Current	$—
Deferred	—

$—

The significant reconciling items between the income tax charge stated and the amount of income tax charge that would result from applying the U.S. domestic federal statutory tax rate of 34% is a valuation allowance against deferred tax assets.

2007

Federal tax rate	(34.0)%
Increase in valuation allowance	34.0%

Effective tax rate	—

SOLSIL, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS — (Continued)
JUNE 30, 2007

The Company’s deferred tax assets and liabilities at June 30 consist of:

2007

Deferred tax assets:
Net operating losses and carryforwards	$2,900,000
Stock based compensation	584,000
Research and development credits	236,800

3,720,800
Deferred tax liabilities:
Property, plant and equipment	(196,300)

Valuation allowance	(3,524,500)

Net deferred taxes	$—

Deferred taxes are provided for the difference between the book and tax basis of assets and liabilities recorded for financial statement and income tax reporting purposes. Principal differences relate to depreciation methods of property, plant and equipment, net operating loss carryforwards and research and development credits.

During 2007, the valuation allowance increased by $2,311,500.

At June 30, 2007 the Company has approximately $8,535,000 of net operating loss carryforwards expiring in 2026 and 2027.

The Company has approximately $236,000 of research and development tax credit carryforwards expiring in 2026.

NOTE 5 —	STOCKHOLDERS’ EQUITY

Preferred Stock

Each share of the series A convertible preferred stock is convertible into common shares based on the original issue price plus accrued dividends divided by $48,804.89. Preferred shares are entitled to cumulative dividends at a rate of 9.5% if paid by additional preferred shares or 8% if paid by cash. In the event no cash dividends are paid prior to June 30, 2009 the cumulative dividends rate becomes 12%. The preferred shares are to be redeemed anytime on or after July 3, 2012 with the vote of 75% of the preferred shares for the original issue price plus accrued dividends. Please see the cancellation of preferred shares in subsequent event footnote 9.

Board of Directors

The Company’s Board of Directors consists of six individuals, four elected by common shareholders including one designated by a specific shareholder and two elected by preferred shareholders, both of which are designated by two specific preferred shareholders.

SOLSIL, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS — (Continued)
JUNE 30, 2007

NOTE 6 —	LOSS PER SHARE

Basic loss per common share is based on net loss divided by the weighted average number of common shares outstanding for the year ended June 30, 2007. There is no dilutive effect of basic earnings per share.

June 30,
2007

Net loss	$(6,815,166)
Weighted average common shares	1,451.15

Loss per share — basic and diluted	$(4,696.39)

NOTE — 7 OPERATING SEGMENT

The Company operates in one reportable segment, silicon metal.

NOTE 8 —	RELATED PARTY TRANSACTIONS

Related Party Sales

During 2007, 84% of sales were derived from two customers who are also related parties of the Company. Accounts receivable at June 30, 2007 were $136,091 from these customers.

Sales Agreement

In July 2006 the Company entered into an agreement with a shareholder to supply solar grade silicon through September 2011. The agreement calls for a fee of $3,900,000 of which $1,900,000 was received as of June 30, 2007, with $2,000,000 due upon completion of specific terms. Revenue recognized from this agreement was $780,000 in 2007, with $1,120,000 of deferred revenue at June 30, 2007. The agreement has a three-year renewal option. The agreement provides that the Company supply at a fixed price, at least 300 and up to 700 metric tons annually to be used solely in the shareholder’s production process. The sales price per kilogram under this agreement is independent of the Company’s actual cost of production. Sales to this customer were $1,066,028 in 2007. See note 9 regarding subsequent replacement of this agreement.

GMI Agreements

The Company purchased assets for manufacturing refined silicon from GMI, a related party, during the period beginning March 29, 2006 and ending June 30, 2006. The price paid included reimbursement of administrative expenses and other costs amounting to $2,509,910, plus 8% interest, calculated on an annual basis, beginning March 31, 2006. The interest was $32,872 during the June 30, 2006 fiscal year. Additionally, the Company entered into a supply agreement, operating and facility site lease with GMI. There was no activity under the supply agreement during the year. The site lease began July 1, 2006. Accounts payable to this related party were $1,757,481 at June 30, 2007 and are included in accounts payable. Additionally, in 2007, the Company purchased additional assets from this related party in the amount of $224,978.

Supply Agreement

The supply agreement with GMI expires in December 2026 with a ten-year renewal option. The agreement calls for GMI to provide “S-1” metallurgical grade silicon at the greater of GMI’s direct cost plus 15% or the mean price of the bid and ask prices in Ryan’s Notes the week prior to delivery. Purchases from GMI were $2,198,655 in 2007.

SOLSIL, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS — (Continued)
JUNE 30, 2007

Operating Agreement

Under the agreement, GMI is to provide administrative and operating services. The Company shall reimburse GMI for its direct cost plus 5%. Expenses related to this agreement were $3,006,564 in 2007.

Facility Site Lease

The facility site lease expires June 2026 with two ten-year renewal options. Rent is payable in monthly installments of $6,250. Rent expense was $75,000 for 2007.

NOTE 9 —	SUBSEQUENT EVENTS

On July 1, 2007, the Company determined that they were no longer a development stage company since they have effectively brought their upgraded metallurgical grade silicon product to market.

In July 2007, the Company entered an agreement to issue up to 225.3863 of its Series A 8% cumulative convertible Preferred Stock (Preferred Shares) at $48,805 per share. On February 29, 2008, pursuant to the merger agreement with Globe Specialty Metals, Inc. (GSM), each of the Company’s Preferred Shares issued and outstanding on February 28, 2008 were converted into 6,058.543 shares of GSM’s stock in exchange for all obligations due to the preferred stockholders of record on February 28, 2008.

In July 2007 the Company issued 81.9588 preferred shares in exchange for $4,000,000.

In October 2007 the Company obtained $3,000,000 short term financing from related parties and existing investors. The paid in kind interest is to be capitalized as principal outstanding on these notes. The interest rate is the sum of the LIBOR rate plus 3%. The financing maturity date is October 24, 2008.

On February 29, 2008, 81% of Solsil stock was acquired by Globe Specialty Metals, Inc. (GSM). Based on the terms of the acquisition agreement, GSM will issue 5,628,657 new shares of common stock to shareholders and option holders of Solsil in exchange for the approximate 81% interest in Solsil. The estimated purchase price for Solsil was $75.7 million.

On April 24, 2008, the Company and Globe Metallurgical, Inc. signed an agreement with BP Solar International, Inc. for the sale of solar grade silicon from Solsil to BP Solar on a take or pay basis. BP Solar will also deploy certain existing BP Solar silicon technology at Solsil’s facility and will jointly develop new technology to enhance Solsil’s proprietary upgraded solar silicon metallurgical process.

As discussed in Note 8 (Related Party Transactions), the Company entered into an agreement with a shareholder to supply solar grade silicon through September 2011. Effective January 1, 2008, this agreement was replaced with a new agreement extending through December 31, 2012. The selling price per kilogram under the new agreement is the lower of the Company’s fully loaded costs, as defined in the agreement, plus an applicable profit margin or a fixed price specified in the agreement. The fixed price decreases on an annual basis through calendar year 2012.

SOLSIL, INC.

FINANCIAL STATEMENTS

(UNAUDITED)

SOLSIL, INC.
(A DEVELOPMENT STAGE COMPANY THROUGH JUNE 30, 2007)
BALANCE SHEETS
DECEMBER 31, 2007 AND JUNE 30, 2007

	December 31,	June 30,
	2007	2007
	(UNAUDITED)

ASSETS
Current assets
Cash	$727,126	254,014
Accounts receivable	989,913	136,091
Prepaid expenses	40,431	—
Inventory	909,584	942,842

Total current assets	2,667,054	1,332,947

Property, plant and equipment — at cost
Buildings	98,189	98,189
Equipment	6,493,001	6,383,158
Construction in progress	616,570	—

	7,207,760	6,481,347
Less: Accumulated depreciation	676,036	337,051

Net property, plant and equipment	6,531,724	6,144,296

Total assets	$9,198,778	7,477,243

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$2,559,290	3,502,518
Notes payable	3,000,000	—
Accrued expenses	40,194	—
Deferred revenue	730,000	1,120,000

Total current liabilities	6,329,484	4,622,518

Stockholders’ equity
8% cumulative voting series A preferred stock, $0.01 par value, 275 shares authorized, 82 shares issued and outstanding at December 31, 2007; -0- shares issued and outstanding at June 30, 2007	1	—
Common stock, $0.01 par value, 3,000 shares authorized, 1,457 shares issued and 1,447 shares outstanding	15	15
Additional paid-in capital	16,910,898	12,798,078
Accumulated deficit	(4,098,252)	—
Deficit accumulated during development stage	(9,923,368)	(9,923,368)

	2,889,294	2,874,725
Less: Treasury stock, 10 common shares at cost	(20,000)	(20,000)

Total stockholders’ equity	2,869,294	2,854,725

Total liabilities and stockholders’ equity	$9,198,778	7,477,243

The accompanying notes are an integral part of these financial statements

SOLSIL, INC.
(A DEVELOPMENT STAGE COMPANY THROUGH JUNE 30, 2007)
STATEMENTS OF OPERATION
FOR THE SIX MONTHS ENDED DECEMBER 31, 2007
AND 2006
AND FOR THE PERIOD BEGINNING MARCH 29, 2006 (INCEPTION) AND
ENDED JUNE 30, 2007
(UNAUDITED)

			Inception to
	December 31,		June 30,
	2007	2006	2007

Net sales	$4,241,050	905,160	2,647,884
Cost of sales	8,139,315	3,813,968	11,332,980

Gross deficit	(3,898,265)	(2,908,808)	(8,685,096)
General and administrative expenses	624,109	669,306	2,186,256

Loss from operations	(4,522,374)	(3,578,114)	(10,871,352)

Other income
Interest income	34,122	95,656	167,984
Other income	390,000	—	780,000

	424,122	95,656	947,984

Net loss before provision for income taxes	(4,098,252)	(3,482,458)	(9,923,368)
Provision for income taxes	—	—	—

Net loss	$(4,098,252)	(3,482,458)	(9,923,368)

Net loss per share: basic and diluted	$(2,813.46)	(2,408.79)	Not applicable

The accompanying notes are an integral part of these financial statements

SOLSIL, INC.
(A DEVELOPMENT STAGE COMPANY THROUGH JUNE 30, 2007)
STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE SIX MONTHS ENDED DECEMBER 31, 2007
(UNAUDITED)

	Common
	Stock	Issued	Issued
	and	Common	Preferred	Additional
	Preferred Stock	Stock	Stock	Paid-In	Accumulated	Treasury
	Shares	Amount	Amount	Capital	Deficit	Stock	Total
	(Unaudited)

Balance — June 30, 2007	1,456.6568	$15	—	12,798,078	(9,923,368)	(20,000)	2,854,725
Issuance of preferred stock	81.9588	—	1	3,999,990	—	—	3,999,991
Syndication costs	—	—	—	(42,053)	—	—	(42,053)
Stock based compensation	—	—	—	154,883	—	—	154,883
Net loss — December 31, 2007	—	—	—	—	(4,098,252)	—	(4,098,252)

Balance — December 31, 2007	1,538.6156	$15	1	16,910,898	(14,021,620)	(20,000)	2,869,294

The accompanying notes are an integral part of these financial statements

SOLSIL, INC.
(A DEVELOPMENT STAGE COMPANY THROUGH JUNE 30, 2007)
STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED DECEMBER 31, 2007 AND 2006
AND FOR THE PERIOD BEGINNING MARCH 29, 2006 (INCEPTION) AND
ENDED JUNE 30, 2007
(UNAUDITED)

			Inception to
	December 31,		June 30,
	2007	2006	2007

Cash flows from operating activities
Net loss	$(4,098,252)	(3,482,458)	(9,923,368)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Stock based compensation	154,883	478,728	1,717,381
Depreciation expense	338,985	168,526	337,051
Increase in accounts receivable	(853,822)	(470,046)	(136,091)
(Increase) decrease in inventory	33,258	(447,218)	(942,842)
Increase in prepaid expense	(40,431)	(82,231)	—
Increase (decrease) in accounts payable	(943,228)	20,656	3,502,518
Increase (decrease) in accrued expenses	40,194	(4,167)	—
Increase (decrease) in deferred revenue	(390,000)	—	1,120,000

Net cash used in operating activities	(5,758,413)	(3,818,210)	(4,325,351)

Cash flows from investing activities
Purchase of property, plant and equipment	(726,413)	(3,618,073)	(6,481,347)

Net cash used in investing activities	(726,413)	(3,618,073)	(6,481,347)

Cash flows from financing activities
Proceeds from issuance of common stock	—	6,100,002	11,080,712
Payments of syndication costs	(42,052)	(43,379)	—
Purchase of treasury stock	—	—	(20,000)
Proceeds from preferred stock issue	3,999,990	—	—
Proceeds from notes payable	3,000,000	—	—

Net cash provided by financing activities	6,957,938	6,056,623	11,060,712

Net (decrease) increase in cash	473,112	(1,379,660)	254,014
Cash and equivalents — beginning	254,014	4,014,485	—

Cash and equivalents — ending	$727,126	2,634,825	254,014

Supplemental schedule of cash flow information
Interest	$—	—	—

Income taxes	$—	—	—

The accompanying notes are an integral part of these financial statements

SOLSIL, INC.
(A DEVELOPMENT STAGE COMPANY THROUGH JUNE 30, 2007)
NOTES TO THE FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 1 —	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant policies of Solsil, Inc., (hereinafter the “Company” or “Solsil”), is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Nature of Operations

The Company is primarily engaged in the development of refined silicon to be used in the solar panel industry. The Company recognizes its revenues as required by Staff Accounting Bulletin No. 101 “Revenue Recognition in Financial Statements”. Revenue is only recognized on product sales once the product has been shipped to the customers (FOB origin), and all other obligations have been met.

Accounts Receivable

The Company grants credit to its customers in the ordinary course of business. The Company provides for an allowance for uncollectible receivables based on prior experience. There was no allowance for uncollectible receivables at December 31, 2007 and June 30, 2007.

Inventories

Inventories are recorded at the lower of cost (first-in, first-out) or market.

Research and Development

Research and development costs are charged to operations when incurred and are included in operating expenses. The amounts charged in during the six months ended December 31, 2007 and 2006 were $3,898,265 and $2,908,808, respectively.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Tax

In 2006, the Company was part of a controlled group with Globe Metallurgical, Inc. (GMI). As a result, surtax and minimum exemptions and expensing of depreciable assets were allocated among related parties. At June 30, 2006, 100% of the allocable items were allocated to GMI. As of July 1, 2006 the Company was no longer part of a controlled group. Deferred tax assets and liabilities are determined based on the difference between financial reporting and the tax basis of assets and liabilities, and are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse.

Development Stage Entity

The Company was incorporated in the state of Delaware on March 29, 2006. It is primarily engaged in the development and marketing of refined silicon to be used in the solar panel industry. The Company’s ability

SOLSIL, INC.
(A DEVELOPMENT STAGE COMPANY THROUGH JUNE 30, 2007)
NOTES TO THE FINANCIAL STATEMENTS — (Continued)
(UNAUDITED)

to successfully develop and market its products, meet its future financing requirements, are conditions for the success of future operations. On July 1, 2007, the Company determined that they were no longer a developmental stage company since it effectively brought its upgraded metallurgical grade silicon product to market.

Concentrations of Risk

The Company’s cash is deposited in FDIC-insured banks. The funds are insured up to $100,000. Periodically, the cash balances in the bank exceed federally insured limits.

During the six months ended December 31, 2007, 88% of sales were derived from two customers who are also related parties of the Company. Accounts receivable at December 31, 2007 were $966,247 from these customers. During the six months ended December 31, 2006, 91% of sales were derived from two customers who are also related parties of the Company. Accounts receivable at June 30, 2007 were $136,091 from these customers.

Depreciation

Property, plant and equipment are stated at cost. The Company depreciates property, plant and equipment over its estimated useful lives on a straight-line basis. Useful lives of property, plant and equipment range between 7 to 10 years for equipment and 40 years for buildings.

Stock Options

The Company maintains the 2006 Non-Qualified Stock Plan (the Plan). The Plan provides for the granting of non-qualified stock options to select employees, officers, directors and consultants as an incentive to such eligible persons. There are 100 shares available for grant under the Plan. Each option is exercisable as stated in the recipient’s employment agreement and expires ten years after the date of grant. Each option shall be at fair market value on the date of the grant. At December 31, 2006, 100 shares with exercise prices of $50,000 were outstanding of which 50 shares were exercisable. At December 31, 2007, 100 shares with exercise prices of $50,000 were outstanding of which 83 shares were exercisable.

A summary of option activity under the plans follows:

		Weighted
	Number of	Average
	Shares Under	Exercise
	Option	Price

Outstanding at June 30, 2007	100	$50,000
Granted	—	—
Exercised	—	—
Cancelled	—	—

Outstanding at December 31, 2007	100	$50,000

Exercisable shares at June 30, 2007	66	$50,000

Exercisable shares at December 31, 2007	83	$50,000

In December 2004, the Financial Accounting Standards Board (“FASB”) issued FASB No. 123 (revised), Share-Based Payment, (“FASB 123(R)”). FASB 123(R) eliminates the alternative of using Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB No. 25”) intrinsic value method of accounting that was provided in FASB 123 as originally issued. Under APB No. 25, issuing stock

SOLSIL, INC.
(A DEVELOPMENT STAGE COMPANY THROUGH JUNE 30, 2007)
NOTES TO THE FINANCIAL STATEMENTS — (Continued)
(UNAUDITED)

options to employees generally resulted in recognition of no compensation cost. FASB No. 123(R) requires entities to recognize the cost of services received in exchange for awards of equity instruments based on the grant-date fair value of these awards (with limited exceptions.). The Company has incurred $154,833 and $478,728 of stock-based compensation expense for the six months ended December 31, 2007 and 2006, respectively.

The fair value for the stock options was estimated at the date of grant using a Black-Scholes option pricing model with the following assumptions for all options granted: a risk free interest rate of 5.07%, expected life of the options of six years, no expected dividend yield and a volatility factor of 63%.

Shipping and Handling Costs

Shipping and handling costs are included in the cost of sales.

NOTE 2 —	INVENTORIES

Inventories at December 31, 2007 and June 30, 2007 consists of the following:

	December 31,	June 30,
	2007	2007

Finished goods	$104,332	$141,484
Work in process	89,507	15,635
Raw materials and supplies	715,745	785,723

	$909,584	$942,842

NOTE 3 —	FAIR VALUE OF FINANCIAL STATEMENTS

The carrying amount of cash, accounts receivable and liabilities approximates the fair value reported on the balance sheet.

NOTE 4 —	INCOME TAXES

The sources of loss from continuing operations before income taxes for the six months ended December 31, 2007 and December 31, 2006 were generated completely from the Company’s U.S. operations in the amount of $(4,098,252) and $(3,482,458), respectively.

Income taxes for the six month periods ended December 31, are as follows:

	2007	2006

Current	$—	$—
Deferred	—	—

	$—	$—

SOLSIL, INC.
(A DEVELOPMENT STAGE COMPANY THROUGH JUNE 30, 2007)
NOTES TO THE FINANCIAL STATEMENTS — (Continued)
(UNAUDITED)

The Company’s deferred tax assets and liabilities at December 31, 2007 and June 30, 2007 consist of:

	December 31,	June 30,
	2007	2007

Deferred tax assets:
Net operating losses and carryforwards	$4,398,000	2,900,000
Stock based compensation	636,600	584,000
Research and development credits	236,800	236,800

	5,271,400	3,720,800
Deferred tax liabilities:
Property, plant and equipment	(348,400)	(196,300)

Valuation allowance	(4,923,000)	(3,524,500)

Net deferred taxes	$—	—

Deferred taxes are provided for the difference between the book and tax basis of assets and liabilities recorded for financial statement and income tax reporting purposes. Principal differences relate to depreciation methods of property, plant and equipment, net operating loss carryforwards and research and development credits.

The significant reconciling items between the income tax charge stated and the amount of income tax charge that would result from applying the US domestic federal statutory rate of 34% is a valuation allowance against deferred tax assets.

	December 31,
	2007	2006

Federal tax rate	(34.0)%	(34.0)
Increase in valuation allowance	34.0	34.0

Effective tax rate	—%	—

At December 31, 2007 the Company has approximately $12,935,000 of net operating loss carry forwards expiring in 2026 and 2027. At December 31, 2007, the Company had $236,000 of research and development tax credit carryforwards expiring in 2026.

NOTE 5 — STOCKHOLDERS’ EQUITY

Preferred Stock

Each share of the series A convertible preferred stock is convertible into common shares based on the original issue price plus accrued dividends divided by $48,804.89. Preferred shares are entitled to cumulative dividends at a rate of 9.5% if paid by additional preferred shares or 8% if paid by cash. In the event no cash dividends are paid prior to June 30, 2009, the cumulative dividends rate becomes 12%. On February 29, 2008, pursuant to the merger agreement with Globe Specialty Metals, Inc. (GSM), each of the Company’s preferred shares issued and outstanding on February 28, 2008 were converted into 6,058.543 shares of GSM’s stock in exchange of all the obligations due to the preferred stockholder.

SOLSIL, INC.
(A DEVELOPMENT STAGE COMPANY THROUGH JUNE 30, 2007)
NOTES TO THE FINANCIAL STATEMENTS — (Continued)
(UNAUDITED)

Board of Directors

The Company’s Board of Directors consists of six individuals, four elected by common shareholders including one designated by a specific shareholder and two elected by preferred shareholders, both of which are designated by two specific preferred shareholders.

NOTE 6 — LOSS PER SHARE

Basic loss per common share is based on net loss divided by the weighted average number of common shares outstanding for the six months ended December 31, 2007 and December 31, 2006. There is no dilutive effect on basic earnings per share.

	December 31,
	2007	2006

Net loss	$(4,098,252)	(3,482,458)
Weighted average common shares	1,456.66	1,445.73

Net loss per share — basic and diluted	$(2,813.46)	(2,408.79)

NOTE 7 — RELATED PARTY TRANSACTIONS

Related Party Sales

During the six months ended December 31, 2007 and 2006, 88% and 91% of sales, respectively were derived from two customers who are also related parties of the Company. Accounts receivable from these customers at December 31, 2007 and 2006 were $966,247 and $823,526, respectively.

Sales Agreement

In July 2006 the Company entered into an agreement with a shareholder to supply solar grade silicon through September 2011. The agreement calls for a fee of $3,900,000 of which $1,900,000 was received during 2007, with $2,000,000 due upon completion of specific terms. Revenue recognized from this agreement was $390,000 in 2007, with $730,000 of deferred revenue at December 31, 2007. The agreement has a three-year renewal option. The agreement provides that the Company supply at least 300 and up to 700 metric tons annually to be used solely in the shareholder’s production process. The sales price per kilogram under this agreement is independent of the Company’s actual cost of production. Sales to this customer were $2,413,830 and $177,208 for the six months ended December 31, 2007 and 2006, respectively. See note 10 regarding subsequent replacement of this agreement.

GMI Agreements

The Company purchased assets for manufacturing refined silicon from GMI, a related party, during the period beginning March 29, 2006 and ending June 30, 2006. The price paid included reimbursement of administrative expenses and other costs, amounting to $2,509,910, plus 8% interest, calculated on an annual basis, beginning March 31, 2006. The interest was $0 and $49,958 during the six months ended December 31, 2007 and 2006, respectively. Additionally, the Company entered into a supply agreement (see below), operating and facility site lease with GMI. The site lease began July 1, 2006. Accounts payable to this related party were $962,227 and $804,080 at December 31, 2007 and 2006, respectively and are included in accounts payable.

SOLSIL, INC.
(A DEVELOPMENT STAGE COMPANY THROUGH JUNE 30, 2007)
NOTES TO THE FINANCIAL STATEMENTS — (Continued)
(UNAUDITED)

Supply Agreement

The supply agreement with GMI expires in December 2026 with a ten-year renewal option. The agreement calls for GMI to provide “S-1” metallurgical grade silicon at the greater of GMI’s direct cost plus 15% or the mean price of the bid and ask prices in Ryan’s Notes the week prior to delivery. Purchases from GMI were $1,928,018 and $976,364 for the six months ended December 31, 2007 and 2006, respectively.

Operating Agreement

Under the agreement, GMI is to provide administrative and operating services. The Company shall reimburse GMI for its direct costs plus 5%. Expenses related to this agreement were $3,006,564 and $1,754,106 for the six months ended December 31, 2007 and 2006, respectively.

Facility Site Lease

The facility site lease expires June 2026 with two ten-year renewal options. Rent is payable in monthly installments of $6,250. Rent expense was $38,403 for the six months ended December 31, 2007 and $37,500 for the six months ended December 31, 2006.

NOTE 8 —	BUSINESS SEGMENTS

The Company operates in one reportable segment, silicon metal.

NOTE 9 —	NOTES PAYABLE

On October 24, 2007, the Company obtained a $3,000,000 short-term financing from related parties at a variable interest rate per annum equal to the sum of the LIBOR rate plus 3%. The paid in kind interest is to be capitalized quarterly as principal outstanding on these notes. These notes mature on October 24, 2008 and are secured by all assets and properties of the Company.

NOTE 10 —	SUBSEQUENT EVENTS

On February 29, 2008, approximately 81% of Solsil stock was acquired by Globe Specialty Metals, Inc. (GSM). Based on the terms of the acquisition agreement, GSM issued 5,628,657 new shares of GSM’s common stock to shareholders and option holders of Solsil in exchange for the approximate 81% interest in Solsil. The estimated purchase price for the 81% interest in Solsil is $75.7 million.

On April 24, 2008, Solsil, Inc. and Globe Metallurgical, Inc. signed an agreement with BP Solar International Inc. for the sale of solar grade silicon. The Company said BP Solar and Solsil will also deploy certain existing BP Solar silicon technology at Solsil’s facility and will jointly develop new technology to enhance Solsil’s proprietary upgraded solar silicon metallurgical process.

As discussed in Note 7 (Related Party Transactions), the Company entered into an agreement with a shareholder to supply solar grade silicon through September 2011. Effective January 1, 2008, this agreement was replaced with a new agreement extending through December 31, 2012. The selling price per kilogram under the new agreement is the lower of the Company’s fully loaded costs, as defined in the agreement, plus an applicable profit margin or a fixed price specified in the agreement. The fixed price decreases on an annual basis through calendar year 2012.